Exhibit 10.46

DATED April 15, 2008

BST SAFETY TEXTILES ACQUISITION GMBH

arranged by

GOLDMAN SACHS CREDIT PARTNERS L.P.

and

UBS SECURITIES LLC

as Mandated Lead Arrangers

with

GOLDMAN SACHS CREDIT PARTNERS L.P.

acting as Priority Agent

UBS AG, STAMFORD BRANCH

acting as Second Lien Agent

and

GOLDMAN SACHS CREDIT PARTNERS L.P.

acting as Security Agent

AMENDMENT AND RESTATEMENT

AGREEMENT

relating to a €155,000,000 Term and

Revolving Facilities Agreement

and the Intercreditor Deed

TABLE OF CONTENTS

		Page

1.	DEFINITIONS AND INTERPRETATION	1

2.	CONDITIONS TO THE AMENDMENTS	2

3.	AMENDMENT AND RESTATEMENT OF THE CREDIT AGREEMENT AND THE INTERCREDITOR DEED	3

4.	MISCELLANEOUS	3

5.	GUARANTEE	3

6.	SECURITY	4

7.	BORROWER ACCESSION	4

8.	GOVERNING LAW	4

SCHEDULE 1	THE BORROWERS AND THE GUARANTORS

SCHEDULE 2	CONDITIONS PRECEDENT

ANNEX A	AMENDED AND RESTATED CREDIT AGREEMENT

ANNEX B	AMENDED AND RESTATED INTERCREDITOR DEED

DATED April 15, 2008

PARTIES

(1)	BST U.S. HOLDINGS, LLC, a company duly incorporated and validly existing under the laws of the State of Delaware having its principal place of business at 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, Delaware 19808, the United States of America (the “Parent”);

(2)	BST SAFETY TEXTILES ACQUISITION GMBH, a limited liability company duly incorporated and validly existing under the laws of the Federal Republic of Germany having its corporate seat in Freiburg i.Br. and which is registered in the Commercial Register in Freiburg i.Br. under registration number HRB 702044 (the “Original Borrower”);

(3)	THE COMPANIES listed in Schedule 1 (Borrowers and Guarantors) as revolving borrowers (the “Revolving Borrowers”);

(4)	THE COMPANIES listed in Schedule 1 (Borrowers and Guarantors) as guarantors (the “Guarantors”);

(5)	GOLDMAN SACHS CREDIT PARTNERS L.P. and UBS SECURITIES LLC as mandated lead arrangers (the “Mandated Lead Arrangers”);

(6)	GOLDMAN SACHS CREDIT PARTNERS L.P. acting on behalf of the Priority Lenders and as agent of the other Priority Finance Parties (the “Priority Agent”);

(7)	UBS AG, STAMFORD BRANCH acting on behalf of the Second Lien Lenders and as agent of the other Second Lien Finance Parties (the “Second Lien Agent” and together with the Priority Agent the “Agents”);

(8)	GOLDMAN SACHS CREDIT PARTNERS L.P. as security agent for the Secured Parties (the “Security Agent”); and

(9)	EACH LENDER listed in the signature pages to this Agreement as a Lender.

RECITALS

(A)	The Parties have entered into a term and revolving facility agreement dated 8 December, 2006 (as amended on 1 April 2007, 11 June 2007 and 16 November 2007) (the “Credit Agreement”) pursuant to which the Original Lenders made Loans to the Borrowers.

(B)	The Parties have agreed to amend and restate the Credit Agreement and the Intercreditor Deed on the terms of this Agreement.

OPERATIVE PROVISIONS

1.	DEFINITIONS AND INTERPRETATION

In this Agreement:

(a)	“Amended and Restated Credit Agreement” means the form of amended and restated credit agreement set out in Annex A to this Agreement;

(b)	“Amended and Restated Intercreditor Deed” means the form of amended and restated intercreditor deed set out in Annex B to this Agreement;

(c)	terms defined in the Amended and Restated Credit Agreement have the same meanings when used in this Agreement unless the context requires otherwise;

(d)	the provisions of Clause 1.2 (Construction) of the Amended and Restated Credit Agreement apply to this Agreement as though they were set out in full in this Agreement except that references to the Amended and Restated Credit Agreement are to be construed as references to this Agreement; and

(e)	the Parties intend that this Agreement shall take effect as a deed notwithstanding that a party may execute it underhand.

2.	CONDITIONS TO THE AMENDMENTS

2.1	Initial conditions

The amendments contained in this Agreement shall only be effective upon receipt by the Agents of all of the documents and other evidence listed in Schedule 2 (Conditions Precedent). The Agents shall notify the Parent and the Lenders promptly upon satisfactory receipt with such date of notification being the “Effective Date”.

2.2	Further conditions

Each Obligor confirms that on the date of this Agreement and as of the Effective Date:

(a)	no Default or Event of Default is continuing;

(b)	all the Repeating Representations are true;

(c)	that the Realignment Information Package is in compliance with Clause 25.4(b) of the Amended and Restated Credit Agreement and is not misleading in any material respect;

(d)	that the documents and evidence delivered to the Agents in respect of paragraph 3 of Schedule 2 (Conditions Precedent):

(i)	comprise all of the material credit documents (including any amendments to them) to which ASCI or any Subsidiary of ASCI may be party and are true, accurate and complete copies of such credit documents; and

(ii)	the terms of such credit documents do not require any payment (whether in cash or kind) to be paid by any member of BST Group (both before and after the Realignment Completion Date and including Narricot (or its successor or entities)) to the financiers under or in connection with those documents;

(e)	that the documents and evidence delivered to the Agents in respect of the implementation of Steps 1 to 4 in respect of paragraph 5 of Schedule 2 (Conditions Precedent) comprise all of the documents necessary to implement Steps 1 to 4 and are true, accurate and complete copies of such documents; and

(f)	the group structure chart delivered to the Agents in respect of paragraph 9 of Schedule 2 (Conditions Precedent) shows each member of the BST Group after the Realignment Completion Date and is true, complete and accurate in all material respects.

3.	AMENDMENT AND RESTATEMENT OF THE CREDIT AGREEMENT AND THE INTERCREDITOR DEED

The Parties agree that with effect from the Effective Date, the Credit Agreement and the Intercreditor Deed shall be amended and restated in the form of the Amended and Restated Credit Agreement and the Amended and Restated Intercreditor Deed respectively.

4.	MISCELLANEOUS

4.1	The provisions of Clauses 41 (Counterparts) and 43 (Enforcement) of the Amended and Restated Credit Agreement apply to this Agreement as though they were set out in full in this Agreement except that references to the Amended and Restated Credit Agreement are to be construed as references to this Agreement.

4.2	This Agreement is a Finance Document.

4.3	Except as otherwise provided in this Agreement, the Finance Documents remain in full force and effect.

4.4	Except to the extent expressly waived in this Agreement, no waiver is given by this Agreement, and the Lenders expressly reserve all their rights and remedies in respect of any breach of, or other Default under, the Finance Documents.

4.5	This Agreement only takes effect upon execution by all the Parties stated in the signature pages to this Agreement.

4.6	With effect from the date that the Majority Lenders have consented to the terms of this Agreement, the references to “14 April 2008” in paragraphs 5(a) and 6(a)(ii) of the Waiver Letter shall be replaced by “15 April 2008”.

4.7	Except in relation to the waivers granted pursuant to paragraph 2 and except in respect of paragraph 12 of the Waiver Letter, the Waiver Letter and each amendment thereof shall terminate with effect from the Effective Date.

5.	GUARANTEE

On the Effective Date, each Obligor:

(a)	confirms its acceptance of the Credit Agreement and the Intercreditor Deed (as amended by this Agreement);

(b)	agrees that it is bound as an Obligor by the terms of the Credit Agreement and the Intercreditor Deed (as amended by this Agreement); and

(c)	(if a Guarantor) confirms that its guarantee:

(i)	continues in full force and effect on the terms of the Credit Agreement as amended and any Accession Letter applicable to that Guarantor; and

(ii)	extends to the obligations of the Obligors under the Finance Documents (including the Credit Agreement as amended by this Agreement),

in each case, subject to any limitations set out in Clauses 23.10 (Guarantee Limitations applicable to German Guarantors), 23.11 (Guarantee Limitations applicable to U.S. Obligors), 23.12 (Guarantee Limitations applicable to Czech

Guarantors) and 23.13 (Guarantee Limitations applicable to Romanian Guarantors) of the Amended and Restated Credit Agreement or as so amended and any relevant Accession Letter applicable to that Guarantor.

6.	SECURITY

6.1	Confirmation

On the Effective Date, each Obligor confirms that:

(a)	any Transaction Security created by it under the Transaction Security Documents extends to the obligations of the Obligors under the Finance Documents (including the Credit Agreement and the Intercreditor Deed as amended by this Agreement) subject to any limitations set out in the Transaction Security Documents;

(b)	the obligations of the Obligors arising under the Credit Agreement and the Intercreditor Deed as amended by this Agreement are included in the Secured Obligations (as defined in the Transaction Security Documents) subject to any limitations set out in the Transaction Security Documents; and

(c)	the Transaction Security created under the Transaction Security Documents continues in full force and effect on the terms of the respective Transaction Security Documents.

6.2	No New Security Interest

No part of this Agreement is intended to or will create a registrable security interest.

7.	BORROWER ACCESSION

For the purpose of clause 30.2(a)(i) of the Credit Agreement and with effect from the date that the other conditions of Clause 30.2 (Additional Borrowers) of the Amended and Restated Credit Agreement have been satisfied or waived, each Lender consents to the addition of ITG Automotive Safety UK Ltd, BST Safety Textiles LLC (renamed or to be renamed ITG Automotive Safety Textiles LLC) and Automotive Safety Components International, Inc. (renamed or to be renamed ITG Automotive Safety Components International, Inc.) as Borrowers under the Revolving Facility.

8.	AMENDMENT FEE

Within three Business Days of all the Parties having executed this Agreement, the Parent must pay the Agents (for the account of each Lender in the proportion that all the Commitments of that Lender bears to the Total Commitments) an amendment fee of 0.25 per cent. of the Total Commitments.

9.	GOVERNING LAW

This Agreement is governed by English law.

This Agreement has been duly executed as a deed and delivered on the date stated at the beginning of this Agreement.

SCHEDULE 1

The Borrowers and the Guarantors

Name of Borrower	Registration number (or equivalent, if any)

BST Safety Textiles Acquisition GmbH	HRB 702044 (commercial register of the local court of Freiburg i.Br.)

Name of Revolving Borrower	Registration number (or equivalent, if any)

BST Safety Textiles Acquisition GmbH	HRB 702044 (commercial register of the local court of Freiburg i.Br.)

BST Safety Textiles GmbH	HRB 670522 (commercial register of the local court of Freiburg i.Br.)

Narricot Industries L.P.	N/A

Name of Guarantor	Registration number (or equivalent, if any)

BST U.S. Holdings, LLC	N/A

Narricot Industries Management Corp.	N/A

Narricot Industries L.P.	N/A

BST Safety Textiles LLC	N/A

BST Safety Textiles Acquisition GmbH	HRB 702044 (commercial register of the local court of Freiburg i.Br.)

BST Safety Textiles GmbH (renamed or to be renamed ITG Automotive Safety Textiles GmbH)	HRB 670522 (commercial register of the local court of Freiburg i.Br.)

BST Breitgewebe International GmbH	HRB 670523 (commercial register of the local court of Freiburg i.Br.)

BST Breitgewebe Verwaltungs GmbH	HRB 670527 (commercial register of the local court of Freiburg i.Br.)

BST Safety Textiles Sp.z. o.o	KRS 107538

SCHEDULE 2

Conditions Precedent

1.	Delivery to the Agents of a copy of the ITG Realignment Memorandum in the agreed form.

2.	Delivery to the Agents of a copy of the Realignment Information Package in the agreed form.

3.	Copies of all material credit documents to which ASCI or any Subsidiary of ASCI may be party.

4.	[Intentionally left blank.]

5.	Delivery to the Agents of copies of all documentation implementing Steps 1 to 4 (except the fair valuation opinion, if required, in connection with Step 4) and duly executed counterparts of any Transaction Security Documents (including amendments to them) as a result of implementing Steps 1 to 4 required by the Security Agent.

6.	A copy of a resolution of the board of directors (and/or; if applicable, the supervisory board or the shareholder(s)) of each Obligor:

(a)	approving the terms of, and the transactions contemplated by this Agreement and any other document to which it is to be a party that is required to be delivered pursuant to the Amended and Restated Credit Agreement;

(b)	authorising a specified person or persons to execute this Agreement and any other document to which it is to be a party that is required to be delivered pursuant to the Amended and Restated Credit Agreement; and

(c)	authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with this Agreement and any other document to which it is to be a party that is required to be delivered pursuant to the Amended and Restated Credit Agreement, each in form and substance satisfactory to the Agents.

7.	[Intentionally left blank.]

8.	Evidence that fees duly invoiced on or before the date of this Agreement pursuant to paragraphs (b) and(c) of Clause 12 (Costs and expenses) of the Waiver Letter have been paid or will be paid within 10 Business Days of the date of this Agreement.

9.	A group structure chart showing the BST Group after the Realignment Completion Date in form and substance satisfactory to the Agents.

SIGNATURES

THE PARENT
BST U.S. HOLDINGS, LLC

Signed and executed as a Deed

By:	/s/

By:	/s/

THE ORIGINAL BORROWER BST SAFETY TEXTILES ACQUISITION GMBH

Signed and executed as a Deed

By:	/s/

By:	/s/

THE REVOLVING BORROWERS BST SAFETY TEXTILES ACQUISITION GMBH

Signed and executed as a Deed

By:	/s/

By:	/s/

BST SAFETY TEXTILES GMBH (RENAMED OR TO BE RENAMED ITG AUTOMOTIVE SAFETY TEXTILES GMBH)

Signed and executed as a Deed

By:	/s/

By:	/s/

NARRICOT INDUSTRIES L.P.

Signed and executed as a Deed

By:	/s/

By:	/s/

THE GUARANTORS THE PARENT BST U.S. HOLDINGS, LLC

Signed and executed as a Deed

By:	/s/

By:	/s/

BST SAFETY TEXTILES ACQUISITION GMBH

Signed and executed as a Deed

By:	/s/

By:	/s/

BST SAFETY TEXTILES GMBH

Signed and executed as a Deed

By:	/s/

By:	/s/

BST BREITGEWEBE INTERNATIONAL GMBH

Signed and executed as a Deed

By:	/s/

By:	/s/

BST BREITGEWEBE VERWALTUNGS GMBH

Signed and executed as a Deed

By:	/s/

By:	/s/

NARRICOT INDUSTRIES MANAGEMENT CORP.

Signed and executed as a Deed

By:	/s/

By:	/s/

NARRICOT INDUSTRIES L.P.

Signed and executed as a Deed

By:	/s/

By:	/s/

BST SAFETY TEXTILES LLC

Signed and executed as a Deed

By:	/s/

By:	/s/

BST SAFETY TEXTILES SP. ZO.O

Signed and executed as a Deed

By:	/s/

By:	/s/

THE MANDATED LEAD ARRANGERS GOLDMAN SACHS CREDIT PARTNERS L.P.

Signed and executed as a Deed

By:	/s/

By:	/s/

UBS SECURITIES LLC

Signed and executed as a Deed

By:	/s/

By:	/s/

THE PRIORITY AGENT GOLDMAN SACHS CREDIT PARTNERS L.P. (FOR AND ON BEHALF OF THE PRIORITY LENDERS)

Signed and executed as a Deed

By:	/s/

By:	/s/

THE SECOND LIEN AGENT (FOR AND ON BEHALF OF THE SECOND LIEN LENDERS) UBS AG, STAMFORD BRANCH

Signed and executed as a Deed

By:	/s/

By:	/s/

THE SECURITY AGENT GOLDMAN SACHS CREDIT PARTNERS L.P

Signed and executed as a Deed

By:	/s/

By:	/s/

Lender

IKB DEUTSCHE INDUSTRIEBANK AG, LONDON BRANCH

Signed and executed as a Deed:

By:	/s/ K. McGill
Name:	K. McGill
Title:	Director

By:	/s/ D. Ardron
Name:	D. Ardron
Title:	Director

GE Corporate Finance Bank SAS

Signed and executed as a Deed:

By:	/s/ Nicole Gates
Name:	Nicole Gates
Title:	Authorized Signatory

By:	/s/ Galina Markova
Name:	Galina Markova
Title:	Authorized Signatory

SunTrust Bank

Signed and executed as a Deed:

By:	/s/ William Humphries
Name:	William Humphries
Title:	Managing Director

Landesbank Baden-Württemberg

Signed and executed as a Deed:

By:	/s/ Gabriele Eisenmann
Name:	Gabriele Eisenmann
Title:	Assistant Vice President

By:	/s/ Raphael Denger
Name:	Raphael Denger
Title:

The CIT Group/Business Credit, Inc.

Signed and executed as a Deed:

By:	/s/ Jang Kim
Name:	Jang Kim
Title:	Vice President

Alie Street Investments 18 Limited

Signed and executed as a Deed:

By:	/s/ Sudhir Jain
Name:	Sudhir Jain
Title:	Director

By:	/s/ Mark Smith
Name:	Mark Smith
Title:	Director

Alie Street Investments Limited

Signed and executed as a Deed:

By:	/s/ Sudhir Jain
Name:	Sudhir Jain
Title:	Director

By:	/s/ Mark Smith
Name:	Mark Smith
Title:	Director

ARES EURO CLO I B.V.

Signed and executed as a Deed:

By:	/s/ Miles Alexander
Name:	Miles Alexander
Title:	Director

Bacchus 2006-1-PLC & Bacchus 2007-1 PLC

Signed and executed as a Deed:

By:	/s/ Jonathan Lavinier
Name:	Jonathan Lavinier
Title:	Manager

By:	/s/ Daniel Gooch
Name:	Daniel Gooch
Title:	Manager

CIFC International

Signed and executed as a Deed:

By:	/s/ Jennifer Billings
Name:	Jennifer Billings
Title:	Investment Executive

Coltrane CLO Plc

Signed and executed as a Deed:

By:	/s/ Richard Heis
Name:	Richard Heis
Title:	Receiver

Richard Heis is authorized to act as an insolvency practitioner by the ICAEW

Ray Jackson is authorized to act as an insolvency practitioner by the IPA

The Receivers act as agent for Coltrane CLO Plc and contract without personal liability

GOLDMAN SACHS ASSET MANAGEMENT CLO, PUBLIC LIMITED COMPANY

By:	Goldman Sachs Asset Manager, L.P., as Manager

Signed and executed as a Deed:

By:	/s/ Sandra L. Stulberger
Name:	Sandra L. Stulberger
Title:	Authorized Signatory

Highlander Euro CDO II B.V.

Signed and executed as a Deed:

By:	/s/ Mark K. Okada
Name:	Mark K. Okada
Title:	Executive Vice President, Strand Advisors, Inc., General Partner of Highland Capital Management, L.P.

Highlander Euro CDO III B.V.

Signed and executed as a Deed:

By:	/s/ Mark K. Okada
Name:	Mark K. Okada
Title:	Executive Vice President, Strand Advisors, Inc., General Partner of Highland Capital Management, L.P.

Highlander Euro CDO IV B.V.

Signed and executed as a Deed:

By:	/s/ Mark K. Okada
Name:	Mark K. Okada
Title:	Executive Vice President, Strand Advisors, Inc., General Partner of Highland Capital Management, L.P.

King’s Cross Asset Funding 18 Sarl

Signed and executed as a Deed:

By:	/s/
Name:
Title:	Authorized Signatory

By:	/s/ Daniel Hodgson
Name:	Daniel Hodgson
Title:	Authorized Signatory

Sankaty Advisors, LLC as Collateral Manager for Nash Point CLO, Limited, as Collateral Manager

Signed and executed as a Deed:

By:	/s/ Alan K. Halfenger
Name:	Alan K. Halfenger
Title:	Chief Compliance Officer Assistant Secretary

Nash Point II CLO

By:	Sankaty Advisors LLC, as Collateral Manager

Signed and executed as a Deed:

By:	/s/ Alan K. Halfenger
Name:	Alan K. Halfenger
Title:	Chief Compliance Officer Assistant Secretary

Sankaty Advisors, LLC as Collateral Manager for Race Point III CLO, Limited as Term Lender

Signed and executed as a Deed:

By:	/s/ Alan K. Halfenger
Name:	Alan K. Halfenger
Title:	Chief Compliance Officer Assistant Secretary

CYPRESSTREE CLAIF FUNDING LLC

Signed and executed as a Deed:

By:	/s/ Tara E. Kenny
Name:	Tara E. Kenny
Title:	Assistant Vice President

Highland Credit Strategies Fund

Signed and executed as a Deed:

By:	/s/
Name:
Title:

By:	/s/ M. Jason Blackburn
Name:	M. Jason Blackburn
Title:	Treasurer

Highland Distressed Opportunities, Inc.

Signed and executed as a Deed:

By:	/s/
Name:
Title:

By:	/s/ M. Jason Blackburn
Name:	M. Jason Blackburn
Title:	Treasurer

King’s Cross Asset Funding 12 Sarl

Signed and executed as a Deed:

By:	/s/
Name:
Title:	Authorized Signatory

By:	/s/ Ruben Autie
Name:	Ruben Autie
Title:	Authorized Signatory

MARATHON FINANCING I B.V.

	By:	Marathon Asset Management LC
	Its:	Portfolio Manager and Authorized Signatory

Signed and executed as a Deed:

By:	/s/ Louis T. Hanover
Name:	Louis T. Hanover
Title:	Authorized Signatory

Sandler Capital Structure Opportunities Master Fund, Ltd.

	By:	Sandler Capital Management, its Investment Manager
	By:	SERF Corp., a general partner

Signed and executed as a Deed:

By:	/s/ Moira Mitchell
Name:	Moira Mitchell
Title:	President

HARBOUR TOWN FUNDING LLC

Signed and executed as a Deed:

By:	/s/ Tara E. Kenny
Name:	Tara E. Kenny
Title:	Assistant Vice President

LONG LANE MASTER TRUST IV

Signed and executed as a Deed:

By:	/s/ Tara E. Kenny
Name:	Tara E. Kenny
Title:	Assistant Vice President

Sankaty Advisors, LLC as Collateral Manager for Prospect Funding I, LLC as Term Lender

Signed and executed as a Deed:

By:	/s/ Alan K. Halfenger
Name:	Alan K. Halfenger
Title:	Chief Compliance Officer Assistant Secretary

THE MANDATED LEAD ARRANGERS

GOLDMAN SACHS CREDIT PARTNERS L.P.

Signed and executed as a Deed:

By:	/s/
Name:
Title:

UBS SECURITIES LLC

Signed and executed as a Deed:

By:	/s/ Mary E. Evans
Name:	Mary E. Evans
Title:	Associate Director

By:	/s/ David B. Julie
Name:	David B. Julie
Title:	Associate Director

THE PRIORITY AGENT

GOLDMAN SACHS CREDIT PARTNERS L.P. (FOR AND ON BEHALF OF THE PRIORITY LENDERS)

Signed and executed as a Deed:

By:	/s/
Name:
Title:

THE SECOND LIEN AGENT (FOR AND ON BEHALF OF THE SECOND LIEN LENDERS) UBS AG, STAMFORD BRANCH

Signed and executed as a Deed:

By:	/s/ Mary E. Evans
Name:	Mary E. Evans
Title:	Associate Director

By:	/s/ David B. Julie
Name:	David B. Julie
Title:	Director

THE SECURITY AGENT

GOLDMAN SACHS CREDIT PARTNERS L.P.

Signed and executed as a Deed:

By:	/s/
Name:
Title:

ANNEX A

Amended and Restated Credit Agreement

ANNEX A TO AMENDMENT AGREEMENT

TERM AND REVOLVING FACILITIES AGREEMENT

dated 8 DECEMBER 2006 as amended on 1 APRIL 2007, 11 JUNE 2007, 16 November

2007 and amended and restated on 15 April 2008

for

BST SAFETY TEXTILES ACQUISITION GMBH

arranged by

GOLDMAN SACHS CREDIT PARTNERS L.P.

and

UBS SECURITIES LLC

as Mandated Lead Arrangers

with

GOLDMAN SACHS CREDIT PARTNERS L.P. acting as Priority Agent

UBS AG, STAMFORD BRANCH

acting as Second Lien Agent

UBS AG, STAMFORD BRANCH

acting as Issuing Bank

GOLDMAN SACHS CREDIT PARTNERS L.P.

acting as Security Agent

GE CORPORATE FINANCE BANK SAS

acting as Documentation Agent

and

SUNTRUST BANK

acting as Documentation Agent

THIS FACILITIES AGREEMENT IS ENTERED INTO WITH THE BENEFIT OF

AND SUBJECT TO THE TERMS OF AN INTERCREDITOR DEED OF EVEN

DATE HEREWITH

99 Bishopsgate

London EC2M 3XF

(44) 020 7710 1000 (Tel)

(44) 020 7374 4460 (Fax)

TABLE OF CONTENTS

Clause	Page
SIGNATURES

THIS AGREEMENT is dated 8 December 2006 as amended on 1 April 2007, 11 June 2007, 16 November 2007 and 15 April 2008 and made between:

(1)	BST U.S. HOLDINGS, LLC, a company duly incorporated and validly existing under the laws of the State of Delaware whose registered address is at 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, Delaware 19808, the United States of America (the “Parent”);

(2)	BST SAFETY TEXTILES ACQUISITION GMBH, a limited liability company duly incorporated and validly existing under the laws of the Federal Republic of Germany having its corporate seat in Freiburg i.Br. and which is registered in the Commercial Register in Frankfurt am Main under registration number HRB 702044 (the “Original Borrower”);

(3)	THE COMPANIES listed in Part I of Schedule 1 (The Original Parties) as revolving borrowers (the “Revolving Borrowers”);

(4)	THE COMPANIES listed in Part I of Schedule 1 (The Original Parties) as original guarantors (the “Original Guarantors”);

(5)	GOLDMAN SACHS CREDIT PARTNERS L.P. and UBS SECURITIES LLC as mandated lead arrangers (the “Mandated Lead Arrangers”);

(6)	THE FINANCIAL INSTITUTIONS listed in Part II of Schedule 1 (The Original Parties) as lenders (the “Original Lenders”);

(7)	UBS AG, STAMFORD BRANCH as Issuing Bank;

(8)	GOLDMAN SACHS CREDIT PARTNERS L.P. as agent of the other Priority Finance Parties (the “Priority Agent”);

(9)	UBS AG, STAMFORD BRANCH as agent of the other Second Lien Finance Parties (the “Second Lien Agent” and together with the Priority Agent the “Agents”); and

(10)	GOLDMAN SACHS CREDIT PARTNERS L.P. as security agent for the Secured Parties (the “Security Agent”).

IT IS AGREED as follows:

SECTION 1

INTERPRETATION

DEFINITIONS AND INTERPRETATION

Definitions

In this Agreement:

“Acceptable Bank” means:

a bank or financial institution which has a rating for its long-term unsecured and non credit-enhanced debt obligations of A-1 or higher by Standard & Poor’s Rating Services or Fitch Ratings Ltd or P-1 or higher by Moody’s Investor Services Limited or a comparable rating from an internationally recognised credit rating agency; or

any other bank or financial institution approved by the Agents.

“Accession Letter” means a document substantially in the form set out in Schedule 6 (Form of Accession Letter).

“Accountants’ Report” means the report prepared by KPMG dated 12 September 2006 relating to the Target and its Subsidiaries and addressed to, and/or capable of being relied upon by, the Secured Parties.

“Accounting Principles” means generally accepted accounting principles in Germany or the U.S. from time to time.

“Accounting Reference Date” means 31 December.

“Acquisition” means the acquisition by the Original Borrower of the Target Shares in accordance with the terms of the Acquisition Documents.

“Acquisition Costs” means all fees, costs and expenses (including any prepayment penalties or premia and any stamp, registration and other Taxes) incurred (or required to be paid) by the Original Borrower or any member of the BST Group in connection with the Acquisition or the Transaction Documents up to a maximum amount of €5,000,000.

“Acquisition Documents” means the Sale and Purchase Agreement, all other documents and agreements executed or to be executed pursuant to (or in connection with) the Sale and Purchase Agreement and any other document designated as an “Acquisition Document” by the Agent and the Parent.

“Additional Borrower” means a company which becomes a Borrower in accordance with Clause 30 (Changes to the Obligors).

“Additional Cost Rate” has the meaning given to it in Schedule 4 (Mandatory Cost formula).

“Additional Guarantor” means a company which becomes a Guarantor in accordance with Clause 30 (Changes to the Obligors).

“Additional Obligor” means an Additional Borrower or an Additional Guarantor.

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

“Amendment Agreement” means the amendment and restatement agreement dated 15 April 2008 which amended and restated this Agreement on the Effective Date.

“Ancillary Commencement Date” means, in relation to an Ancillary Facility, the date on which that Ancillary Facility is first made available, which date shall be a Business Day within the Availability Period for the Revolving Facility.

“Ancillary Commitment” means, in relation to an Ancillary Lender and an Ancillary Facility, the maximum Base Currency Amount which that Ancillary Lender has agreed (whether or not subject to satisfaction of conditions precedent and whether or not utilised) to make available from time to time under an Ancillary Facility and which has been authorised as such under Clause 9 (Ancillary Facilities), to the extent that amount is not cancelled or reduced under this Agreement or the Ancillary Documents relating to that Ancillary Facility.

“Ancillary Document” means each document relating to or evidencing the terms of an Ancillary Facility.

“Ancillary Facility” means any ancillary facility made available by an Ancillary Lender in accordance with Clause 9 (Ancillary Facilities).

“Ancillary Lender” means each Lender which makes available an Ancillary Facility in accordance with Clause 9 (Ancillary Facilities) (until all amounts outstanding under such Ancillary Facility have been discharged and it no longer makes any Ancillary Facilities available).

“Ancillary Outstandings” means, at any time, in relation to an Ancillary Lender and an Ancillary Facility, the aggregate of the equivalents (as calculated by that Ancillary Lender) in the Base Currency of the following amounts outstanding under that Ancillary Facility then in force:

the principal amount under each overdraft facility and on-demand short term loan facility (net of any credit balances on any account of any Borrower of an Ancillary Facility with the Ancillary Lender making available that Ancillary Facility to the extent that such credit balance is freely available to be set off by that Ancillary Lender against liabilities owed to it by that Borrower under that Ancillary Facility);

the face amount of each guarantee, bond and letter of credit under that Ancillary Facility; and

the amount fairly representing the aggregate exposure (excluding interest and similar charges) of that Ancillary Lender under each other type of accommodation provided under that Ancillary Facility,

in each case as determined by such Ancillary Lender in accordance with the relevant Ancillary Document, acting reasonably in accordance with its normal banking practice.

“ASCI” means Automotive Safety Components International, Inc.

“ASCI Guarantors” means:

ASCI;

ASCI Holdings Europe, Inc.;

ASCI Holdings Asia Pacific (DE), LLC;

ASCI Holdings Mexico (DE), Inc.;

Automotive Safety Components International S.A. de C.V.;

Automotive Safety Components International s.r.o.;

Automotive Safety Components International Romania S.R.L; and

ITG Automotive Safety UK Ltd.

“ASCI Reorganisation Costs” means all costs, expenses and charges incurred by the Parent or any other member of the BST Group in connection with the Permitted Reorganisation Transaction (other than Restructuring Costs) up to a maximum amount of $5,170,000 during the residual term of this Agreement.

“Auditors” means one of PricewaterhouseCoopers, Ernst & Young, KPMG or Deloitte & Touche or such other firm approved in advance by the Majority Lenders (such approval not to be unreasonably withheld or delayed).

“Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

“Availability Period” means in relation to the Revolving Facility, the period from and including the date following the Closing Date to and including the earlier of (i) the date falling one Month prior to the Termination Date in respect of the Revolving Facility and (ii) the date of repayment, prepayment or cancellation in full of the Term Facilities.

“Available Ancillary Commitment” means, in relation to an Ancillary Facility, an Ancillary Lender’s Ancillary Commitment less the Ancillary Outstandings in relation to that Ancillary Facility.

“Available Commitment” means, in relation to a Facility, a Lender’s Commitment under that Facility minus (subject as set out below):

the Base Currency Amount of its participation in any outstanding Utilisation under that Facility and, in the case of the Revolving Facility only, the Base Currency Amount of the aggregate of its Ancillary Commitments; and

in relation to any proposed Utilisation, the Base Currency Amount of its participation in any other Utilisation that are due to be made under that Facility on or before the proposed Utilisation Date and, in the case of the Revolving Facility only, the Base Currency Amount of its Ancillary Commitment in relation to any new Ancillary Facility that is due to be made available on or before the proposed Utilisation Date.

For the purposes of calculating a Lender’s Available Commitment in relation to any proposed Utilisation under the Revolving Facility only, the following amounts shall not be deducted from a Lender’s Commitment under that Facility:

(i)	that Lender’s participation in any Revolving Facility Utilisations that are due to be repaid or prepaid on or before the proposed Utilisation Date; and

(ii)	that Lender’s Ancillary Commitments to the extent that they are due to be reduced or cancelled on or before the proposed Utilisation Date.

“Available Facility” means, in relation to a Facility, the aggregate for the time being of each Lender’s Available Commitment in respect of that Facility.

“Base Currency” means euros.

“Base Currency Amount” means:

in relation to a Utilisation, the amount specified in the Utilisation Request delivered by a Borrower for that Utilisation (or, if in respect of a Revolving Facility Loan the amount requested is not denominated in the Base Currency, that amount converted into the Base Currency at the Priority Agent’s Spot Rate of Exchange on the date which is three Business Days before the Utilisation Date or, if later, on the date the relevant Agent receives the Utilisation Request in accordance with the terms of this Agreement or, if in respect of a Second Lien Facility Loan the amount requested is not denominated in the Base Currency, that amount converted into the Base Currency at the Second Lien Agent’s Spot Rate of Exchange on the date which is one Business Day before the Utilisation Date or such later date as agreed between the Second Lien Agent and the Original Borrower) and, in the case of a Letter of Credit, as adjusted under Clause 7.6 (Revaluation of Letters of Credit) at six-monthly intervals;

in relation to an Ancillary Commitment, the amount specified as such in the notice delivered to the Agent by the Parent pursuant to Clause 9.2 (Availability) (or, if the amount specified is not denominated in the Base Currency, that amount converted into the Base Currency at the Agent’s Spot Rate of Exchange on the date which is three Business Days before the Ancillary Commencement Date for that Ancillary Facility or, if later, the date the Agent receives the notice of the Ancillary Commitment in accordance with the terms of this Agreement), as adjusted to reflect any repayment, prepayment or consolidation of a Loan, or (as the case may be) cancellation or reduction of an Ancillary Facility.

“Borrower” means the Original Borrower, the Revolving Borrowers or an Additional Borrower, in each case unless it has ceased to be a Borrower in accordance with Clause 30 (Changes to the Obligors).

“Break Costs” means the amount (if any) by which:

the interest (excluding the Margin) which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

“BST Group” means the Parent and each of its Subsidiaries from time to time (including with effect on and from the Closing Date but not before, the Target and its Subsidiaries).

“BST Note” means the promissory note in the amount of US$ 70,000,000 issued the Parent to ITG as part of Step 9.

“BST S.a.r.l.” means BST Safety Textiles Luxembourg S.a.r.l., a company incorporated in Luxembourg having its seat in 7 A rue Robert Stuemper, L-2557.

“BST Textiles” means BST Safety Textiles GmbH, a limited liability company duly incorporated and validly existing under the laws of the Federal Republic of Germany and which is registered in the Commercial Register in Waldshut-Tiengen under registration number HRB 522.

“BST Textiles Intercompany Loan” means the EUR 40,000,000 note issued by the Original Borrower in favour of BST Textiles.

“Budget” means:

in relation to the period beginning on 1 September 2006 and ending 31 December 2010, the Business Plan; and

in relation to any other period, any budget delivered by the Parent to the Agent in respect of that period pursuant to Clause 25.4 (Budget).

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in New York, London and Frankfurt am Main and which is also a TARGET Day.

“Business Plan” means the financial model including profit and loss, balance sheet and cashflow projections in agreed form relating to the BST Group (for these purposes assuming Completion has occurred) each prepared by the Parent and delivered to the Agents under Clause 4.1 (Initial conditions precedent).

“Capital Expenditure” has the meaning given to that term in Clause 26.1 (Financial definitions).

“Cash Cover” has the meaning given to that term in Clause 26.1 (Financial definitions).

“Cash Equivalent Investments” means at any time:

certificates of deposit maturing within one year after the relevant date of calculation and issued by an Acceptable Bank;

any investment in marketable debt obligations issued or guaranteed by the government of the United States of America, the United Kingdom, any member state of the European Economic Area or any Participating Member State or by an instrumentality or agency of any of them having an equivalent credit rating, maturing within one year after the relevant date of calculation and not convertible or exchangeable to any other security;

commercial paper not convertible or exchangeable to any other security:

(i)	for which a recognised trading market exists;

(ii)	issued by an issuer incorporated in the United States of America, the United Kingdom, any member state of the European Economic Area or any Participating Member State;

(iii)	which matures within one year after the relevant date of calculation; and

(iv)

which has a credit rating of either A-1 or higher by Standard & Poor’s Rating Services or Fitch Ratings Ltd or P-1 or higher by Moody’s Investor Services Limited, or, if no rating is available in respect of the commercial paper, the issuer of which has, in respect of its long-term unsecured and non-credit enhanced debt obligations, an equivalent rating;

any investment accessible within 30 days in money market funds which have a credit rating of either A-1 or higher by Standard & Poor’s Rating Services or Fitch Rating Ltd or P-1 or higher by Moody’s Investor Services Limited and which invest substantially all their assets in securities of the types described in sub-paragraphs (a) to (c) above; or

any other debt security approved by the Majority Lenders,

in each case, to which any member of the BST Group is beneficially entitled at that time and which is not issued or guaranteed by any member of the BST Group or subject to any Security Interest (other than one arising under the Transaction Security Documents).

“Cashflow” has the meaning given to that term in Clause 26.1 (Financial definitions).

“CFC Interest” means any Stock held by ASCI or any U.S. Obligor that is a Subsidiary of ASCI in:

any Controlled Foreign Corporation; or

any Flow Through Entity,

in each case to the extent such stock was is held by ASCI or such U.S. Obligor on or after the Realignment Completion Date, and only to the extent that such Stock, when aggregated with all other Stock held by the relevant U.S. Obligor in such Controlled Foreign Corporation or Flow Through Entity would be deemed to result in more than 65% of the total combined voting power of all classes of Stock in such Controlled Foreign Corporation or Flow Through Entity being pledged to the Security Agent in respect of obligations owed by any Secured Party to a Finance Party under the Finance Documents. However, “CFC Interest” shall not include:

any Stock in any Existing Obligor; and

at any time, any person that is a successor (including by way of amalgamation, demerger, merger, consolidation, corporate reconstruction or any process similar to the foregoing) of any Existing Obligor or to whom any of the Stock and/or assets of any Existing Obligor member are transferred.

“Charged Property” means all of the assets of the Obligors which from time to time are, or are expressed to be, the subject of the Transaction Security.

“Clean-up Period” means the period of 90 days from and including the Closing Date.

“Closing Date” means the date on which Completion occurs.

“Commercial Letter of Credit” means any letter of credit or similar instrument issued for the purpose of providing credit support in connection with the purchase of materials, goods or services by a Revolving Borrower in the ordinary course of its business.

“Commitment” means a First Lien Commitment, a Second Lien Commitment or a Revolving Facility Commitment.

“Completion” means the completion of the Acquisition in accordance with the terms of the Sale and Purchase Agreement.

“Compliance Certificate” means a certificate substantially in the form set out in Schedule 8 (Form of Compliance Certificate).

“Confidentiality Undertaking” means a confidentiality undertaking substantially in a recommended form of the LMA or in any other form agreed between the Parent and the Agents.

“Consolidated EBITDA” has the meaning given to that term in Clause 26.1 (Financial definitions).

“Consolidated Total Net Finance Charges” has the meaning given to that term in Clause 26.1 (Financial definitions).

“Constitutional Documents” means the memorandum and articles of association, certificate of incorporation or other document pursuant to which the Parent or the Original Borrower is incorporated or organised.

“Control Agreement” means a tri-party deposit account, securities account or commodities account control agreement by and among the applicable Obligor, the Security Agent and the depository, securities intermediary or commodities intermediary, and each in form and substance reasonably satisfactory in all respects to the Security Agent and in any event providing to Security Agent “control” of such deposit account, securities or commodities account within the meaning of Articles 8 and 9 of the UCC (or an equivalent document in foreign jurisdictions).

“Controlled Foreign Corporation” has the meaning given in section 957(a) of the U.S. Internal Revenue Code of 1986, as amended.

“Current Assets” has the meaning given to that term in Clause 26.1 (Financial definitions).

“Current Liabilities” has the meaning given to such term in Clause 26.1 (Financial definitions).

“Czech Guarantor” has the meaning given in Clause 23.12 (Guarantee Limitations applicable to Czech Guarantors).

“Dangerous Substance” means any radioactive emissions, noise and any natural or artificial substance (in whatever form) the generation, transportation, storage, treatment, use or disposal of which (whether alone or in combination with any other substance) gives rise to a risk of causing harm to man or any other living organism or damaging the environment or public health or welfare, including (without limitation) any controlled, special, hazardous, toxic, radioactive or dangerous waste.

“Debt Cover” has the meaning given to that term in Clause 26.1 (Financial definitions).

“Debt Service” has the meaning given to that term in Clause 26.1 (Financial definitions).

“Default” means an Event of Default or any event or circumstance specified in Clause 28 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

“Delegate” means any delegate, agent, attorney or co-trustee appointed by the Security Agent.

“Designated Gross Amount” has the meaning given to that term in Clause 9.2 (Availability).

“Designated Net Amount” has the meaning given to that term in Clause 9.2 (Availability).

“Deutsche Bank Facility Agreement” means the facility agreement dated 30 June 2005 between, amongst others, Berger Breitgewebe GmbH & Co. KG, Deutsche Bank AG and Deutsche Bank Luxembourg S.A.

“Disruption Event” means a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facilities (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or the occurrence of any other event which results in a disruption (of a technical or systems related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

from performing its payment obligations under the Finance Documents; or

from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

“Dormant Subsidiary” means a member of the BST Group which does not trade (for itself or as agent for any person) and which does not own, legally or beneficially, assets (including indebtedness owed to it) which in aggregate have a value of EUR 250,000 or more (or its equivalent).

“EBITDA” means, in respect of any person, its earnings before interest, tax, depreciation and amortisation (calculated on the same basis as Consolidated EBITDA).

“Effective Date” has the meaning given in the Amendment Agreement.

“EMU” means European and Monetary Union as contemplated in the Treaty on European Union.

“EMU Legislation” means legislative measures of the European Union for the introduction of, changeover to or operation of the euro in one or more member states, being in part legislative measures to implement EMU.

“Environmental Claim” means any claim, proceeding, formal notice or investigation by any person in respect of any Environmental Law.

“Environmental Law” means any applicable law or regulation which relates to:

the pollution or protection of the environment;

harm to or the protection of human health;

the conditions of the workplace; or

any emission or substance capable of causing harm to any living organism or the environment.

“Environmental Permits” means any permit and other Authorisation and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of any member of the BST Group conducted on or from the properties owned or used by any member of the BST Group.

“Environmental Report” means the environmental report prepared by Environ Germany GmbH and dated 22 August 2006.

“Escrow Letter” means the letter dated on or about the date of this Agreement from the Original Borrower and the Parent addressed to the Agents and the Security Agent regarding the application of funds deposited with Commerzbank to discharge the Post-Closing Leases following the Closing Date.

“EURIBOR” means the higher of:

(a)	4.34 per cent. per annum; and

(b)	in relation to any Loan in euro:

(i)	the applicable Screen Rate; or

(ii)	if no Screen Rate is available for the Interest Period of that Loan, the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request quoted by the Reference Banks to leading banks in the European interbank market, as of the Specified Time on the Quotation Day for the offering of deposits in euro for a period comparable to the Interest Period of the relevant Loan.

“Event of Default” means any event or circumstance specified as such in Clause 28 (Events of Default).

“Excess Cashflow” has the meaning given to that term in Clause 26.1 (Financial definitions).

“Excluded Equity Issuance” means:

The private issuance of any Stock or Stock Equivalents by ITG or any Holding Company thereof (if such a Holding Company exists) or by any Holding Company of any member of the BST Group to management or employees of a member of the Permitted Affiliated Group, that is a party to the ITG Facilities Agreement, under any employee stock option or stock purchase plan or other employee benefits plan in existence from time to time; and

The private issuance of any Stock or Stock Equivalents by ITG or any Holding Company thereof (if such a Holding Company exists) or by any Holding Company of any member of the BST Group the net proceeds of which are utilised within 90 days of receipt for the purposes of capital expenditure, an acquisition or investments in a company or a joint venture as permitted under the terms of the ITG Facilities Agreement.

“Existing Obligor” means each Obligor immediately before the date of the Amendment Agreement.

“Existing Shareholder Loan” means the shareholder loan dated 1 July 2005 between PPMC PSPS Nominees Ltd., PPMC BOS Nominees Ltd., PPMC Third Nominees Ltd., Georg Saint-Denis, Hans-Herbert Graefe and Frank Göhring, as lenders and BST Textiles as borrower.

“Facility” means the First Lien Facility, the Second Lien Facility or the Revolving Facility.

“Facility Office” means:

in respect of a Lender or the Issuing Bank, the office or offices notified by that Lender or the Issuing Bank to the Agent in writing on or before the date it becomes a Lender or the Issuing Bank (or, following that date, by not less than five Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement; or

in respect of any other Finance Party, the office in the jurisdiction in which it is resident for tax purposes.

“Finance Document” means this Agreement, any Accession Letter, any Ancillary Document, any Compliance Certificate, any certificate given by the Parent pursuant to Schedule 14 (Step 9), the Parent Fee Letter, any Hedging Agreement, the Hedging Letter, the Intercreditor Deed, any Creditor Accession Deed (as defined in the Intercreditor Deed), any Obligor Accession Deed (as defined in the Intercreditor Deed), the Escrow Letter, any Resignation Letter, any Selection Notice, any Transaction Security Document, any Utilisation Request, each Subordination Agreement, each Waiver Letter, the Amendment Agreement, and any other document designated as a “Finance Document” by the relevant Agent and the Parent.

“Finance Lease” and “Finance Lease Expenditure” have the meaning given to those terms in Clause 26.1 (Financial definitions).

“Finance Party” means a Priority Finance Party and a Second Lien Finance Party and “Finance Parties” means all of them together.

“Financial Indebtedness” means, without double counting, any indebtedness for or in respect of:

monies borrowed or raised (including overdrafts);

any amount raised by acceptance under any acceptance credit facility or dematerialised equivalent;

any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

the amount of any liability in respect of any Finance Lease;

receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

for the purpose of Clause 28.5 (Cross Default) only, any Treasury Transaction (and, when calculating the value of that Treasury Transaction, only the marked to market value as at the relevant date on which Financial Indebtedness is calculated (or, if any actual amount is due as a result of the termination or close-out of that Treasury Transaction, that amount) shall be taken into account);

any counter-indemnity obligation in respect of a guarantee, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution where the underlying liability is one of the items in paragraphs (a) to (f) or (h) to (j) of this definition;

any amount raised by the issue of redeemable shares if the shares are redeemable before the Termination Date;

any amount of any liability under an advance or deferred purchase agreement if (a) one of the primary reasons behind entering into the agreement is to raise finance or (b) the agreement is in respect of the supply of assets or services and payment is due more than 180 days after the date of supply;

any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing; and

the amount of any liability in respect of any guarantee for any of the items referred to in paragraphs (a) to (j) above.

“Financial Quarter” has the meaning given to that term in Clause 26.1 (Financial definitions).

“Financial Year” has the meaning given to that term in Clause 26.1 (Financial definitions).

“First Lien Facility” means the term loan facility made available under this Agreement as described in paragraph (a)(i) of Clause 2.1 (The Facilities).

“First Lien Facility Commitment” means:

in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading “First Lien Facility Commitment” in Part II of Schedule 1 (The Original Parties) and the amount of any other First Lien Facility Commitment transferred to it under this Agreement; and

in relation to any other Lender, the amount in the Base Currency of any First Lien Facility Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

“First Lien Facility Loan” means a loan made or to be made under the First Lien Facility or the principal amount outstanding for the time being of that loan.

“Flow Through Entity” means any entity which is treated as a partnership or a disregarded entity for United States Federal income tax purposes and substantially all of whose assets consist of CFC Interests.

“Funds Flow Statement” means a funds flow statement in agreed form delivered to the Agents under Clause 4.1 (Initial conditions precedent).

“German Obligor” means an Obligor incorporated in the Federal Republic of Germany.

“Governmental Authority” shall mean the government of the United States or any other nation, or of any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Group Structure Chart” means the group structure chart in the agreed form delivered to the Agents under Clause 4.1 (Initial conditions precedent).

“Guarantor” means an Original Guarantor or an Additional Guarantor, in each case unless it has ceased to be a Guarantor in accordance with Clause 30 (Changes to the Obligors).

“Hedge Counterparty” means a Lender (or an Affiliate of a Lender, including any Person who is a Lender (and any Affiliate thereof) as of the Closing Date but subsequently, whether before or after entering into a Hedging Agreement, ceases to be a Lender) which has become a party to the Intercreditor Deed as a Hedge Counterparty in accordance with the provisions of the Intercreditor Deed.

“Hedging Agreement” means any master agreement, confirmation, schedule or other agreement in agreed form entered into or to be entered into by the Original Borrower and a Hedge Counterparty for the purpose of hedging interest rate liabilities in relation to the Term Facilities in accordance with the Hedging Letter delivered to the Agents under Clause 4.1 (Initial conditions precedent).

“Holding Account” means an account:

held by a Borrower with a designated banking institution approved by the Agents;

identified in a letter between the Parent and the Agents delivered to the Agents under Clause 4.1 (Initial conditions precedent) as a Holding Account; and

subject to Security in favour of the Security Agent which Security is in form and substance satisfactory to the Security Agent,

as the same may be redesignated, substituted or replaced from time to time by agreement between the Parent and the Agents.

“Holding Company” means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

“Independent Director” means a director of a U.S. Member of the BST Group who is not at the time of initial appointment, or at any time while serving as a director of the relevant member of the BST Group, and has not been at any time during the preceding five (5) years: (a) a stockholder, director (with the exception of serving as the Independent Director of the relevant member of the BST Group), officer, employee, partner, attorney or counsel of any other member of the BST Group or any member of the ITG Group or any affiliate of any of them; (b) a creditor, customer, supplier or other person who derives any of its purchases or revenues from its activities with the relevant member of the BST Group or any member of the ITG Group or any affiliate of any of them; (c) a person or other entity controlling or under common control with any such stockholder, partner, creditor, customer, supplier or other person; or (d) a member of the immediate family of any such stockholder, director, officer, employee, partner, creditor, customer, supplier or other person. (As used herein, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a person or entity, whether through ownership of voting securities, by contract or otherwise).

A natural person who satisfies the foregoing definition other than subparagraph (b) shall not be disqualified from serving as an Independent Director of a U.S. Member of the BST Group if such individual is an independent director provided by a nationally-recognized company that provides professional independent directors and that also provides other corporate services in the ordinary course of its business.

A natural person who otherwise satisfies the foregoing definition except for being the independent director of a “special purpose entity” affiliated with a member of the BST Group or a member of the ITG Group shall not be disqualified from serving as an Independent Director of a U.S. Member of the BST Group if such individual (i) is an independent director provided by a nationally-recognized company that provides professional independent directors and (ii) is not at the time of initial appointment or while serving the independent director of an entity (other than the relevant member of the BST Group) that owns a direct or indirect equity interest in the Parent.”

“Information Memorandum” means the document in the form approved by the Parent concerning the Original Obligors and the Target Group which, at the request of the Original Borrower and on its behalf was prepared in relation to this transaction and distributed by the Mandated Lead Arrangers before the date of this Agreement.

“Information Package” means the Reports, the Business Plan and the Realignment Information Package.

“Intellectual Property” means:

any patents, trade marks, service marks, designs, business names, copyrights, design rights, moral rights, inventions, confidential information, know-how and other intellectual property rights and interests, whether registered or unregistered; and

the benefit of all applications and rights to use such assets of each member of the BST Group.

“Intercompany Loan Agreements” means:

the BST Textiles Intercompany Loan;

the Narricot Intercompany Loan;

the note issued by BST Breitgewebe International GmbH to the Original Borrower as part of Step 4; and

the note issued by BST Safety Textiles GmbH to Automotive Safety Components International GmbH & Co. KG as part of Step 10.

“Intercreditor Deed” means the intercreditor deed dated the same date as this Agreement and made between, amongst others, each of the Parties (other than the Mandated Lead Arrangers), the Hedge Counterparties and certain others.

“Interest Cover” has the meaning given to that term in Clause 26.1 (Financial definitions).

“Interest Period” means, in relation to a Loan, each period determined in accordance with Clause 15 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 14.3 (Default interest).

“Issuing Bank” means each Lender identified above as an issuing bank and any other Lender which has notified the Priority Agent that it has agreed to the Parent’s request to be an Issuing Bank pursuant to the terms of this Agreement (and if more than one Lender has so agreed, such Lenders shall be referred to, whether acting individually or together, as the “Issuing Bank”) provided that, in respect of a Letter of Credit issued or to be issued pursuant to the terms of this Agreement, the “Issuing Bank” shall be the Issuing Bank which has issued or agreed to issue that Letter of Credit.

“ITG” means International Textile Group, Inc. or any of its direct or indirect wholly-owned subsidiaries or such other purchaser approved by the Agents acting reasonably.

“ITG Facilities Agreement” means the facilities agreement dated 29 December 2006 by and among certain members of the ITG Group, General Electric Capital Corporation and the other persons signatory thereto.

“ITG Group” means ITG and any Subsidiary thereof (other than a member of the BST Group).

“ITG Note Purchase Agreement” means the senior subordinated note purchase agreement dated as of 6 June 2006 relating to the ITG Notes.

“ITG Notes” means the proposed $80,000,000 18.00% senior subordinated notes due 6 June 2011 to be issued by ITG.

“ITG Realignment Memorandum” means the structure paper dated 11 April 2008 entitled “ITG Legal Entity Realignment” prepared by Ernst & Young in the agreed form.

“ITG Subordinated Loan” means the $20,000,000 subordinated promissory note dated 3 December 2007, issued by Narricot in favour of ITG and to be converted into Series A redeemable preference shares to be issued by the Parent as contemplated by Step 9.

“Joint Venture” means any joint venture entity, whether a company, unincorporated firm, undertaking, association, joint venture or partnership or any other entity.

“LC Disbursement” means a payment or disbursement made by the Issuing Bank pursuant to a drawing under a Letter of Credit.

“LC Exposure” means at any time the sum of (a) the Base Currency equivalent of the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the Base Currency equivalent of the aggregate principal amount of all Reimbursement Obligations outstanding at such time. The LC Exposure of any Revolving Lender at any time shall mean its Pro Rata Percentage of the aggregate LC Exposure at such time.

“LC Request” means a request by a Revolving Borrower in accordance with the terms of Clause 7.3 (Request for issuance, amendment, renewal; Certain Conditions and Notices) and substantially in the form of Schedule 3 (Request), Part IIA or Part IIB, as applicable, or such other form as shall be approved by the Issuing Bank.

“Legal Due Diligence Report” means the legal due diligence report dated 25 July 2006 prepared by Jones Day relating to the Acquisition and addressed to, and/or capable of being relied upon by, the Secured Parties.

“Legal Reservations” means:

the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;

the time barring of claims under the Limitation Acts, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of UK stamp duty may be void and defences of set-off or counterclaim;

similar principles, rights and defences under the laws of any Relevant Jurisdiction to those described in paragraphs (a) and (b) above; and

any other matters which are set out as qualifications or reservations as to matters of law of general application in the legal opinions delivered or to be delivered to the Agents pursuant to Clause 4.1 (Initial conditions precedent) or Clause 30 (Changes to the Obligors).

“Lender” means:

any Original Lender; and

any bank, financial institution, trust, fund or other entity which has become a Party in accordance with Clause 29 (Changes to the Lenders),

which in each case has not ceased to be a Party in accordance with the terms of this Agreement.

“Letter of Credit” means (i) any Standby Letter of Credit and (ii) any Commercial Letter of Credit in the form provided by the Issuing Bank, issued or to be issued by the Issuing Bank for the account of a Revolving Borrower pursuant to Clause 7 (Utilisation of Letters of Credit).

“Letter of Credit Expiration Date” means the date which is 15 days prior to the Termination Date.

“LIBOR” means the higher of:

(a)	2.53 per cent. per annum; or

(b)	in relation to any Loan in any optional currency:

(i)	the applicable Screen Rate; or

(ii)	(if no Screen Rate is available for the currency or Interest Period of that Loan) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Facility Agent at its request quoted by the Reference Banks to leading banks in the London interbank market, as of the Specified Time on the Quotation Day for the offering of deposits in the currency of that Loan and for a period comparable to the Interest Period for that Loan.

“LMA” means the Loan Market Association.

“Loan” means a First Lien Facility Loan, a Second Lien Facility Loan or a Revolving Facility Loan.

“Majority Lenders” means a Lender or Lenders whose Commitments aggregate more than 66 2/3 per cent. of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66 2/3 per cent. of the Total Commitments immediately prior to that reduction).

“Majority Priority Lenders” means a Lender or Lenders whose Priority Commitments aggregate more than 66 2/3 per cent. of the Total Priority Commitments (or, if the Total Priority Commitments have been reduced to zero, aggregated more than 66 2/3 per cent. of the Total Priority Commitments immediately prior to that reduction).

“Majority Second Lien Lenders” means a Lender or Lenders whose Second Lien Facility Commitments aggregate more than 66 2/3 per cent. of the Total Second Lien Facility Commitments (or, if the Total Second Lien Commitments have been reduced to zero, aggregated more than 66 2/3 per cent. of the Total Second Lien Facility Commitments immediately prior to that reduction).

“Management Agreement” means the management agreement entered into between the Parent and the Original Investors dated on or about the date hereof.

“Mandatory Cost” means the percentage rate per annum calculated by the Agent in accordance with Schedule 4 (Mandatory Cost formula).

“Mandatory Prepayment Account” means an interest-bearing account:

held by a Borrower with a designated banking institution approved by the Agents;

identified in a letter between the Original Borrower and the Agents delivered to the Agents under Clause 4.1 (Initial conditions precedent) as a Mandatory Prepayment Account;

subject to Security in favour of the Security Agent which Security is in form and substance satisfactory to the Agents and Security Agent; and

from which no withdrawals may be made by any members of the BST Group except as contemplated by this Agreement,

as the same may be redesignated, substituted or replaced from time to time by agreement between the Parent and the Agents.

“Margin” means:

in relation to any First Lien Facility Loan or any Revolving Facility Loan, 5.5 per cent. per annum; and

in relation to any Second Lien Facility Loan 9.0 per cent. per annum,

each as adjusted in accordance with Clause 14.1(b) to (f) (Calculation of interest) and “PIK Margin” means 5.0 per cent. per annum.

“Material Adverse Effect” means any event which in the opinion of the Majority Lenders is reasonably likely to:

result in the BST Group taken as a whole being unable to perform its payment or other material obligations under any of the Finance Documents;

have a material adverse effect on the business, assets or condition (whether financial or otherwise) of the BST Group taken as a whole; or

subject to the Legal Reservations and completion of the perfection requirements of the Transaction Security result in the invalidity or unenforceability of the Transaction Documents or have a material adverse effect on the effectiveness or ranking of any Security granted or purporting to be granted pursuant to any of the Finance Documents.

“Material Company” means each ASCI Guarantor and each member of the BST Group (excluding any Dormant Subsidiaries and following implementation of step 9 of the Structure Memorandum, BST Breitgewebe Verwaltungs GmbH).

“Mexican Facility” means the certain term loan agreement in the maximum principal amount of $15,000,000 dated as of December 29, 2006, by and among Burlington Morelos, S.A. de C.V., as borrower, the financial institutions party thereto from time to time, as lenders, General Electric Capital Corporation, as agent, UBS Securities LLC, as lead arranger and bookrunner, and GE Capital Markets, Inc., as co-lead arranger and co-bookrunner.

“Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(subject to paragraph (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

The above rules will only apply to the last Month of any period. “Monthly” shall be construed accordingly.

“Narricot” means Narricot Industries L.P.

“Narricot Intercompany Loan” means the EUR 40,000,000 note issued by Narricot in favour of the Parent.

“NewCo Narricot” means NewCo Narricot LLC following the contribution to it of the narrows business as more particularly described in the ITG Realignment Memorandum.

“Non-U.S. Borrower” means any Borrower that is not a U.S. Borrower.

“Non-U.S. Guarantor” means any Guarantor that is not a U.S. Guarantor.

“Obligor” means a Borrower or a Guarantor.

“Obligors’ Agent” means the Parent, appointed to act on behalf of each Obligor in relation to the Finance Documents pursuant to Clause 2.3 (Obligors’ Agent).

“Optional Currency” means U.S. dollars.

“Original Financial Statements” means:

in relation to Parent, its opening balance sheet;

in relation to the Original Borrower, its opening balance sheet;

in relation to the Target, its consolidated unaudited financial statements for its management accounting period ended 31 October 2006;

in relation to any other Obligor, its audited financial statements delivered to the Agent as required by Clause 30 (Changes to the Obligors).

“Original Investors” means WLR Recovery Fund III L.P., Frank Göhring, Georg Saint-Denis, International Textile Group, Inc.; International Textile Holdings, Inc.; WLR Recovery Fund III, LP; WLR Recovery Fund II, LP; Absolute Recovery Hedge Fund Ltd.; and Absolute Recovery Hedge Fund L.P.”

“Original Obligor” means the Original Borrower, the Revolving Borrowers or an Original Guarantor.

“Parent Fee Letter” means the fee letter dated 8 November 2006 and entered into between the Parent, the Mandated Lead Arrangers and the Second Lien Agent.

“Participating Member State” means any member state of the European Communities that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Community relating to Economic and Monetary Union.

“Party” means a party to this Agreement.

“Permitted Acquisition” means:

the Acquisition;

the acquisition on substantially fair market terms by a member of the BST Group of any Real Property which is owned by Rosata GmbH & Co. KG or Rosaria GmbH & Co. KG as at the date of this Agreement;

an acquisition by a member of the BST Group of an asset sold, leased, transferred or otherwise disposed of by another member of the BST Group in circumstances constituting a Permitted Disposal;

an acquisition of securities which are Cash Equivalent Investments so long as those Cash Equivalent Investments become subject to the Transaction Security as soon as is reasonably practicable;

an acquisition by an Obligor of shares or equivalent ownership interests of another Obligor (other than the Parent);

an acquisition made with the consent of the Majority Lenders;

an acquisition (not being an acquisition by the Parent or the Original Borrower), of (A) all of the issued share capital of a limited liability company or (B) (if the acquisition is made by a limited liability company whose sole purpose is to make the acquisition) a business or undertaking carried on as a going concern, but only if:

(i)	the Parent has given the Agents no less than 10 Business Days’ notice of such acquisition;

(ii)	no Default is continuing on the closing date for the acquisition or would occur as a result of the acquisition;

(iii)	the acquired company, business or undertaking is incorporated or established, and carries on its principal business, in the European Union, the United States of America, Turkey, China, Korea or Japan and is engaged in a business substantially the same as that carried on by the BST Group;

(iv)	such acquisition does not result in any member of the BST Group incurring any Financial Indebtedness that is not permitted under the terms of this Agreement;

(v)	the Parent is in compliance with the Financial covenants set forth in Clause 26.2 (Financial Condition) on a pro forma basis after giving effect to such acquisition as of the last day of the Relevant Period most recently ended and the Parent shall have delivered to the Agents at least 10 Business Days prior to the proposed acquisition a certificate evidencing compliance with Clause 26.2 as required by this paragraph (v); and

(vi)

the cash consideration (including associated costs and expenses) for the acquisition and any Financial Indebtedness or other assumed actual or contingent liability, in each case remaining in the acquired company (or any such business) at the date of acquisition (when aggregated with the consideration (including associated costs and expenses) for any other Permitted Acquisition and any Financial Indebtedness or other assumed actual or contingent liability, in each case remaining in any such acquired companies or businesses at the time of acquisition (the “Total Purchase Price”) does not since the date of this Agreement exceed in aggregate EUR 20,000,000 (or its equivalent) or EUR

10,000,000 (or its equivalent) in any Financial Year of the Parent (the “Permitted Acquisition Spend”) provided that in the event that the Permitted Acquisition Spend in any Financial Year has been spent and the conditions specified in sub-paragraphs (i) to (v) above can otherwise be satisfied, the Parent shall be permitted: (A) to fund an acquisition with additional cash equity subscriptions in the Parent (“Additional Equity”) provided that the Additional Equity does not since the date of this Agreement exceed in aggregate EUR 25,000,000 (or its equivalent); or (B) to issue shares in the Parent as consideration for such acquisition.

“Permitted Disposal” means any sale, lease, license, transfer or other disposal which is on arm’s length terms:

of assets made by any member of the BST Group in the ordinary course of trading of the disposing entity;

of any asset by a member of the BST Group (the “Disposing Company”) to another member of the BST Group (the “Acquiring Company”), but if:

(i)	the Disposing Company is an Obligor, the Acquiring Company must also be an Obligor;

(ii)	the Disposing Company had given Security over the asset, the Acquiring Company must give equivalent Security over that asset; and

(iii)	the Disposing Company is a Guarantor, the Acquiring Company must be a Guarantor incorporated in the same jurisdiction as the Disposing Company guaranteeing at all times an amount no less than that guaranteed by the Disposing Company;

of assets (other than shares, businesses, Real Property or Intellectual Property) in exchange for other assets comparable or superior as to type, value or quality;

of obsolete, surplus or redundant vehicles, plant, machinery, equipment or Real Property not required for the business of the BST Group for cash;

of Cash Equivalent Investments for cash or in exchange for other Cash Equivalent Investments;

constituted by a licence of intellectual property rights permitted by Clause 27.27 (Intellectual Property);

arising as a result of any Permitted Security;

the disposal of the facility at Bad Säckingen;

of assets with the consent of the Majority Lenders;

of assets on a fair market value basis to a Joint Venture permitted pursuant to Clause 27.9 (Joint Ventures);

forming part of a Permitted Transaction; or

of assets (other than shares) for cash where the higher of the book value and net consideration receivable (when aggregated with the higher of the book value and net consideration receivable for any other sale, lease, licence, transfer or other disposal not allowed under the preceding paragraphs) does not exceed EUR 5,000,000 (or its equivalent) in total during the term of this Agreement and does not exceed EUR 2,000,000 (or its equivalent) in any Financial Year of the Parent.

“Permitted Distribution” means:

the payment of a dividend to the Parent or any of its wholly-owned subsidiaries;

repayment of any Intercompany Loan (subject to the terms of the Intercreditor Deed);

payments contemplated by the Structure Memorandum;

Permitted Payments; and

any other payment which the Majority Lenders agree shall constitute a Permitted Distribution.

“Permitted Financial Indebtedness” means Financial Indebtedness:

arising under any of the Subscription Agreements, the ITG Subordinated Loan, and Intercompany Loan Agreements, and subject always to the terms of this Agreement and the Intercreditor Deed;

to the extent covered by a letter of credit, guarantee or indemnity issued under an Ancillary Facility;

arising under a foreign exchange transaction for spot or forward delivery entered into in connection with protection against fluctuation in currency rates where that foreign exchange exposure arises in the ordinary course of trade, but not a foreign exchange transaction for investment or speculative purposes;

arising under a Permitted Loan or a Permitted Guarantee;

of any person acquired by a member of the BST Group after the Closing Date which is incurred under arrangements in existence at the date of acquisition, but not incurred or increased or its maturity date extended in contemplation of, or since, that acquisition, and outstanding only for a period of three Months following the date of acquisition;

under finance or capital leases of vehicles, plant, equipment or computers, provided that the aggregate capital value of all such items so leased under outstanding leases by members of the BST Group does not exceed EUR 5,000,000 (or its equivalent) at any time;

any Financial Indebtedness incurred with the consent of the Majority Lenders;

any extensions, renewals, modifications and restatements or replacements of Financial Indebtedness permitted in paragraphs (a) to (g) above, excluding fees and expenses incurred in relation thereto, provided that no such extension, renewal, modification, restatement or replacement may increase the principal amount of the original Financial Indebtedness outstanding;

any Financial Indebtedness owing by ASCI or any of its Subsidiaries to any member of the ITG Group referred to in the schedule of the Realignment Information Package entitled “ITG I/C Balances with ASCI Companies” as at the Effective Date together with all accrued unpaid compound interest on such Financial Indebtedness after the Effective Date which is in each case subordinated on terms satisfactory to the Majority Lenders; or

not permitted by the preceding paragraphs and the outstanding principal amount of which does not exceed EUR 10,000,000 (or its equivalent) in aggregate for the BST Group at any time. However, this paragraph shall not apply to any Financial Indebtedness owing by any member of the BST Group, ASCI or any of its Subsidiaries in each case to any member of the ITG Group.

“Permitted Guarantee” means:

the endorsement of negotiable instruments in the ordinary course of trade and on arm’s length terms;

any performance or similar bond guaranteeing performance by a member of the BST Group in respect of its own obligations under any contract entered into in the ordinary course of trade;

any guarantee of a Permitted Joint Venture to the extent permitted by Clause 27.9 (Joint Ventures) and provided that such a guarantee when aggregated with all other guarantees granted in respect of a Joint Venture under this paragraph (c) and the amount of any investment in any Joint Venture permitted pursuant to paragraph (f) of the definition of Permitted Joint Venture does not exceed EUR 7,500,000 (or its equivalent) in total during the term of this Agreement;

any guarantee permitted under Clause 27.22 (Financial Indebtedness);

any guarantee given in respect of the netting or set-off arrangements permitted pursuant to paragraph (b) of the definition of Permitted Security;

any guarantee granted by an Obligor of the obligations of another Obligor;

any guarantee granted by a member of the BST Group which is not an Obligor in respect of obligations of a member of the BST Group which is an Obligor; or

any guarantee granted by a member of the BST Group and not permitted by the preceding paragraphs where the maximum liability under all guarantees in this paragraph (h) does not exceed EUR 5,000,000 (or its equivalent) at any time.

“Permitted Joint Venture” means any investment in any Joint Venture where:

the Joint Venture is incorporated, or established, and carries on its principal business in, in the European Union, the United States of America, China, Korea, Japan or South Africa;

the Joint Venture is engaged in a business substantially the same as that carried on by the BST Group;

such investment does not result in any member of the BST Group incurring any Financial Indebtedness that is not otherwise permitted under the terms of this Agreement;

the Parent is in compliance with the financial covenants set forth in Clause 26.2 (Financial Condition) on a pro forma basis after giving effect to such investment as of the last day of the Relevant Period most recently ended and the Parent shall have delivered to the Agents at least 10 Business Days prior to the proposed investment a certificate evidencing compliance with Clause 26.2 as required by this paragraph (d);

there is no restriction (or will, on completion of the relevant investment, not be any restriction) in the constitutional documents or elsewhere of the Joint Venture on the Security Agent being granted a charge over the shares in the Joint Venture or the enforcement of such charge and the relevant member of the BST Group grants a charge over the shares acquired by it in such Joint Venture (whether pursuant to any Transaction Security Document or otherwise); and

during the term of this Agreement, the aggregate (the “Joint Venture Investment”) of:

all amounts subscribed for shares in, lent to, or invested in all such Joint Ventures by any member of the BST Group;

the contingent liabilities of any member of the BST Group under any guarantee or similar undertaking given in respect of the liabilities of any such Joint Venture; and

the market value of any assets transferred by any member of the BST Group to any such Joint Venture,

(including, without limitation, any Joint Venture to which ITG-Huamao China Investment Limited, Automotive Safety Components International (Changshu) Co. Ltd and/or Automotive Safety Components International GT (Proprietary Limited) may be party) when aggregated with any guarantees permitted pursuant to paragraph (c) of the definition of Permitted Guarantee does not exceed EUR 7,500,000 (or its equivalent in other currencies).

“Permitted Loan” means:

any trade credit extended by any member of the BST Group to its customers on normal commercial terms and in the ordinary course of its trading activities;

any loan made to the Original Borrower for the purposes of enabling the Original Borrower to meet its payment obligations under the Finance Documents if such payment is permitted by the Intercreditor Deed;

a loan made by an Obligor to another Obligor or made by a member of the BST Group which is not an Obligor to another member of the BST Group;

any loan made by an Obligor to a member of the BST Group which is not an Obligor so long as the aggregate amount of the Financial Indebtedness under any such loans does not exceed EUR 1,000,000 (or its equivalent) at any time;

any loan (including any loan evidenced by the issue of a note) contemplated to be made pursuant to the Permitted Reorganisation Transaction; and

any loan (other than a loan made by a member of the BST Group to another member of the BST Group) so long as the aggregate amount of the Financial Indebtedness under any such loans does not exceed EUR 2,000,000 (or its equivalent) at any time, so long as in the case of paragraphs (c) and (d) above:

(i)	the creditor of such Financial Indebtedness shall (if it is an Obligor) grant security over its rights in respect of such Financial Indebtedness in favour of the Secured Parties on terms acceptable to the Agents; and

(ii)	the creditor and (if the debtor is a member of the BST Group) the debtor of such Financial Indebtedness shall be party to the Intercreditor Deed as intercompany creditor and intercompany debtor respectively.

“Permitted Payment” means the annual management fee of up to a maximum of EUR 1,000,000 per annum payable by Parent to the Original Investors pursuant to the terms of the Management Agreement provided that such payment is made when (i) no Default is continuing or would occur immediately after the making of the payment and (ii) such payment is permitted by the Intercreditor Deed.

“Permitted Reorganisation Transaction” means any transaction specifically described in Steps 1 to 14 of the ITG Realignment Memorandum with such modifications as the Majority Lenders may approve.

“Permitted Security” means:

any lien arising by operation of law and in the ordinary course of trading and not as a result of any default or omission by any member of the BST Group;

any Transaction Security;

any netting or set-off arrangement entered into by any member of the BST Group in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances of members of the BST Group (including an Ancillary Facility which is an overdraft comprising more than one account) but only so long as (i) such arrangement does not permit credit balances of Obligors to be netted or set off against debit balances of members of the BST Group which are not Obligors and (ii) such arrangement does not give rise to other Security over the assets of Obligors in support of liabilities of members of the BST Group which are not Obligors;

any Security or Quasi-Security over or affecting any asset acquired by a member of the BST Group after the Closing Date if:

(i)	the Security or Quasi-Security was not created in contemplation of the acquisition of that asset by a member of the BST Group;

(ii)	the principal amount secured has not been increased in contemplation of or since the acquisition of that asset by a member of the BST Group; and

(iii)	the Security or Quasi-Security is removed or discharged within four Months of the date of acquisition of such asset;

any Security or Quasi-Security over or affecting any asset of any company which becomes a member of the BST Group after the Closing Date, where the Security or Quasi-Security is created prior to the date on which that company becomes a member of the BST Group; if

(i)	the Security or Quasi-Security was not created in contemplation of the acquisition of that company;

(ii)	the principal amount secured has not increased in contemplation of or since the acquisition of that company; and

(iii)	the Security or Quasi-Security is removed or discharged within four Months of that company becoming a member of the BST Group;

any Security arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to a member of the BST Group in the ordinary course of trading and on the supplier’s standard or usual terms and not arising as a result of any default or omission by any member of the BST Group;

any Quasi-Security arising as a result of a disposal which is a Permitted Disposal;

any Security or Quasi-Security arising as a consequence of any finance lease permitted pursuant to paragraph (f) of the definition of “Permitted Financial Indebtedness”;

any Security arising under any netting or set-off arrangement entered into by any member of the BST Group under a Hedging Agreement permitted under the terms of this Agreement for the purposes of determining the obligations of the parties to that agreement by reference to their net exposure under that agreement;

any Security over goods or documents of title to goods arising in the ordinary course of letter of credit transactions entered into in the ordinary course of trade;

any Security created with the consent of the Majority Lenders;

any Security by way of set-off or pledge over bank accounts (in favour of the account-holding bank) arising by operation of law or under standard banking terms and conditions and not as a result of default or omission by any member of the BST Group;

any Security arising on rental deposits in connection with the occupation of leasehold premises in the ordinary course of business provided that the aggregate principal amount deposited at any time does not exceed an amount which is customary for such rental deposits; and

any Security over any asset which is not subject to Transaction Security securing indebtedness the outstanding principal amount of which (when aggregated with the outstanding principal amount of any other indebtedness which has the benefit of Security given by any member of the BST Group other than any permitted under paragraphs (a) to (m) above) does not exceed EUR 5,000,000 (or its equivalent).

“Permitted Share Issue” means an issue of:

ordinary shares by the Parent, paid for in full in cash upon issue and which by their terms are not redeemable and where (i) such shares are of the same class and on the same terms as those initially issued by the Parent and (ii) such issue does not lead to a Change of Control;

redeemable preference shares by the Parent, paid for in full in cash upon issue and which by their terms are not redeemable on or before the Final Disharge Date (as defined in the Intercreditor Deed) pursuant to the ITG Realignment Memorandum;

shares by a member of the BST Group which is a Subsidiary to its immediate Holding Company where (if the existing shares of the Subsidiary are the subject of the Transaction Security) the newly-issued shares also become subject to the Transaction Security on the same terms; or

shares by a member of the BST Group as contemplated by the Permitted Reorganisation Transaction.

“Permitted Transaction” means:

any disposal required, Financial Indebtedness incurred, guarantee, indemnity or Security or Quasi-Security given, or other transaction arising, under the Finance Documents;

the solvent liquidation or reorganisation of any member of the BST Group so long as any payments or assets distributed as a result of such liquidation or reorganisation are distributed to other members of the BST Group;

transactions (other than the granting or creation of Security or the granting of guarantees or the incurring or permitting to subsist of Financial Indebtedness) conducted in the ordinary course of trading on arm’s length terms;

any payments or other transactions contemplated by the Structure Memorandum; or

any transactions contemplated by or under the Tax Sharing Agreement.

“Permitted U.S. Reorganisation” means the reorganisation of the BST Group as set out in steps 5 to 9 of the Structure Memorandum.

“Post-Closing Lease” means each lease identified by the Parent to the Mandated Lead Arrangers which is defined as a “Continuing Operating Lease” in the Sale and Purchase Agreement.

“Post-Closing Leases Maximum Amount” means EUR 1,000,000.

“Priority Agent’s Spot Rate of Exchange” means the Priority Agent’s spot rate of exchange for the purchase of the relevant currency with the Base Currency in the London foreign exchange market at or about 11:00 a.m. on a particular day.

“Priority Commitments” means in relation to a Lender and as the context requires, its First Lien Facility Commitment and its Revolving Facility Commitment.

“Priority Facilities” means the First Lien Facility and the Revolving Facility.

“Priority Finance Party” means the Mandated Lead Arrangers, the Priority Agent, the Security Agent, any Priority Lender, any Hedge Counterparty, the Issuing Bank or any Ancillary Lender and “Priority Finance Parties” means all of them together.

“Priority Lenders” means each Lender participating in the First Lien Facility and/or the Revolving Facility.

“Priority Major Event of Default” means an Event of Default which occurs under any of the following Clauses:

Clause 28.1 (Non-payment), including for the avoidance of doubt as a result of the failure to pay an amount due in respect of the Second Lien Facility;

Clause 28.2 (Financial covenants and other obligations); or

Clause 28.3 (Other obligations).

“Priority Secured Party” means each Priority Finance Party from time to time party to this Agreement and any receiver or delegate.

“Pro Rata Percentage” of any Revolving Lender at any time means the percentage of the Total Revolving Facility Commitments of all Revolving Lenders represented by such Revolving Lender’s Revolving Facility Commitment.

“Qualifying Lender” has the meaning given to that term in Clause 18 (Tax gross-up and indemnities).

“Quarter Date” means the last day of a Financial Quarter.

“Quasi-Security” has the meaning given to that term in Clause 27.15 (Negative pledge).

“Quotation Day” means, in relation to any period for which an interest rate is to be determined, two TARGET Days before the first day of that period, unless market practice differs in the Relevant Interbank Market for a currency, in which case the Quotation Day for that currency will be determined by the Agent in accordance with market practice in the Relevant Interbank Market (and if quotations would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days).

“Real Property” means:

any freehold, leasehold or immovable property; and

any buildings, fixtures, fixed plant or machinery from time to time situated on or forming part of that freehold, leasehold or immovable property.

“Realignment Completion” means that each of Steps 1 to 14 have been implemented and all of the conditions to each Step have been satisfied or waived by the Majority Lenders (in each case other than in respect of the completion of necessary registrations required to be made in Germany referred to in Clause 27.37(g)).

“Realignment Completion Date” means the date on which Realignment Completion occurs.

“Realignment Information Package” means the financial model, including profit and loss, balance sheet, working capital, capital expenditure, restructuring costs and cash flow projections in agreed form relating to the BST Group and NewCo Narricot (for these purposes assuming that each Step has occurred), each prepared by the Parent and delivered to the Agents pursuant to the Amendment Agreement.

“Receiver” means a receiver or receiver and manager or administrative receiver or similar insolvency official of the whole or any part of the Charged Property.

“Reference Banks” means the principal office in London of Barclays Bank Plc, HSBC Bank and Merrill Lynch or such other banks as may be appointed by the Agent in consultation with the Original Borrower.

“Refinancing” means the repayment in full of all indebtedness of BST Textiles under the Deutsche Bank Facility Agreement together with all costs, fees and expenses incurred in connection therewith.

“Reimbursement Obligation” means a Borrower’s obligations under Clause 8.1 (Reimbursements) to reimburse LC Disbursements.

“Relative Commitment Factor” means, at any date of determination, a fraction where the numerator is the principal amount of all commitments outstanding (whether funded or unfunded) of the BST Group under this Agreement and the denominator is the sum of the principal amounts of all commitments outstanding (whether funded or unfunded) of ITG, any Holding Company thereof (if such a Holding Company exists, but not including the Original Investors) and any Subsidiary of ITG (including any member of the BST Group) under the ITG Facilities Agreement the Mexican Facility and this Agreement, as applicable.

“Relevant Interbank Market” means the European interbank market.

“Relevant Jurisdiction” means, in relation to an Obligor:

its jurisdiction of incorporation;

any jurisdiction where any asset subject to or intended to be subject to the Transaction Security to be created by it is situated;

any jurisdiction where it conducts its business; and

the jurisdiction whose laws govern the perfection of any of the Transaction Security Documents entered into by it.

“Relevant Period” has the meaning given to that term in Clause 26.1 (Financial definitions).

“Relevant Unanimous Lenders” means:

all the Lenders;

all the Priority Lenders; or

all the Second Lien Lenders

as the case may be.

“Repeating Representations” means each of the representations set out in Clause 24.2 (Status) to Clause 24.5 (Power and Authority), Clause 24.11(a) (No default), paragraph (g) of Clause 24.12 (No misleading information), Clause 24.13 (Original Financial Statements), Clause 24.19 (Good title to assets) to Clause 24.20 (Legal and beneficial ownership) and Clause 24.26 (Centre of main interests and establishments).

“Reports” means the Accountants’ Report, the Environmental Report, the Legal Due Diligence Report and the Structure Memorandum.

“Requirements of Law” means, collectively, any and all requirements of any Governmental Authority including any and all laws, judgments, orders, decrees, ordinances, rules, regulations, statutes or case law.

“Resignation Letter” means a letter substantially in the form set out in Schedule 7 (Form of Resignation Letter).

“Restructuring Costs” means all fees, costs and expenses (including any legal, tax and accounting fees) incurred (or required to be paid) by the Parent or any other member of the BST Group in connection with the Amendment Agreement.

“Revolving Exposure” means with respect to any Revolving Lender at any time, the Base Currency equivalent of the aggregate amount at such time of all outstanding Revolving Facility Loans of such Revolving Lender, plus the aggregate Base Currency amount at such time of such Revolving Lender’s LC Exposure.

“Revolving Facility” means the revolving credit facility made available under this Agreement as described in paragraph (a)(iii) of Clause 2.1 (The Facilities).

“Revolving Facility Commitment” means:

in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading “Revolving Facility Commitment” in Part II of Schedule 1 (The Original Parties) and the amount of any other Revolving Facility Commitment transferred to it under this Agreement; and

in relation to any other Lender, the amount in the Base Currency of any Revolving Facility Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Revolving Facility Loan” means a loan made or to be made under the Revolving Facility or the principal amount outstanding for the time being of that loan.

“Revolving Facility Utilisation” means a Revolving Facility Loan or a Letter of Credit.

“Revolving Lender” means a Lender under the Revolving Facility.

“Rollover Loan” means one or more Revolving Facility Loans:

made or to be made on the same day that a maturing Revolving Facility Loan is due to be repaid;

the aggregate amount of which is equal to or less than the maturing Revolving Facility Loan;

in the same currency as the maturing Revolving Facility Loan; and

made or to be made to the same Borrower for the purpose of refinancing that maturing Revolving Facility Loan.

“Romanian Guarantor” has the meaning given in Clause 23.13 (Guarantee Limitation Applicable to Romanian Guarantors).

“Sale and Purchase Agreement” means the sale and purchase agreement dated 1 September 2006 relating to the sale and purchase of the Target Shares and made between the Original Borrower and the Vendors.

“Screen Rate” means the percentage rate per annum determined by the Banking Federation of the European Union for the relevant period, displayed on the appropriate page of the Telerate screen. If the agreed page is replaced or service ceases to be available, the Agent may specify another page or service displaying the appropriate rate after consultation with the Original Borrower and the Lenders.

“Second Lien Agent’s Spot Rate of Exchange” means the Second Lien Agent’s spot rate of exchange for the purchase of the relevant currency with the Base Currency in the New York foreign exchange market on a particular day.

“Second Lien Facility” means the term loan facility made available under this Agreement as described in paragraph (a)(ii) of Clause 2.1 (The Facilities).

“Second Lien Facility Commitment” means:

in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading “Second Lien Facility Commitment” in Part II of Schedule 1 (The Original Parties) as determined in accordance with Clause 2.1(a)(ii) and the amount of any other Second Lien Facility Commitment transferred to it under this Agreement; and

in relation to any other Lender, the amount in the Base Currency of any Second Lien Facility Commitment transferred to it under this Agreement,

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Second Lien Facility Loan” means a loan made or to be made under the Second Lien Facility or the principal amount outstanding for the time being of that loan.

“Second Lien Finance Party” means the Mandated Lead Arrangers, the Second Lien Agent, the Security Agent, any Second Lien Lender and “Second Lien Finance Parties” means all of them together.

“Second Lien Lenders” mean each Lender participating in the Second Lien Facility.

“Second Lien Major Event of Default” means an Event of Default which:

occurs under any of the following Clauses:

(i)	Clause 28.1 (Non-payment) as a result of the failure to pay an amount due in respect of the Second Lien Facility only, where such failure continues unremedied for a period of 60 days;

(ii)	Clause 28.6 (Insolvency) in relation to the Borrower of the Second Lien Facility;

(iii)	Clause 28.7 (Insolvency proceedings) in relation to the Borrower of the Second Lien Facility;

(iv)	Clause 28.9 (Creditors’ process) in relation to the Borrower of the Second Lien Facility; or

has caused the Priority Agent to take any step referred to in Clause 28.20 (Acceleration) in respect of the Priority Facilities.

“Second Lien Secured Party” means each Second Lien Finance Party from time to time party to this Agreement and any Receiver or Delegate.

“Secured Account” means an account of the Parent subject to the Transaction Security.

“Secured Parties” means each Priority Secured Party and each Second Lien Secured Party.

“Security” means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Security Principles” means the security principles listed in Schedule 11 hereto.

“Selection Notice” means a notice substantially in the form set out in Part II of Schedule 3 (Requests) given in accordance with Clause 15 (Interest Periods) in relation to the Term Facilities.

“Specified Time” means a time determined in accordance with Schedule 9 (Timetables).

“Standby Letter of Credit” means any standby letter of credit or similar instrument issued for the purpose of supporting (a) workers’ compensation liabilities of a Revolving Borrower, (b) the obligations of third-party insurers of a Revolving Borrower arising by virtue of the laws of any jurisdiction requiring third-party insurers to obtain such letters of credit, (c) performance, payment, deposit or surety obligations of a Revolving Borrower if required by a Requirement of Law or in accordance with custom and practice in the industry.

“Step” means one or more of Steps 1 to 14 as specifically described on pages 7 and 8 of the ITG Realignment Memorandum.

“Stock” means all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, shares, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting.

“Stock Equivalents” means all securities convertible into or exchangeable for Stock or any other Stock Equivalent and all warrants, options or other rights to purchase, subscribe for or otherwise acquire any Stock or any other Stock Equivalent, whether or not presently convertible, exchangeable or exercisable.

“Structure Memorandum” means the structure paper entitled “Project Badger Tax Structure Report” describing the BST Group and the Acquisition and prepared by Ernst & Young in the agreed form and addressed to, and/or capable of being relied upon by, the Secured Parties.

“Subordination Agreement” means:

the subordination agreement dated 3 December 2007 between ITG, Narricot and the Security Agent regarding the ITG Subordinated Loan;

the subordination agreement dated on or about the Effective Date between ITG, the Parent and the Security Agent in respect of the BST Note; and

(c)	the subordination agreement (the “ASCI Subordination Deed”) dated on or about the Effective Date between, among others, certain ASCI Guarantors, ITG and the Security Agent in respect of monies owed to, among others, ITG.

“Subscription Agreements” means the subscription agreements dated on or about the Closing Date and made between the Parent and the Original Investors pursuant to which the Original Investors subscribe for shares in the Parent.

“Subsidiary” means (i) a company, corporation or partnership in respect of which another company, corporation or partnership owns or controls by contract more than 50 per cent. of the voting rights (a “Direct Subsidiary”) or (ii) a company, corporation or partnership in respect of which another company, corporation or partnership owns or controls by contract more than 50 per cent. of the voting rights directly or indirectly through one or more companies, corporations or partnerships which in each case is a Direct Subsidiary of that other company, corporation or partnership.

“Super Majority Lenders” means a Lender or Lenders whose Commitments are in aggregate equal to or more than 90 per cent. of the Total Commitments (as if the total commitments have been reduced to zero, aggregated equal to or more than 90 per cent. of the Total Commitments immediately prior to that reduction).

“Syndication Date” means the earlier of three months from the Closing Date and the date on which a Successful Syndication is achieved (as determined in accordance with the Parent Fee Letter).

“Target” means BST Safety Textiles Holding GmbH, a limited liability company duly incorporated and validly existing under the laws of the Federal Republic of Germany which is registered in the commercial register of the lower court of Waldshut-Tiengen under registration number HRB 521 Schpf.

“Target Group” means the Target and its Subsidiaries.

“Target Shares” means all of the shares of the Target.

“TARGET” means Trans-European Automated Real-time Gross Settlement Express Transfer payment system.

“TARGET Day” means any day on which TARGET is open for the settlement of payments in euro.

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Tax Sharing Agreement” means the tax sharing agreement entered into by International Textile Group, Inc. and the Parent.

“Term” means each period determined under this Agreement for which the Issuing Bank is under a liability under a Letter of Credit.

“Term Facilities” means the First Lien Facility and the Second Lien Facility.

“Term Facility Commitments” means the aggregate of the First Lien Facility Commitments and the Second Lien Facility Commitments.

“Term Loan” means a First Lien Facility Loan or a Second Lien Facility Loan.

“Termination Date” means 30 June 2009.

“Total Commitments” means the aggregate of the Total First Lien Facility Commitments, Total Second Lien Facility Commitments and the Total Revolving Facility Commitments, being EUR 155,000,000 at the date of this Agreement and EUR 142,770,317 as at the Effective Date.

“Total Debt” has the meaning given to that term in Clause 26.1 (Financial definitions).

“Total First Lien Facility Commitments” means the aggregate of the First Lien Facility Commitments, being EUR 100,000,000 at the date of this Agreement and EUR 98,000,000 as at the Effective Date.

“Total Priority Commitments” means the aggregate of the Total First Lien Facility Commitments and the Total Revolving Facility Commitments, being EUR 130,000,000 at the date of this Agreement and EUR 117,770,317 as at the Effective Date.

“Total Revolving Facility Commitments” means the aggregate of the Revolving Facility Commitments, being EUR 30,000,000 at the date of this Agreement and EUR EUR 19,770,317 as at the Effective Date.

“Total Second Lien Facility Commitments” means the aggregate of the Second Lien Facility Commitments, being EUR 25,000,000 at the date of this Agreement.

“Transaction Documents” means the Finance Documents, the Acquisition Documents, the Shareholders’ Agreement, the Management Agreement, the Intercompany Loan Agreements the Constitutional Documents and the Tax Sharing Agreement.”

“Transaction Security” means the Security created or expressed to be created in favour of the Security Agent (or, if applicable, one or more of the Secured Parties) pursuant to the Transaction Security Documents.

“Transaction Security Documents” means each of the documents listed as being a Transaction Security Document in Part III of Schedule 2 (Conditions Precedent), any security document referred to in Schedules 13 (Steps 5 to 9) to 15 (Steps 10 to 14) and any other document designated as such by the Parent and the Security Agent.

“Transfer Certificate” means a certificate substantially in the form set out in Schedule 5 (Form of Transfer Certificate) or any other form agreed between the Agent and the Original Borrower.

“Transfer Date” means, in relation to a transfer, the later of:

the proposed Transfer Date specified in the Transfer Certificate; and

the date on which the Agent executes the Transfer Certificate.

“Treasury Transactions” means any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price.

“Treaty on European Union” means the Treaty of Rome of 25 March 1957, as amended by the Single European Act 1986 and the Maastricht treaty (which was signed at Maastricht on 7 February 1992 and came into force on 1 November 1993).

“U.S. Borrower” means a Borrower that is organised under the laws of any jurisdiction of or in the United States of America.

“U.S. Guarantor” means a Guarantor that is organised under the laws of any jurisdiction of or in the United States of America.

“U.S. Member of the BST Group” means a member of the BST Group that is either organised under the laws of any jurisdiction of or in the United States of America.

“U.S. Loan” means any Loan made to a U.S. Obligor.

“U.S. Obligor” means an Obligor that is either organised under the laws of any jurisdiction of or in the United States of America.

“Unpaid Sum” means any sum due and payable but unpaid by an Obligor under the Finance Documents.

“Utilisation” means a Loan or a Letter of Credit.

“Utilisation Date” means the date on which a Utilisation is made.

“Utilisation Request” means a notice substantially in the form set out in Part I of Schedule 3 (Requests).

“VAT” means value added tax as provided for in the Value Added Tax Act 1994 and any other tax of a similar nature.

“Vendors” means BST S.a.r.l., Hans A. Graefe, Frank Göhring and Georg Saint-Denis.

“Waiver Letter” means:

the waiver letter dated 16 November 2007 regarding this Agreement;

the waiver letter dated 11 January 2008 regarding the waiver letter referred to in paragraph (a) above;

the waiver letter dated as of 20 February 2008 regarding the letters referred to in paragraphs (a) and (b); and

the waiver letter dated as of 3 March 2008 regarding the letters referred to in paragraphs (a), (b) and (c).

“Working Capital” has the meaning given to that term in Clause 26.1 (Financial definitions).

Construction

Unless a contrary indication appears, a reference in this Agreement to:

the “Priority Agent”, the “Second Lien Agent” the “Mandated Lead Arrangers”, any “Finance Party”, any “Issuing Bank”, any “Lender”, any “Obligor”, any “Party”, any “Secured Party”, the “Security Agent” or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees and, in the case of the Security Agent any person for the time being appointed as Security Agent in accordance with the Finance Documents;

a document in “agreed form” is a document which is previously agreed in writing (and initialled for the purposes of identification) by or on behalf of the Parent and the Agents or, if not so agreed, is in the form specified by the Agents;

“assets” includes present and future properties, revenues and rights of every description;

a “Finance Document” or a “Transaction Document” or any other agreement or instrument is a reference to that Finance Document or Transaction Document or other agreement or instrument as amended, varied, supplemented or novated (however fundamentally) but excluding for these purposes any amendment, variation, supplement or novation which is contrary to the provisions of any Finance Document;

the “equivalent” in any currency (the “first currency”) of any amount in another currency (the “second currency”) shall be construed as a reference to the amount in the first currency which could be purchased with that amount in the second currency at the relevant Agent’s Spot Rate of Exchange for the purchase of the first currency with the second currency in the London foreign exchange market at or about 11.00 a.m. on a particular day (or at or about such time and on such date as the relevant Agent may from time to time reasonably determine to be appropriate in the circumstances);

“guarantee” means (other than in Clause 23 (Guarantee and Indemnity)) any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness (and “guaranteed” and “guarantor” shall be construed accordingly);

“including” means including without limitation and “includes” and “included” shall be construed accordingly;

“indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

a “person” includes any person, firm, company, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality) of two or more of the foregoing;

a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but if not having the force of law being one with which persons who are subject thereto are accustomed to comply) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

a provision of law is a reference to that provision as amended or re-enacted; and

a time of day is a reference to London time other than in respect of provisions governing the issuance of Letters of Credit where a time of day is a reference to New York time.

Section, Clause and Schedule headings are for ease of reference only and, unless a contrary intention appears, references to Section, Clauses and Schedules are references to, respectively, sections and clauses of and schedules to this Agreement and references to this Agreement include its Schedules.

Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

A Borrower providing “cash cover” for an Ancillary Facility means a Borrower paying an amount in the currency of the Ancillary Facility to an interest-bearing account in the name of the Borrower and the following conditions being met:

the account is with a designated banking institution approved by the Priority Agent (if the cash cover is to be provided for all the Priority Lenders) or with a Priority Lender or Ancillary Lender (if the cash cover is to be provided for that Priority Lender or Ancillary Lender);

until no amount is or may be outstanding under that Ancillary Facility, withdrawals from the account may only be made to pay a Priority Finance Party amounts due and payable to it under this Agreement in respect of that Ancillary Facility; and

the Borrower has executed a security document over that account, in form and substance satisfactory to the Priority Agent or the Priority Lender or Ancillary Lender with which that account is held, creating a first ranking security interest over that account.

A Default or, as the case may be, an Event of Default is “continuing” if it has not been remedied or waived.

A Borrower “repaying” or “prepaying” Ancillary Outstandings means:

that Borrower providing cash cover in respect of the Ancillary Outstandings;

the maximum amount payable under the Ancillary Facility being reduced or cancelled in accordance with its terms; or

the Ancillary Lender being satisfied that it has no further liability under that Ancillary Facility,

and the amount by which the Ancillary Outstandings are repaid or prepaid under sub-paragraphs (f)(i) and (f)(ii) above is the amount of the relevant cash cover or reduction.

An amount borrowed includes any amount utilised under an Ancillary Facility.

Words importing the plural shall include the singular and vice versa.

Upon BST Safety Textiles LLC (renamed or to be renamed ITG Automotive Safety Textiles LLC) acceding as a Borrower, it shall assume and perform, and shall be jointly and severally liable for, all of the obligations and liabilities (present and future and actual or contingent) of Narricot under the Finance Documents.

Currency symbols and definitions

“euro” and “EUR” means the single currency of the European Union as constituted by the Treaty on European Union and as referred to in EMU Legislation.

“dollar” and “$” means the lawful currency of the United States of America.

Third party rights

Unless expressly provided to the contrary in a Finance Document a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”) to enforce or enjoy the benefit of any term of this Agreement.

Notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

SECTION 2

THE FACILITIES

THE FACILITIES

The Facilities

Subject to the terms of this Agreement, the Lenders make available:

a Base Currency term loan facility in an aggregate amount equal to the Total First Lien Facility Commitments;

a Base Currency term loan facility in an aggregate amount equal to the Total Second Lien Facility Commitments for utilisation in the Base Currency or the Optional Currency;

a Base Currency revolving credit facility in an aggregate amount equal to the Revolving Facility Commitments for utilisation in the Base Currency or the Optional Currency.

The Term Facilities will be available to the Original Borrower and the Revolving Facility will be available to the Revolving Borrowers.

Subject to the terms of this Agreement and the Ancillary Documents, an Ancillary Lender may make available an Ancillary Facility to any of the Borrowers in place of all or part of its Commitment under the Revolving Facility.

Finance Parties’ rights and obligations

The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor shall be a separate and independent debt.

A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

Obligors’ Agent

Each Obligor (other than the Parent) by its execution of this Agreement or an Accession Letter irrevocably appoints the Parent to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises:

the Parent on its behalf to supply all information concerning itself contemplated by this Agreement or any other Finance Document to the Finance Parties and to give all notices and instructions (including, in the case of a Borrower, Utilisation Requests), to execute on its behalf any Accession Letter, to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by any Obligor notwithstanding that they may affect the Obligor, without further reference to or the consent of that Obligor; and

each Finance Party to give any notice, demand or other communication to that Obligor pursuant to the Finance Documents to the Parent,

and in each case the Obligor shall be bound as though the Obligor itself had given the notices and instructions (including, without limitation, any Utilisation Requests) or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication.

Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Obligors’ Agent or given to the Obligors’ Agent under any Finance Document on behalf of another Obligor or in connection with any Finance Document (whether or not known to any other Obligor and whether occurring before or after such other Obligor became an Obligor under any Finance Document) shall be binding for all purposes on that Obligor as if that Obligor had expressly made, given or concurred with it. In the event of any conflict between any notices or other communications of the Obligors’ Agent and any other Obligor, those of the Obligors’ Agent shall prevail.

PURPOSE

Purpose

Each Borrower shall apply all amounts borrowed by it under the Term Facilities towards:

payment to the Vendors of the purchase price for the Target Shares under the Sale and Purchase Agreement;

directly or indirectly, the Refinancing;

the repayment of all amounts owing under the Existing Shareholder Loan including accrued interest;

the discharge of lease obligations in the Federal Republic of Germany, Poland and the United States of America; and

the payment of the Acquisition Costs (other than periodic fees),

as described in the Funds Flow Statement.

Each Borrower shall apply all amounts borrowed by it under the Revolving Facility, any Letter of Credit and any utilisation of any Ancillary Facility towards the general corporate and working capital purposes of the BST Group.

Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement and no Finance Party will be responsible for, or for the consequences of, any such borrowing.

Financial assistance

No monies borrowed pursuant to the terms of this Agreement shall be applied for any purpose which contravenes section 151 of the United Kingdom Companies Act 1985 or any equivalent legislation prohibiting financial assistance in any Relevant Jurisdiction.

CONDITIONS OF UTILISATION

Initial conditions precedent

The Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation) in relation to the first Loan if, on or before the Utilisation Date for that Loan, the Agents have received all of the documents and other evidence listed in Part I of Schedule 2 (Conditions precedent) in form and substance satisfactory to the Agents. The Agents shall notify the Original Borrower and the Lenders promptly upon being so satisfied. Each Party agrees that as at the Effective Date such conditions have been satisfied and that Part I of Schedule 2 is included for historical reference only.

Further conditions precedent

The Lenders will only be obliged to comply with Clause 5.4 (Lenders’ participation) if on the date of the Utilisation Request and on the proposed Utilisation Date:

in the case of a Rollover Loan, no Event of Default is continuing or would result from the proposed Loan and, in the case of any other Loan, no Default is continuing or would result from the proposed Loan; and

in relation to any Loan on the Closing Date, all the representations and warranties in Clause 24 (Representations) or, in relation to any other Loan, the Repeating Representations, to be made by each Obligor are true (in all material respects).

Maximum number of Loans

A Borrower or the Parent may not deliver a Utilisation Request if as a result of the proposed loan:

more than two First Lien Facility Loans would be outstanding;

more than two Second Lien Facility Loans would be outstanding; or

subject to paragraph (b) below, more than 12 Revolving Facility Utilisations would be outstanding.

A Borrower (or the Parent) may not request a Letter of Credit be issued under the Revolving Facility if, as a result of the proposed utilisation, 12 or more Letters of Credit would be outstanding.

SECTION 3

UTILISATION

UTILISATION—LOANS

Delivery of a Utilisation Request

Subject to the terms of this Agreement, a Borrower (or the Obligors’ Agent on its behalf) may utilise a Facility by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time or as otherwise agreed between the relevant Agent and the relevant Borrower.

Completion of a Utilisation Request

Each Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

it identifies the Facility to be utilised and the relevant Borrower;

the proposed Utilisation Date is a Business Day within the Availability Period applicable to that Facility;

the currency and amount of the Loan comply with Clause 5.3 (Currency and amount);

the limitations set out in Clause 4.3 (Maximum number of Loans) are not breached;

the proposed Interest Period complies with Clause 15 (Interest Periods); and

it specifies the account and bank (which must be in the principal financial centre of a Participating Member State in which banks are open for general business on that day) to which the proceeds of the Loan are to be credited.

Only one Loan may be requested in each Utilisation Request.

Currency and amount

The currency specified in a Utilisation Request must be the Base Currency or the Optional Currency.

The amount of the proposed Loan must be:

in respect of a First Lien Facility Loan, the Available Facility in respect of the First Lien Facility;

in respect of a Second Lien Facility Loan, the Available Facility in respect of the Second Lien Facility;

in respect of the Revolving Facility if the currency selected is the Base currency a minimum of EUR 1,000,000 and if the currency selected is an Optional Currency, the equivalent of EUR 1,000,000 at the Priority Agent’s Spot Rate of Exchange or, if less, the Available Facility in respect of the Revolving Facility.

Lenders’ participation

If the conditions set out in this Agreement have been met, each Lender shall make its participation in each Loan available by the Utilisation Date through its Facility Office.

The amount of each Lender’s participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan.

Limitations on Utilisations

The First Lien Facility shall be utilised in full and shall not be utilised unless the Second Lien Facility has been utilised in full.

The First Lien Facility may only be utilised on the Closing Date.

The Second Lien Facility may only be utilised on the Closing Date.

The Revolving Facility shall not be utilised unless the First Lien Facility have been utilised in full.

The maximum aggregate amount of the actual and contingent liabilities of the Issuing Bank under all Letters of Credit shall not at any time exceed EUR 7,500,000 (such amount being the “LC Commitment”).

The maximum aggregate amount of the Ancillary Commitments of all the Lenders shall not at any time exceed EUR 7,500,000.

Automatic Cancellation

Any part of any Facility undrawn on the last day of the relevant Availability Period will be automatically cancelled.

OPTIONAL CURRENCIES

Selection of currency

A Borrower (or the Parent on behalf of a Borrower) shall select the currency of a Utilisation in a Utilisation Request.

Unavailability of a currency

If before the Specified Time on any Quotation Day or such other time as specified by the relevant Agent:

a Lender notifies the relevant Agent that the Optional Currency requested is not readily available to it in the amount required; or

a Lender notifies the relevant Agent that compliance with its obligation to participate in a Loan in the proposed Optional Currency would contravene a law or regulation applicable to it,

the relevant Agent will give notice to the relevant Borrower or Parent to that effect by the Specified Time on that day, or such other time as specified by the relevant Agent. In this event, any Lender that gives notice pursuant to this Clause 6.2 will be required to participate in the Loan in the Base Currency

(in an amount equal to that Lender’s proportion of the Base Currency Amount, or in respect of a Rollover Loan, an amount equal to that Lender’s proportion of the Base Currency Amount of the Rollover Loan that is due to be paid) and its participation will be treated as a separate Loan denominated in the Base Currency during that Interest Period.

Agent’s calculations

Each Lender’s participation in a Loan in the Optional Currency will be determined in accordance with paragraph (b) of Clause 5.4 (Lenders’ participation).

UTILISATION—LETTERS OF CREDIT

General

Subject to the terms and conditions set forth herein, a Revolving Borrower (or the Parent on its behalf) may request the Issuing Bank to issue Letters of Credit denominated in the Base Currency or the Optional Currency for its own account. The Issuing Bank shall have no obligation to issue, and a Revolving Borrower (or the Parent on its behalf) shall not request the issuance of, any Letter of Credit at any time if after giving effect to such issuance, the LC Exposure would exceed the LC Commitment or the Total Revolving Outstandings would exceed the Total Revolving Facility Commitments. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by a Revolving Borrower (or the Parent on its behalf) to, or entered into by a Revolving Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall prevail.

The Revolving Facility

The Revolving Facility may be utilised by way of Letters of Credit.

Other than Clause 5.5 (Limitations on Utilisations), Clause 5 (Utilisation—Loans) does not apply to utilisations by way of Letters of Credit and Clause 10.2 (Repayment of Revolving Facility Loans).

Request for Issuance, Amendment, Renewal; Certain Conditions and Notices

To request the issuance of a Letter of Credit or the amendment or renewal of an outstanding Letter of Credit, a Revolving Borrower shall deliver, by hand or telecopier (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank), an LC Request to the Issuing Bank and the Priority Agent not later than 11:00 a.m. on the fifth Business Day preceding the requested date of issuance, amendment or renewal (or such later date and time as is acceptable to the Issuing Bank).

A request for an initial issuance of a Letter of Credit shall specify in form and detail satisfactory to the Issuing Bank:

the proposed issuance date of the requested Letter of Credit (which shall be a Business Day);

the amount and the currency thereof (which shall be either the Base Currency or the Optional Currency);

the expiry date thereof (which shall not be later than the close of business on the Letter of Credit Expiration Date);

the name and address of the beneficiary thereof;

the documents to be presented by such beneficiary in connection with any drawing thereunder;

the full text of any certificate to be presented by such beneficiary in connection with any drawing thereunder; and

such other matters as the Issuing Bank may reasonably require.

A request for an amendment or renewal of any outstanding Letter of Credit shall specify in form and detail satisfactory to the Issuing Bank:

the Letter of Credit to be amended or renewed;

the proposed date of amendment or renewal thereof (which shall be a Business Day);

the nature of the proposed amendment or renewal; and

such other matters as the Issuing Bank may reasonably require.

If requested by the Issuing Bank, the relevant Revolving Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit.

A Letter of Credit shall be issued, amended or renewed only if:

other than in the case of an amendment or renewal, no Default is continuing or would result from the proposed Utilisation;

in relation to any Utilisation on the Closing Date, all the representations and warranties in Clause 24 (Representations) or, in relation to any other Utilisation, the Repeating Representations to be made by each Obligor are true in all material respects; and

after giving effect to such issuance, amendment or renewal:

the LC Exposure shall not exceed the LC Commitment; and

the Total Revolving Outstandings shall not exceed the Total Revolving Facility Commitments.

The minimum amount of each Letter of Credit shall be agreed between the Issuing Bank and the relevant Revolving Borrower at the time of the LC Request.

The Priority Agent shall determine the Base Currency Amount of each Letter of Credit which is to be issued in the Optional Currency and shall notify the Issuing Bank by the Specified Time.

Upon the issuance of any Letter of Credit or amendment to or renewal of a Letter of Credit, the Issuing Bank shall promptly notify the Priority Agent, who shall promptly notify each Revolving Lender, thereof, which notice shall be accompanied by a copy of such Letter of Credit or amendment or renewal to a Letter of Credit and the amount of such Lender’s respective participation in such Letter of Credit pursuant to Clause 7.5 (Participations).

On the first Business Day of each calendar month, the Issuing Bank shall provide to the Priority Agent a report listing all outstanding Letters of Credit and the amounts and beneficiaries thereof and the Priority Agent shall promptly provide such report to each Revolving Lender.

Expiration Date

Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the expiry date specified for the relevant Letter of Credit in the relevant LC Request and (ii) the Letter of Credit Expiration Date.

Participations

By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby irrevocably grants to each Revolving Lender, and each Revolving Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Revolving Lender’s Pro Rata Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Priority Agent, for the account of the Issuing Bank, such Revolving Lender’s Pro Rata Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the relevant Revolving Borrower on the date due as provided in Clause 8.1 (Reimbursement), or of any reimbursement payment required to be refunded to the relevant Revolving Borrower for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this Clause 7.5 in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment or renewal of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, or expiration, termination or cash collateralisation of any Letter of Credit and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

Revaluation of Letters of Credit

If any Letters of Credit are denominated in an Optional Currency, the Priority Agent shall at six monthly intervals after the date of the Letter of Credit recalculate the Base Currency Amount of each Letter of Credit by notionally converting into the Base Currency the outstanding amount of that Letter of Credit on the basis of the Priority Agent’s Spot Rate of Exchange on the date of calculation.

The Parent shall, if requested by the Priority Agent within 5 days of any calculation under paragraph (a) above, ensure that within three Business Days sufficient Revolving Facility Utilisations are prepaid to prevent the Base Currency Amount of the Revolving Facility Utilisations exceeding the Total Revolving Facility Commitments (after deducting the total Ancillary Commitments) following any adjustment to a Base Currency Amount under paragraph (a) of this Clause 7.6.

LETTERS OF CREDIT

Reimbursement

If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the relevant Revolving Borrower shall reimburse such LC Disbursement by paying to the Issuing Bank an amount equal to such LC Disbursement not later than 3:00 p.m., New York City time, on the date that such LC Disbursement is made if the relevant Revolving Borrower shall have received notice of such LC Disbursement prior to

11:00 a.m., New York City time, on such date, or, if such notice has not been received by Borrower prior to such time on such date, then not later than 3:00 p.m., New York City time, on the Business Day immediately following the day that Revolving Borrower receives such notice.

If the relevant Revolving Borrower fails to make such payment when due, the Issuing Bank shall notify the Priority Agent and the Priority Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the relevant Revolving Borrower in respect thereof and such Revolving Lender’s Pro Rata Percentage thereof.

Each Revolving Lender shall pay by wire transfer of immediately available funds to the Priority Agent not later than 2:00 p.m., New York City time, on such date (or, if such Revolving Lender shall have received such notice later than 12:00 noon, New York City time, on any day, not later than 11:00 a.m., New York City time, on the immediately following Business Day), an amount equal to such Revolving Lender’s Pro Rata Percentage of the unreimbursed LC Disbursement to an account designated by the Priority Agent, and the Priority Agent will promptly pay to the Issuing Bank the amounts so received by it from the Revolving Lenders. The Priority Agent will promptly pay to the Issuing Bank any amounts received by it from the relevant Borrower pursuant to Clause 8.1(a) above prior to the time that any Revolving Lender makes any payment pursuant to the preceding sentence and any such amounts received by the Priority Agent from the relevant Borrower thereafter will be promptly remitted by the Priority Agent to the Revolving Lenders that shall have made such payments and to the Issuing Bank, as appropriate

If any Revolving Lender shall not have made its Pro Rata Percentage of such LC Disbursement available to the Priority Agent as provided in Clause 8.1(c) above, each of such Revolving Lender and the relevant Revolving Borrower severally agrees to pay interest on such amount, for each day from and including the date such amount is required to be paid in accordance with the foregoing to but excluding the date such amount is paid, to the Priority Agent for the account of the Issuing Bank at (i) in the case of the relevant Revolving Borrower, the rate per annum set forth in Clause 8.5 (Interim Interest) and (ii) in the case of such Lender, at a rate determined by the Priority Agent in accordance with banking industry rules or practices on interbank compensation.

All payments made pursuant to this Clause 8.1 (Reimbursements) shall be in the currency in which the LC Disbursement giving rise to such payment is denominated.

Indemnities

Each Revolving Borrower shall immediately on demand indemnify the Issuing Bank against any cost, loss or liability incurred by the Issuing Bank (otherwise than by reason of the Issuing Bank’s gross negligence or wilful misconduct) in acting as the Issuing Bank under any Letter of Credit requested by (or on behalf of) that Revolving Borrower.

To the extent that the Issuing Bank has not been reimbursed pursuant to Clause 8.1 (Reimbursement) hereof, each Revolving Lender shall (according to its Pro Rata Percentage of the aggregate LC Exposure) immediately on demand indemnify the Issuing Bank against any cost, loss or liability incurred by the Issuing Bank (otherwise than by reason of the Issuing Bank’s gross negligence or wilful misconduct) in acting as the Issuing Bank under any Letter of Credit (unless the Issuing Bank has been reimbursed by an Obligor pursuant to a Finance Document).

The obligations of each Revolving Lender under this Clause 8 are continuing obligations and will extend to the ultimate balance of sums payable by that Lender in respect of any Letter of Credit, regardless of any intermediate payment or discharge in whole or in part.

Obligations Absolute

The Reimbursement Obligation of the relevant Revolving Borrower as provided in Clause 8.1 (Reimbursement) and the obligations of each Revolving Borrower and each Revolving Lender pursuant to Clause 8.2 (Indemnities) shall be absolute, unconditional and irrevocable, and shall be paid and performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of:

any time, waiver or consent granted to, or composition with, any Obligor, any beneficiary under a Letter of Credit or any other person;

the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor or any member of the BST Group;

the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor, any beneficiary under a Letter of Credit or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor, any beneficiary under a Letter of Credit or any other person;

any amendment (however fundamental) or replacement of a Finance Document, any Letter of Credit or any other document or security;

any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document, any Letter of Credit or any other document or security; or

any insolvency or similar proceedings.

None of the Priority Agent or the Security Agent, the Lenders, the Issuing Bank or any of their Affiliates shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the relevant Revolving Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the relevant Revolving Borrower to the extent permitted by applicable Requirements of Law) suffered by the relevant Revolving Borrower that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.

The parties hereto expressly agree that, in the absence of gross negligence or wilful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

Disbursement Procedures

The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly give written notice to the Priority Agent and the relevant Revolving Borrower of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the relevant Revolving Borrower of its Reimbursement Obligation to the Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement (other than with respect to the timing of such Reimbursement Obligation set forth in Clause 8.1 (Reimbursement).

Interim Interest

If the Issuing Bank shall make any LC Disbursement, then, unless the relevant Revolving Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest payable on demand, for each day from and including the date such LC Disbursement is made to but excluding the date that the relevant Revolving Borrower reimburses such LC Disbursement, at the rate set out in Clause 14.3 (Default Interest). Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to Clause 8.1(d) to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

Cash Collateralisation

If any Event of Default shall occur and be continuing, two Business Days following the day on which the Parent or the relevant Revolving Borrower receives notice from the Priority Agent or the Majority Priority Lenders demanding the deposit of cash collateral pursuant to this paragraph, the Parent or the relevant Revolving Borrower, as applicable, shall deposit on terms and in accounts satisfactory to the Security Agent, in the name of the Security Agent and for the benefit of the Revolving Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Parent or the relevant Revolving Borrower pursuant to Clause 28.6 (Insolvency), Clause 28.7 (Insolvency Proceedings) or Clause 28.8 (German Insolvency), as applicable.

Funds deposited pursuant to Clause 8.6(a) above, shall be applied by the Security Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of outstanding Reimbursement Obligations or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other Obligations of the relevant Revolving Borrower under this Agreement. If the Parent or the relevant Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount plus any accrued interest or realised profits with respect to such amounts (to the extent not applied as aforesaid) shall be returned to the Parent or the relevant Borrower, as applicable, within three Business Days after all Events of Default have been cured or waived.

Additional Issuing Banks

The Parent may, at any time and from time to time, designate one or more additional Revolving Lenders to act as an issuing bank under the terms of this Agreement, with the consent of the Priority Agent (which consent shall not be unreasonably withheld), the Issuing Bank and such Revolving Lender(s). Any Lender designated as an issuing bank pursuant to this Clause 8.7 shall be deemed (in addition to being a Revolving Lender) to be the Issuing Bank with respect to Letters of Credit issued or to be issued by such Revolving Lender, and all references herein and in the other Finance Documents to the term “Issuing Bank” shall, with respect to such Letters of Credit, be deemed to refer to such Revolving Lender in its capacity as Issuing Bank, as the context shall require.

Resignation or Removal of the Issuing Bank

The Issuing Bank may resign as Issuing Bank hereunder at any time upon at least 30 days’ prior notice to the Lenders, the Priority Agent and the Parent.

The Issuing Bank may be replaced at any time by written agreement among the Parent, the Priority Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank or any such additional Issuing Bank.

From and after the effective date of any such resignation or replacement or addition, as applicable, (i) the successor or additional Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued by it thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or such addition or to any previous Issuing Bank, or to such successor or such addition and all previous Issuing Banks, as the context shall require.

After the resignation or replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such resignation or replacement, but shall not be required to issue additional Letters of Credit. If at any time there is more than one Issuing Bank hereunder, the relevant Borrower may, in its discretion, select which Issuing Bank is to issue any particular Letter of Credit.

Other

The Issuing Bank shall be under no obligation to issue any Letter of Credit if the issuance of such Letter of Credit would violate one or more policies of the Issuing Bank.

The Issuing Bank shall be under no obligation to amend any Letter of Credit if:

the Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof; or

the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

Rights of contribution

No Obligor will be entitled to any right of contribution or indemnity from any Finance Party in respect of any payment it may make under this Clause 8.

ANCILLARY FACILITIES

Type of Facility

An Ancillary Facility may be by way of:

an overdraft facility;

a guarantee, bonding, documentary or stand-by letter of credit facility;

a short term loan facility;

a derivatives facility;

a foreign exchange facility; or

any other facility or accommodation required in connection with the business of the BST Group and which is agreed by the Parent with an Ancillary Lender.

Availability

If the Parent and a Lender agree and except as otherwise provided in this Agreement, the Lender may provide an Ancillary Facility on a bilateral basis in place of all or part of that Lender’s unutilised Revolving Facility Commitment (which shall (except for the purpose of determining the Majority Lenders) be reduced by the amount of the Ancillary Commitment under that Ancillary Facility).

An Ancillary Facility shall not be made available unless, not later than 10 Business Days prior to the Ancillary Commencement Date for an Ancillary Facility, the Priority Agent has received from the Parent:

a notice in writing requesting the establishment of an Ancillary Facility and specifying:

the proposed Borrower(s) which may use the Ancillary Facility;

the proposed Ancillary Commencement Date and expiry date of the Ancillary Facility (which must fall on or before the Termination Date);

the proposed type of Ancillary Facility to be provided (which must comply with Clause 9.1 (Type of Facility));

the proposed Ancillary Lender (which must be a Lender under the Revolving Facility);

the proposed Ancillary Commitment, the maximum amount of the Ancillary Facility (if not denominated in the Base Currency) and, if the Ancillary Facility is an overdraft facility comprising more than one account its maximum gross amount (that amount being the “Designated Gross Amount”) and its maximum net amount (that amount being the “Designated Net Amount”); and

the proposed currency of the Ancillary Facility;

a copy of the proposed Ancillary Document(s); and

any other information which the Agent may reasonably request in connection with the Ancillary Facility.

The Priority Agent shall promptly notify the Parent, the Ancillary Lender and the other Lenders of the establishment of an Ancillary Facility.

No amendment or waiver of a term of any Ancillary Facility shall require the consent of any Finance Party other than the relevant Ancillary Lender unless such amendment or waiver itself relates to or gives rise to a matter which would require an amendment of or under this Agreement (including, for the avoidance of doubt, under this Clause). In such a case, the provisions of this Agreement with regard to amendments and waivers will apply.

Subject to compliance with paragraph (b) above:

the Lender concerned will become an Ancillary Lender; and

the Ancillary Facility will be available,

with effect from the date agreed by the Parent and the Ancillary Lender.

Terms of Ancillary Facilities

Except as provided below, the terms of any Ancillary Facility will be those agreed by the Ancillary Lender and the Parent.

However, those terms:

must be based upon normal commercial terms at that time (except as varied by this Agreement);

may allow only Borrowers to use the Ancillary Facility;

may not allow the Ancillary Outstandings to exceed the Ancillary Commitment;

may not allow the Ancillary Commitment of a Lender to exceed the Available Commitment with respect to the Revolving Facility of that Lender; and

must require that the Ancillary Commitment is reduced to nil, and that all Ancillary Outstandings are repaid (or cash cover provided in respect of all the Ancillary Outstandings) not later than the Termination Date.

If there is any inconsistency between any term of an Ancillary Facility and any term of this Agreement, this Agreement shall prevail except for (i) Clause 37.3 (Day count convention) which shall not prevail for the purposes of calculating fees, interest or commission relating to an Ancillary Facility and (ii) an Ancillary Facility comprising more than one account where the terms of the Ancillary Documents shall prevail.

Interest, commission and fees on Ancillary Facilities are dealt with in Clause 17.5 (Interest, commission and fees on Ancillary Facilities).

Repayment of Ancillary Facility

An Ancillary Facility shall cease to be available on the Termination Date or such earlier date on which its expiry date occurs or on which it is cancelled in accordance with the terms of this Agreement.

If an Ancillary Facility expires in accordance with its terms the Ancillary Commitment of the Ancillary Lender shall be reduced to zero (and its Revolving Facility Commitment shall be increased accordingly).

No Ancillary Lender may demand repayment or prepayment of any amounts or demand cash cover for any liabilities made available or incurred by it under its Ancillary Facility (except where the Ancillary Facility is provided on a net limit basis to the extent required to bring any gross outstandings down to the net limit) unless:

the Total Revolving Facility Commitments have been cancelled in full, or all outstanding Revolving Facility Loans have become due and payable in accordance with the terms of this Agreement, or the Priority Agent has declared all outstanding Revolving Facility Loans immediately due and payable, or the expiry date of the Ancillary Facility occurs; or

it becomes unlawful in any applicable jurisdiction for the Ancillary Lender to perform any of its obligations as contemplated by this Agreement or to fund, issue or maintain its participation in its Ancillary Facility; or

the Ancillary Outstandings (if any) under that Ancillary Facility can be refinanced by a Revolving Facility Utilisation and the Ancillary Lender gives sufficient notice to enable a Revolving Facility Loan to be made to refinance those Ancillary Outstandings.

For the purposes of determining whether or not the Ancillary Outstandings under an Ancillary Facility mentioned in sub-paragraph (iii) of paragraph (c) above can be refinanced by a Revolving Facility Loan:

the Revolving Facility Commitment of the Ancillary Lender will be increased by the amount of its Ancillary Commitment; and

the Revolving Facility Loan may (so long as sub-paragraph (i) of paragraph (c) above does not apply) be made irrespective of whether a Default is outstanding or any other applicable condition precedent is not satisfied (but only to the extent that the proceeds are applied in refinancing those Ancillary Outstandings) and irrespective of whether Clause 4.3 (Maximum number of Loans) or paragraph (iii) of Clause 5.2 (Completion of a Utilisation Request for Loans) applies.

On the making of a Revolving Facility Utilisation to refinance Ancillary Outstandings:

each Lender will participate in that Utilisation in an amount (as determined by the Agent) which will result as nearly as possible in the aggregate amount of its participation in the Revolving Facility Utilisation then outstanding bearing the same proportion to the aggregate amount of the Revolving Facility Utilisations then outstanding as its Revolving Facility Commitment bears to the aggregate of the Revolving Facility Commitments; and

the relevant Ancillary Facility shall be cancelled.

In relation to an Ancillary Facility which comprises an overdraft facility where a Designated Net Amount has been established, the Ancillary Lender providing that Ancillary Facility shall only be obliged to take into account for the purposes of calculating compliance with the Designated Net Amount those credit balances which it is permitted to take into account by the then current law and regulations in relation to its reporting of exposures to any applicable regulatory authorities as netted for capital adequacy purposes.

Ancillary Outstandings

Each Borrower and each Ancillary Lender agrees with and for the benefit of each Lender that:

the Ancillary Outstandings under any Ancillary Facility provided by that Ancillary Lender shall not exceed the Ancillary Commitment applicable to that Ancillary Facility and where the Ancillary Facility is an overdraft facility comprising more than one account, Ancillary Outstandings under that Ancillary Facility shall not exceed the Designated Net Amount in respect of that Ancillary Facility; and

where all or part of the Ancillary Facility is an overdraft facility comprising more than one account, the Ancillary Outstandings (calculated on the basis that the words in brackets in paragraph (a) of the definition of that term were deleted) shall not exceed the Designated Gross Amount applicable to that Ancillary Facility.

Adjustment for Ancillary Facilities upon acceleration

In this Clause 9.6:

“Revolving Outstandings” means, in relation to a Lender, the aggregate of the equivalent in the Base Currency of (i) its participation in each Revolving Facility Utilisation then outstanding, and (ii) if the Lender is also an Ancillary Lender, the Ancillary Outstandings in respect of Ancillary Facilities provided by that Ancillary Lender.

“Total Revolving Outstandings” means the aggregate of all Revolving Outstandings.

If a notice is served under Clause 28.20 (Acceleration) (other than a notice declaring Loans to be due on demand), each Lender and each Ancillary Lender shall adjust by corresponding transfers (to the extent necessary) their claims in respect of amounts outstanding to them under the Revolving Facility and each Ancillary Facility to ensure that after such transfers the Revolving Outstandings of each Lender bears the same proportion to the Total Revolving Outstandings as such Lender’s Revolving Facility Commitment bears to the Total Revolving Facility Commitments, each as at the date the notice is served under Clause 28.20 (Acceleration).

If an amount outstanding under an Ancillary Facility is a contingent liability and that contingent liability becomes an actual liability or is reduced to zero after the original adjustment is made under paragraph (a) above, then each Lender and Ancillary Lender will make a further adjustment by corresponding transfers (to the extent necessary) to put themselves in the position they would have been in had the original adjustment been determined by reference to the actual liability or, as the case may be, zero liability and not the contingent liability.

Prior to the application of the provisions of paragraph (a) of this Clause 9.6, an Ancillary Lender that has provided an overdraft comprising more than one account under an Ancillary Facility shall set-off any liabilities owing to it under such overdraft facility against credit balances on any account comprised in such overdraft facility.

Information

Each Borrower and each Ancillary Lender shall, promptly upon request by the Priority Agent, supply the Priority Agent with any information relating to the operation of an Ancillary Facility (including the Ancillary Outstandings) as the Priority Agent may reasonably request from time to time. Each Borrower consents to all such information being released to the Priority Agent and the other Finance Parties.

SECTION 4

REPAYMENT, PREPAYMENT AND CANCELLATION

REPAYMENT

Repayment of Term Facility Loans

The Original Borrower shall repay the aggregate Term Loans in full on the Termination Date.

The Original Borrower may not reborrow any Term Facility which is repaid.

Repayment of Revolving Facility Loans

Each Borrower which has drawn a Revolving Facility Loan shall repay that Loan on the last day of its Interest Period and shall repay in full all outstanding Revolving Facility Loans on the Termination Date.

The Borrowers may reborrow any Revolving Facility Loan which is repaid.

ILLEGALITY, VOLUNTARY PREPAYMENT AND CANCELLATION

Illegality

If it becomes unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund, issue or maintain its participation in any Loan:

that Lender shall promptly notify the Agent upon becoming aware of that event;

upon the Agent notifying the Parent, the Commitment of that Lender will be immediately cancelled; and

each Borrower shall repay that Lender’s participation in the Loans made to that Borrower on the last day of the Interest Period for each Loan occurring after the Agent has notified the Parent or, if earlier, the date specified by the Lender in the notice delivered to the Agents (being no earlier than the last day of any applicable grace period permitted by law).

Illegality in relation to Issuing Bank

If it becomes unlawful for an Issuing Bank to issue or leave outstanding any Letter of Credit, then:

that Issuing Bank shall promptly notify the Priority Agent upon becoming aware of that event;

upon the Priority Agent notifying the Parent, the Issuing Bank shall not be obliged to issue any Letter of Credit;

the Parent shall procure that the relevant Revolving Borrower shall use its best endeavours to procure the release of each Letter of Credit issued by that Issuing Bank and outstanding at such time; and

unless any other Lender has agreed to be an Issuing Bank pursuant to the terms of this Agreement, the Revolving Facility shall cease to be available for the issue of Letters of Credit.

Voluntary cancellation

The Parent may, if it gives the Agents not less than five Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of EUR 1,000,000 and an integral multiple of EUR 500,000 of an Available Facility. Any cancellation under this Clause 11.3 shall reduce the Commitments of the Lenders rateably under that Facility.

Any notice of cancellation of the Revolving Facility Available Commitments delivered at any time while Term Facility Loans remain outstanding and/or Term Facility Commitments remain uncancelled must be accompanied by evidence, in form and substance satisfactory to the Majority Lenders (acting reasonably), that the BST Group will have sufficient working capital facilities available to it following such cancellation.

Voluntary prepayment of Term Loans

Subject to paragraph (c) below, the Original Borrower may, if it gives the Agents not less than five Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of a Term Loan (but, if in part, being an amount that reduces the Base Currency Amount of that Term Loan by a minimum amount of EUR 1,000,000 and an integral multiple of EUR 500,000).

Subject to the Intercreditor Deed, a Second Lien Facility Loan shall only be prepaid if all the Priority Facility Loans have been prepaid in full or will be prepaid in full at the same time and any prepayment fee payable under Clause 17.4 (Second Lien Facility Prepayment Fee) in relation to that prepayment is paid at the same time as the prepayment.

A prepayment under this Clause 11.4 shall prepay the Priority Facilities in such order as the Parent shall determine.

Voluntary prepayment of Revolving Facility Utilisations

A Borrower to which a Revolving Facility Utilisation has been made may, if it or the Parent gives the Priority Agent not less than five Business Days’ (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of a Revolving Facility Utilisation (but if in part, being an amount that reduces the Base Currency Amount of the Revolving Facility Utilisation by a minimum amount of EUR 1,000,000 and an integral multiple of EUR 500,000).

Right of cancellation and repayment in relation to a single Lender or Issuing Bank

If:

any sum payable to any Lender by an Obligor is required to be increased under paragraph (c) of Clause 18.2 (Tax gross-up); or

any Lender claims indemnification from an Obligor under Clause 18.3 (Tax indemnity) or Clause 19.1 (Increased costs),

the Original Borrower may, whilst the circumstance giving rise to the requirement or indemnification continues, give the Priority Agent notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender’s participation in the Loans.

On receipt of a notice referred to in paragraph (a) above in relation to a Lender, the Commitment of that Lender shall immediately be reduced to zero.

On the last day of each Interest Period which ends after the Original Borrower has given notice under paragraph (a) above in relation to a Lender (or, if earlier, the date specified by the Original Borrower in that notice), each Borrower to which a Loan is outstanding shall repay that Lender’s participation in that Loan together with all interest and other amounts accrued under the Finance Documents.

MANDATORY PREPAYMENT

Exit

For the purpose of this Clause 12.1 “Equity Issuance” means a Flotation, any other public or private offering or any other equity or equity-linked issuance of or by any member of the BST Group, any Holding Company of any member of the BST Group or by ITG or any Holding Company of ITG (if such a Holding Company exists).

For the purpose of this Clause 12.1, “Flotation” means a successful application being made for the admission of any part of the share capital of any member of the BST Group (or Holding Company of any member of the BST Group) or ITG (or any Holding Company of ITG if such a Holding Company exists), as applicable, or the grant of permission to deal in any part of the issued share capital of any member of the BST Group (or Holding Company of any member of the BST Group) or ITG (or any Holding Company of ITG if such a Holding Company exists), as applicable, on any recognised investment exchange (as that term is used in the Financial Services and Markets Act 2000) or in or on any exchange or market replacing the same or any other exchange or market in any country or any other sale or issue by way of flotation or public offering or any equivalent circumstances in relation to any member of the BST Group (or Holding Company of any member of the BST Group) or ITG (or any Holding Company of ITG if such a Holding Company exists), as applicable, in any jurisdiction or country.

For the purpose of this Clause 12.1:

a “Change of Control” will occur if:

prior to a Flotation, the Original Investors, together with any of their Affiliates cease to be (directly or indirectly including, for the avoidance of doubt, through holding companies for the purpose of effecting an anticipated Flotation (it being understood that no such holding companies are in existence as at the Closing Date)) the legal and beneficial owners of share capital having the right to cast more than 50 per cent. of the votes capable of being cast in general meetings of the Parent; or

after a Flotation, the Original Investors, together with any of their Affiliates cease to be (directly or indirectly including, for the avoidance of doubt, through holding companies formed for the purpose of effecting such a Flotation (it being understood that no such holding companies are in existence as at the Closing Date) legal and beneficial owners of share capital having the right to cast more than 30 per cent. of the votes capable of being cast in general meetings of the Parent; or

any person or persons acting in concert (other than the Original Investors or any of their Affiliates) shall have acquired beneficial ownership of the share capital of the Parent representing a larger proportion than the share capital directly or indirectly owned by the Original Investors together with any of their Affiliates; or

any persons or persons acting in concert shall have acquired the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to direct the management and policies or composition of the board of the Parent.

Upon the occurrence of:

a Change of Control (including as a result of an Equity Issuance); or

the Parent ceasing to legally and beneficially own the entire issued share capital of the Target; or

the sale of all or substantially all of the assets of the BST Group whether in a single transaction or a series of related transactions,

the Facilities will be cancelled and all outstanding Loans and Ancillary Outstandings, together with accrued interest, and all other amounts accrued under the Finance Documents, shall become immediately due and payable.

Disposal, Insurance, Acquisition, Equity and Debt Proceeds and Excess Cashflow

For the purposes of this Clause 12.2, Clause 12.3 (Application of mandatory prepayments) and Clause 12.4 (Mandatory Prepayment Accounts and Holding Accounts):

“Acquisition Proceeds” means (to the extent they exceed in aggregate in any Financial Year EUR 1,000,000) the proceeds of a claim (a “Recovery Claim”) against the Vendors or any of their Affiliates (or any employee, officer or adviser of any such person) in relation to any Acquisition Document or against the provider of any Report (in its capacity as a provider of that Report), except for Excluded Acquisition Proceeds, and after deducting:

any reasonable expenses which are incurred by any member of the BST Group to persons who are not members of the BST Group; and

any Tax incurred and required to be paid by a member of the BST Group (as reasonably determined by the relevant member of the BST Group on the basis of existing rates and taking into account any available credit, deduction or allowance), in each case in relation to that Recovery Claim.

“BST Debt Proceeds” means the net proceeds of any Financial Indebtedness incurred by any member of the BST Group (other than Permitted Financial Indebtedness).

“Disposal” means a sale, lease, licence, transfer, loan or other disposal by a person of any asset, undertaking or business (whether by a voluntary or involuntary single transaction or series of transactions).

“Disposal Proceeds” means the cash consideration receivable by any member of the BST Group (including any amount receivable in repayment of intercompany debt) for any Disposal exceeding in aggregate EUR 1,000,000 in any Financial Year made by any member of the BST Group except for Excluded Disposal Proceeds and after deducting:

(i)	reasonable expenses incurred by any member of the BST Group with respect to that Disposal to persons who are not members of the BST Group;

(ii)	any Tax incurred and required to be paid by the seller in connection with that Disposal (as reasonably determined by the seller, on the basis of existing rates and taking account of any available credit, deduction or allowance); and

(iii)	any amount required to be applied in prepaying any Financial Indebtedness (other than any amount outstanding under this Agreement) permitted under Clause 27.23 (Financial Indebtedness) which is secured over the asset disposed of as permitted under Clause 27.15 (Negative pledge) to the extent that such Financial Indebtedness was not incurred prior to such disposal for the purpose of that disposal.

“Equity Proceeds” means the net cash proceeds received from an Equity Issuance (other than Excluded Equity Proceeds or proceeds received from any Additional Equity (as defined in paragraph (f)(vi)(A) of the definition of Permitted Acquisition) provided that such Additional Equity is committed to be utilised for a Permitted Acquisition within 10 Business Days of the issuance of such Additional Equity and the Additional Equity so committed is applied strictly in accordance with the payment terms of the agreement documenting the Permitted Acquisition), where such Equity Issuance has not resulted in a Change of Control.

“Excluded Acquisition Proceeds” means any cash proceeds of a Recovery Claim which are applied:

(i)	to satisfy (or reimburse a member of the BST Group which has discharged) any liability, charge or claim upon a member of the BST Group by a person which is not a member of the BST Group; or

(ii)	in the replacement, reinstatement and/or repair of assets of members of the BST Group which have been lost, destroyed or damaged,

in each case as a result of the events or circumstances giving rise to that Recovery Claim, if those proceeds are so applied as soon as possible (but in any event within nine Months after receipt or such longer period as the Majority Lenders may agree.

“Excluded Disposal Proceeds” means cash proceeds received from any Disposal permitted by paragraphs (a), (b), (d), (e), (f), (g), (h) and (l) of the definition of Permitted Disposals or the proceeds of any other Disposal which are applied within nine Months of receipt in the purchase of replacement assets of the same or a similar type by the disposing member of the BST Group.

“Excluded Equity Proceeds” means cash proceeds received from any Equity Issuance permitted by paragraph (d) of the definition of Permitted Share Issue.

“Excluded Insurance Proceeds” means any cash proceeds of an insurance claim which are applied:

(i)	to meet a third party claim; or

(ii)	to the replacement, reinstatement and/or repair of the assets in respect of which the relevant insurance claim was made,

in each case as soon as possible (but in any event within nine Months) after receipt.

“Insurance Proceeds” means the cash proceeds of any insurance claim received by any member of the BST Group in any Financial Year which when aggregated with the proceeds of all other insurance claims in that Financial Year exceed EUR 1,000,000 except for Excluded Insurance Proceeds and after deducting any reasonable expenses in relation to that claim which are incurred by any member of the BST Group to persons who are not members of the BST Group.

“ITG Debt Proceeds” means the net proceeds of any Financial Indebtedness incurred by ITG or any Holding Company of ITG (if such a Holding Company exists) or by any Holding Company of any member of the BST Group (other than another member of the BST Group).

The Parent shall ensure that the Borrowers prepay Loans in the following amounts at the times and in the order of application contemplated by Clause 12.3 (Application of mandatory prepayments):

the amount of Acquisition Proceeds;

the amount of Disposal Proceeds;

the amount of Insurance Proceeds;

the amount equal to the Relative Commitment Factor as of such date multiplied by the amount of the Equity Proceeds received from an Equity Issuance (other than an Excluded Equity Issuance) and after in the case of a Qualified Issuance (as defined in the ITG Note Purchase Agreement) deducting such amount not exceeding $7,500,000 as is required to be paid by ITG by way of accrued interest under the ITG Notes by ITG or any Holding Company of ITG (if such a Holding Company exists) or by any Holding Company of any member of the BST Group (other than another member of the BST Group);

50% of the amount of the Equity Proceeds received from an Equity Issuance by any member of the BST Group or any Holding Company of any member of the BST Group (other than ITG);

the amount equal to the Relative Commitment Factor as of such date multiplied by the amount of ITG Debt Proceeds;

the amount of the BST Debt Proceeds; and

the amount equal to 75% of Excess Cashflow for any Financial Year of the Parent (or if Debt Cover for such Financial Year was less than 2.5:1, 50% of Excess Cashflow for such Financial Year).

For the avoidance of doubt, no Permitted Reorganisation Transaction shall give rise to any mandatory prepayment under Clause 12.2(b) above.

Application of mandatory prepayments

Subject to Clause 12.3(e) below, a prepayment made under Clause 12.2 (Disposal, Insurance, Acquisition, Equity and Debt Proceeds and Excess Cashflow) shall be applied in the following order:

first, in prepayment of First Lien Facility Loans as contemplated in paragraphs (b) to (d) inclusive below;

second, in prepayment and cancellation of Revolving Facility Utilisations (such that outstanding Revolving Facility Loans shall be prepaid before outstanding Letters of Credit) and of Revolving Facility Commitments;

third, in repayment and cancellation of the Ancillary Outstandings and Ancillary Commitments; and

then, in prepayment of Second Lien Facility Loans.

Unless the Parent makes an election under paragraph (c) below, the Borrowers shall prepay the Term Loans at the following times:

in the case of any prepayment relating to the amounts of Acquisition Proceeds, Disposal Proceeds, Insurance Proceeds, Equity Proceeds or Debt Proceeds, promptly upon receipt of those proceeds (or, if applicable, promptly after any amounts cease to be Excluded Disposal Proceeds, Excluded Acquisition Proceeds or Excluded Insurance Proceeds); and

in the case of any prepayment relating to an amount of Excess Cashflow, within 15 days of delivery pursuant to Clause 25.1 (Financial Statements) of the annual consolidated accounts of the Parent for the relevant financial year.

Subject to paragraph (d) below, the Parent may elect that any prepayment under Clause 12.2 (Disposal, Insurance, Acquisition and Debt Proceeds and Excess Cashflow) be applied in prepayment of a Loan on the last day of the Interest Period relating to that Loan. If the Parent makes that election then a proportion of the Loan equal to the amount of the relevant prepayment will be due and payable on the last day of its Interest Period.

If the Parent has made an election under paragraph (c) above but a Default has occurred and is continuing, that election shall no longer apply and a proportion of the Loan in respect of which the election was made equal to the amount of the relevant prepayment shall be immediately due and payable (unless the Majority Lenders otherwise agree in writing).

A prepayment made under Clause 12.2 (Disposal, Insurance, Acquisition, Equity and Debt Proceeds and Excess Cashflow) from Equity Proceeds shall be applied in the following order:

first, in prepayment of First Lien Facility Loans as contemplated in paragraphs (b) to (d) inclusive above;

second, in prepayment of Second Lien Facility Loans;

(iii)	third, in cancellation of Available Commitments under the Revolving Facility (and the Available Commitment of the Lenders under the Revolving Facility will be cancelled rateably);

(iv)	fourth, in prepayment and cancellation of Revolving Facility Utilisations (such that outstanding Revolving Facility Loans shall be prepaid before outstanding Letters of Credit) and of Revolving Facility Commitments; and

(v)	then, in repayment and cancellation of the Ancillary Outstandings and Ancillary Commitments.

Mandatory Prepayment Accounts and Holding Accounts

The Original Borrower shall ensure that:

Disposal Proceeds, Insurance Proceeds, Acquisition Proceeds, Equity Proceeds and Debt Proceeds in respect of which the Parent has made an election under paragraph (c) of Clause 12.3 (Application of mandatory prepayments) are paid into a Mandatory Prepayment Account promptly upon receipt by a member of the BST Group;

Excluded Disposal Proceeds, Excluded Acquisition Proceeds and Excluded Insurance Proceeds are paid into a Holding Account promptly upon receipt by a member of the BST Group; and

an amount equal to any Excess Cashflow in respect of which the Parent has made an election under paragraph (c) of Clause 12.3 (Application of mandatory prepayments) is paid into a Mandatory Prepayment Account promptly after such election.

Each Obligor irrevocably authorises the Priority Agent until such time as there are no Priority Commitments outstanding whereupon the Second Lien Agent shall be irrevocably authorised to apply:

amounts credited to the Mandatory Prepayment Account; and

amounts credited to the Holding Account that cease to be Excluded Disposal Proceeds, Excluded Acquisition Proceeds or Excluded Insurance Proceeds,

to pay amounts due and payable under Clause 12.3 (Application of mandatory prepayments) and otherwise under the Finance Documents. The Obligors further irrevocably authorise the Priority Agent until such time as there are no Priority Commitments outstanding whereupon the Second Lien Agent shall be irrevocably authorised to so apply amounts credited to the Holding Account whether or not such proceeds cease to be Excluded Disposal Proceeds, Excluded Acquisition Proceeds or Excluded Insurance Proceeds if a Default has occurred and is continuing. The Obligors also irrevocably authorise the Agent to transfer any amounts credited to the Holding Account referred to in this paragraph (b) to the Mandatory Prepayment Account pending payment of amounts due and payable under the Finance Documents (but if all such amounts have been paid any such amounts remaining credited to the Mandatory Prepayment Account may (unless a Default has occurred) be transferred back to the Holding Account).

A Lender, Security Agent or Agent with which a Mandatory Prepayment Account or Holding Account is held acknowledges and agrees that (i) interest shall accrue at normal commercial rates on amounts credited to those Accounts and that the account holder shall be entitled to receive such interest (which shall be paid in accordance with the mandate relating to such account) unless a Default is continuing and (ii) each such Account is subject to the Transaction Security.

Excluded proceeds

Where Excluded Acquisition Proceeds, Excluded Disposal Proceeds and Excluded Insurance Proceeds include amounts which are intended to be used for a specific purpose within a specified period (as set out in the relevant definition of Excluded Acquisition Proceeds, Excluded Disposal Proceeds or Excluded Insurance Proceeds), the Original Borrower shall ensure that those amounts are used for that purpose and shall promptly deliver a certificate to the Agents at the time of such application and at the end of such period confirming the amount (if any) which has been so applied within the requisite time periods provided for in the relevant definition.

ITG Subordinated Loan Proceeds

The Parent shall and shall procure that each Borrower applies the proceeds of the ITG Subordinated Loan in prepayment of outstanding Revolving Facility Loans on each date on which a Revolving Facility Loan is due for repayment under the terms of this Agreement until all such proceeds have been so prepaid.

The Total Revolving Facility Commitments shall be permanently cancelled in an amount equal to the Base Currency equivalent of US$15,000,000.

RESTRICTIONS

Notices of Cancellation or Prepayment

Any notice of cancellation or prepayment given by any Party under Clause 11 (Illegality, voluntary prepayment and cancellation) or Clause 12 (Mandatory prepayment) shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

Interest and other amounts

Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs and Clause 17.4 (Second Lien Facility Prepayment Fee), without premium or penalty.

No reborrowing of Term Facilities

No Borrower may reborrow any part of any Term Facility which is prepaid.

Reborrowing of Revolving Facility

No Borrower may utilise any part of the Revolving Facility commitments which have been cancelled in accordance with Clause 12.6(b) (ITG Subordinated Loan Proceeds).

Unless a contrary indication appears in this Agreement and subject to paragraph (a), any part of the Revolving Facility which is prepaid may be reborrowed in accordance with the terms of this Agreement.

Prepayment in accordance with Agreement

No Borrower shall repay or prepay all or any part of the Loans or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

No reinstatement of Commitments

No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

Agent’s receipt of Notices

If an Agent receives a notice under Clause 11 (Illegality, voluntary prepayment and cancellation) or Clause 12 (Mandatory prepayment) it shall promptly forward a copy of that notice to either the Original Borrower or the affected Lender, as appropriate.

Prepayment elections

The Agents shall notify the Lenders as soon as possible of any proposed prepayment of any Term Loan under Clause 11.4 (Voluntary prepayment of Term Loans) or 12.2 (Disposal, Insurance, Acquisition , Equity and Debt Proceeds and Excess Cashflow).

SECTION 5

COSTS OF UTILISATION

INTEREST

Calculation of interest

Subject to paragraphs (b) and (c), the rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

Margin;

in the case of Second Lien Facility Loans only, PIK Margin;

EURIBOR (in the case of a Loan denominated in Euro) or LIBOR (in the case of a Loan denominated in an Optional Currency); and

Mandatory Cost, if any.

If Debt Cover in respect of the most recently completed Relevant Period is within a range set out below (as certified in a Compliance Certificate from the Parent in respect of such Relevant Period), then the Margin for each First Lien Facility Loan, Revolving Facility Loan and Second Lien Facility Loan will be the percentage per annum set out below in the column for that Facility opposite that range:

Debt Cover	First Lien Facility Loan Revolving Facility Loan Margin % p.a.	Second Lien Facility Loan Margin % p.a.
Greater than or equal to 3.5: 1.00	5.5	9.0
Less than 3.5: 1.00 but greater than or equal to 3.0: 1.00	5.0	8.5
Less than 3.0: 1.00	4.5	8.0

However:

any increase or decrease in the Margin for a Loan shall take effect on the date (the “reset date”) which is the first day of the next Interest Period for that Loan following receipt by the Agent of the Compliance Certificate for that Relevant Period pursuant to Clause 26.3 (Financial testing);

if, following receipt by the Agent of the annual audited financial statements of the BST Group and related Compliance Certificate, those statements and Compliance Certificate do not confirm the basis for a reduced Margin, then each Margin shall revert to the level based on the Debt Cover as demonstrated by those statements and in accordance with paragraph (b) above;

while a Default is continuing each Margin shall revert to the level applying on the date of the Amendment Agreement; and

for the purpose of determining a Margin, Debt Cover and Relevant Period shall be determined in accordance with Clause 26.1 (Financial definitions).

Payment of interest

Subject to paragraphs (b) and (c), the Borrower to which a Loan has been made shall pay accrued interest on that Loan on the last day of each Interest Period (and, if the Interest Period is longer than six Months, on the dates falling at six Monthly intervals after the first day of the Interest Period).

Interest comprised of PIK Margin shall accrue on Second Lien Facility Loans on a daily basis and shall be compounded with the principal amount of the applicable Second Lien Facility Loan on the last Business Day of each successive six month period commencing on the Effective Date.

(c)	The relevant Borrower must repay all accrued interest comprised of PIK Margin on the Termination Date together with the Second Lien Facility Loans.

Default interest

If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is one per cent. higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the relevant Agent (acting reasonably). Any interest accruing under this Clause 14.3 shall be immediately payable by the Obligor on demand by the Agents.

If any overdue amount consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

the rate of interest applying to the overdue amount during that first Interest Period shall be one per cent. higher than the rate which would have applied if the overdue amount had not become due.

Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

Notification of rates of interest

The relevant Agent shall promptly notify the Lenders and the relevant Borrower of the determination of a rate of interest under this Agreement.

INTEREST PERIODS

Selection of Interest Periods and Terms

A Borrower (or the Parent on behalf of a Borrower) may select an Interest Period for a Loan in the Utilisation Request for that Loan or (if the Loan is a Term Loan and has already been borrowed) in a Selection Notice.

Each Selection Notice for a Term Loan is irrevocable and must be delivered to the relevant Agent by the Borrower (or the Parent on behalf of the Borrower) not later than the Specified Time.

If a Borrower (or the Parent) fails to deliver a Selection Notice to the relevant Agent in accordance with paragraph (b) above, the relevant Interest Period will be one Month.

Subject to this Clause 15.1, a Borrower (or the Parent) may select an Interest Period of one, two, three or six Months or any other period agreed between the Parent and the Agent (acting on the instructions of all the Lenders).

An Interest Period for a Loan shall not extend beyond the Termination Date.

Each Interest Period for a Term Facility Loan shall start on the Utilisation Date or (if already made) on the last day of its preceding Interest Period.

A Revolving Facility Loan has one Interest Period only.

Prior to the Syndication Date, Interest Periods shall be one month (or such other period as the Mandated Lead Arrangers may determine in consultation with the Parent in order to assist syndication) and any Interest Period which would otherwise end during the month preceding or extend beyond the Syndication Date shall end on the Syndication Date.

In order to avoid the payment of Break Costs that may be incurred in connection with a prepayment contemplated by the terms of Clause 12.6 (ITG Subordinated Loan Proceeds) and until the date that all of the proceeds of the ITG Subordinated Loan have been so applied, the Parent or the Borrower may select an Interest Period for the Revolving Facility Loans of less than one Month in respect of the Interest Periods falling after the current Interest Periods to ensure that the date of prepayment is at the end of an Interest Period in an amount at least equal to the amount.

Non-Business Days

If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

Consolidation of Term Loans

If two or more Interest Periods:

relate to First Lien Facility Loans or Second Lien Facility Loans, as the case may be; and end on the same date,

those First Lien Facility Loans or Second Lien Facility Loans (as the case may be) will, unless that Borrower (or the Parent on its behalf) specifies to the contrary in the Selection Notice for the next Interest Period, be consolidated into, and treated as, a single First Lien Facility Loan or Second Lien Facility Loan (as the case may be) on the last day of the Interest Period.

CHANGES TO THE CALCULATION OF INTEREST

Absence of quotations

Subject to Clause 16.2 (Market disruption), if EURIBOR or LIBOR (as the case may be) is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by the Specified Time on the Quotation Day, the applicable EURIBOR or LIBOR (as the case may be) shall be determined on the basis of the quotations of the remaining Reference Banks.

Market disruption

If a Market Disruption Event occurs in relation to a Loan for any Interest Period, then the rate of interest on each Lender’s share of that Loan for the Interest Period shall be the rate per annum which is the sum of:

the Margin;

the rate notified to the relevant Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in that Loan from whatever source it may reasonably select; and

the Mandatory Cost, if any, applicable to that Lender’s participation in the Loan.

In this Agreement “Market Disruption Event” means:

at or about noon on the Quotation Day for the relevant Interest Period the Screen Rate is not available and none or only one of the Reference Banks supplies a rate to the Agent to determine EURIBOR or LIBOR (as the case may be) for the relevant currency and Interest Period; or

before close of business in London on the Quotation Day for the relevant Interest Period, the relevant Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed 35 per cent. of that Loan) that the cost to it of obtaining matching deposits in the Relevant Interbank Market would be in excess of EURIBOR or LIBOR (as the case may be).

Alternative basis of interest or funding

If a Market Disruption Event occurs and the Agent or the Parent so requires, the Agent and the Parent shall enter into negotiations (for a period of not more than 30 days) with a view to agreeing a substitute basis for determining the rate of interest.

Any alternative basis agreed pursuant to paragraph (a) above shall, with the prior consent of all the Lenders and the Parent, be binding on all Parties.

Break Costs

Each Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by that Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

FEES

Commitment fee

The Parent shall pay to the Priority Agent (for the account of each Lender under the Revolving Facility) a fee in the Base Currency computed on a day-to-day basis at the rate of 0.50 per cent. per annum on that Lender’s Available Commitment under the Revolving Facility for the Availability Period. The accrued commitment fee is payable on the last date of each successive period of three months which ends during the Availability Period, on the last day of the Availability Period and on the cancelled amount of the relevant Lender’s Commitment at the time the cancellation is effective.

Arrangement fee

The Parent shall pay (or cause to be paid) to the Mandated Lead Arranger an arrangement fee in the amount and at the times agreed in the Parent Fee Letter.

Agency fee

The Parent shall pay (or cause to be paid) to the Priority Agent (for its own account) and the Second Lien Agent (for its own account) an agency fee in the amount and at the times agreed in the Parent Fee Letter.

Second Lien Facility Prepayment Fee

If all or any part of any Second Lien Facility Loan is voluntarily prepaid (other than pursuant to Clause 11.1 (Illegality) or 11.2 (Illegality in relation to Issuing Bank) or Clause 11.6 (Right of cancellation and repayment in relation to a single Lender or Issuing Bank)) on or before 1 August 2008 any such prepayment may only be made if in addition to all other sums required to be paid under this Agreement in connection with such prepayment the relevant Borrower pays to the Second Lien Agent (for the account of the Second Lien Facility Lenders pro rata to their Second Lien Facility Commitments at the time of prepayment) at the time of such prepayment a prepayment premium equal to 1 per cent. of the principal amount to be prepaid (if such prepayment occurs up to (and including) 1 August 2008.

Interest, commission and fees on Ancillary Facilities

The rate and time of payment of interest, commission, fees and any other remuneration in respect of each Ancillary Facility shall be determined by agreement between the relevant Ancillary Lender and the Borrower of that Ancillary Facility based upon normal market rates and terms.

SECTION 6

ADDITIONAL PAYMENT OBLIGATIONS

TAX GROSS UP AND INDEMNITIES

Definitions

In this Agreement:

“Excluded Tax” has the meaning specified in Clause 18.3(b) of this Agreement.

“Protected Party” means a Finance Party which is or will be subject to any liability or required to make any payment for or on account of Tax other than Excluded Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

“Qualifying Lender” means in respect of a jurisdiction:

a Lender that is entitled under the provisions of a double taxation treaty to receive payments of interest from a person resident in such a jurisdiction without a Tax Deduction (whether or not such entitlement depends on the prior completion of any reasonable procedural formalities); or

a Lender which is able under the domestic law of the Borrower’s jurisdiction to receive source interest of that jurisdiction free of a Tax Deduction (if any) imposed by that jurisdiction.

(For the avoidance of doubt, a Lender having qualified as Qualifying Lender upon entering into this agreement or upon transfer of the relevant Commitments to it, shall not cease to be a Qualifying Lender solely by change of the German domestic tax law.)

“Tax Credit” means a credit against, relief or remission for, or repayment of, any Tax.

“Tax Deduction” means a deduction or withholding for or on account of Tax (other than Excluded Tax) from a payment under a Finance Document.

“Tax Payment” means either the increase in a payment made by an Obligor to a Finance Party under Clause 18.2 (Tax gross-up) or a payment under Clause 18.3 (Tax indemnity).

Unless a contrary indication appears, in this Clause 18 a reference to “determines” or “determined” means a determination made in the absolute discretion of the person making the determination.

Tax gross-up

All payments to be made by or on behalf of each Obligor shall be made without any Tax Deduction, unless a Tax Deduction is required by law.

Each Borrower shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the relevant Agent accordingly. Similarly, a Lender shall notify the relevant Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent receives such notification from a Lender it shall notify the relevant Borrower and that Obligor.

If a Tax Deduction is required by law to be made by or on behalf of an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

With respect to any Loan other than a U.S. Loan, an Obligor is not required to make an increased payment to a Lender under paragraph (c) above if on the date on which the payment falls due:

the payment could have been made to the relevant Lender without a Tax Deduction if it was a Qualifying Lender, but on that date that Lender is not or has ceased to be a Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or double taxation treaty, or any published practice or concession of any relevant taxing authority; or

the relevant Lender is a Qualifying Lender and the Obligor making the payment is able to demonstrate that the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under paragraph (h) below.

With respect to a payment of interest on a U.S. Loan, a U.S. Obligor is not required to make an increased payment under paragraph (c) above in respect of:

any U.S. withholding taxes imposed on amounts payable to any Lender at the time such Lender becomes a party to this Agreement, except to the extent such Lender’s assignor was entitled to receive an increased amount under paragraph (c) above; or

any U.S. withholding taxes that would not have been imposed but for the failure to comply with Clause 18.2(i).

If an Obligor (or any other person making payment on behalf of an Obligor) is required to make a Tax Deduction, that Obligor shall make (or cause to be made) that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making (or causing to be made) that Tax Deduction shall deliver to the relevant Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

A Qualifying Lender, if requested in writing by the relevant Borrower, is obliged to procure and shall deliver after completion of any procedural formalities necessary for the Obligor which makes the payment to this Qualifying Lender the documents required for the Obligor to obtain authorisation to make that payment without a Tax Deduction. A Qualifying Lender and each Obligor which makes a payment to which that Qualifying Lender is entitled shall co-operate in completing any procedural formalities necessary for that Obligor to obtain authorisation to make that payment without a Tax Deduction.

Each Lender of a U.S. Loan that is not a United States person for purposes of U.S. federal income tax shall deliver to each U.S. Borrower and the relevant Agent two copies of either U.S. Internal Revenue Service Form W-8BEN, Form W-8ECI or Form W-8IMY (together with any required attachments), or in the case of such Lender claiming the “portfolio interest exemption,” a statement certifying that it is not a bank, a “10 percent shareholder” of a U.S. Borrower or a “controlled foreign corporation” receiving interest from a related person, together with a Form W-8BEN, in each case, properly filled out to claim complete exemption from, or a reduced rate of, U.S. federal withholding tax. Each Lender of a U.S. Loan that is a United States person shall deliver to each U.S. Obligor and the relevant Agent two copies of Form W-9. Such forms shall be delivered by each relevant Lender on or before such Lender becomes a party to this Agreement. Each relevant Lender shall update such forms as appropriate and promptly notify each U.S. Borrower and the Agent if it is no longer in a position to provide a form it previously delivered. Notwithstanding anything to the contrary, a Lender shall not be required to deliver any form or certificate such Lender is not legally able to deliver.

Tax indemnity

Each Borrower shall (within three Business Days of demand by the relevant Agent or a Lender) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

Paragraph (a) above shall not apply:

with respect to any Tax (an “Excluded Tax”) assessed on a Finance Party:

under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

under the law of the jurisdiction in which that Finance Party’s Facility Office is located in respect of amounts received or receivable in that jurisdiction;

if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

to the extent a loss, liability or cost:

is compensated for by an increased payment under Clause 18.2 (Tax gross-up); or

would have been compensated for by an increased payment under Clause 18.2 (Tax gross-up) but was not so compensated solely because one of the exclusions in paragraph (d) of Clause 18.2 (Tax gross-up) applied; or

with respect to U.S. withholding taxes for which a U.S. Obligor is not required to pay increased payments under Clause 18.2(e).

A Protected Party making, or intending to make a claim under paragraph (a) above shall promptly notify the relevant Agent of the event which will give, or has given, rise to the claim, following which the relevant Agent shall notify the Original Borrower.

A Protected Party shall, on receiving a payment from an Obligor under this Clause 18.3, notify the Agent.

Tax Credit

If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

a Tax Credit is attributable either to an increased payment of which that Tax Payment forms part or to that Tax Payment; and

that Finance Party has obtained, utilised and retained that Tax Credit,

the Finance Party shall pay an amount to the Obligor which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been required to be made by the Obligor.

Stamp taxes

The Original Borrower shall pay and, within three Business Days of demand, indemnify each Secured Party and Mandated Lead Arranger against any cost, loss or liability that Secured Party or Mandated Lead Arranger incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

Value added tax

All amounts set out, or expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for VAT purposes shall be deemed to be exclusive of any VAT which is chargeable on such supply, and accordingly, subject to paragraph (c) below, if VAT is chargeable on any supply made by any Finance Party to any Party under a Finance Document, that Party shall pay to the Finance Party (in addition to and at the same time as paying the consideration) an amount equal to the amount of the VAT (and such Finance Party shall promptly provide an appropriate VAT invoice to such Party).

If VAT is chargeable on any supply made by any Finance Party (the “Supplier”) to any other Finance Party (the “Recipient”) under a Finance Document, and any Party (the “Relevant Party”) is required by the terms of any Finance Document to pay an amount equal to the consideration for such supply to the Supplier (rather than being required to reimburse the Recipient in respect of that consideration), such Party shall also pay to the Supplier (in addition to and at the same time as paying such amount) an amount equal to the amount of such VAT. The Recipient will promptly pay to the Relevant Party an amount equal to any credit or repayment from the relevant tax authority which it reasonably determines relates to the VAT chargeable on that supply.

Where a Finance Document requires any Party to reimburse a Finance Party for any costs or expenses, that Party shall also at the same time pay and indemnify the Finance Party against all VAT incurred by the Finance Party in respect of the costs or expenses to the extent that the Finance Party reasonably determines that neither it nor any other member of any group of which it is a member for VAT purposes is entitled to credit or repayment from the relevant tax authority in respect of the VAT.

INCREASED COSTS

Increased costs

Subject to Clause 19.3 (Exceptions), the Original Borrower shall, within three Business Days of a demand by the relevant Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or (ii) compliance with any law or regulation made after the date of this Agreement.

In this Agreement “Increased Costs” means:

a reduction in the rate of return from a Facility or on a Finance Party’s (or its Affiliate’s) overall capital;

an additional or increased cost; or

a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or an Ancillary Commitment or funding or performing its obligations under any Finance Document.

Increased cost claims

A Finance Party intending to make a claim pursuant to Clause 19.1 (Increased Costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Original Borrower.

Each Finance Party shall, as soon as practicable after a demand by the relevant Agent, provide a certificate confirming the amount of its Increased Costs.

Exceptions

Clause 19.1 (Increased Costs) does not apply to the extent any Increased Cost is:

attributable to a Tax Deduction required by law to be made by an Obligor;

compensated for by Clause 18.3 (Tax indemnity) (or would have been compensated for under Clause 18.3 (Tax indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 18.3 (Tax indemnity) applied);

compensated for by the payment of the Mandatory Cost; or

attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation.

In this Clause 19.3 reference to a “Tax Deduction” has the same meaning given to the term in Clause 18.1 (Definitions).

OTHER INDEMNITIES

Currency indemnity

If any sum due from an Obligor under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

making or filing a claim or proof against that Obligor; or

obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall as an independent obligation, within three Business Days of demand, indemnify each Secured Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

Other indemnities

The Parent shall (or shall procure that an Obligor will), within three Business Days of demand, indemnify the Mandated Lead Arrangers and each other Secured Party against any cost, loss or liability incurred by it as a result of:

the occurrence of any Event of Default;

a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 33 (Sharing among the Finance Parties);

funding, or making arrangements to fund, its participation in a Loan requested by a Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or

a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by a Borrower.

The Parent shall promptly indemnify each Finance Party, each Affiliate (that is connected with the Acquisition and the funding of the Acquisition) of a Finance Party and each officer or employee of a Finance Party or its Affiliate (that is connected with the Acquisition and the funding of the Acquisition) (each an “Indemnified Party”), against any cost, loss or liability incurred by that Indemnified Party in connection with or arising out of the Acquisition or the funding of the Acquisition (including but not limited to those incurred in connection with any litigation, arbitration or administrative proceedings or regulatory enquiry concerning the Acquisition), unless such loss or liability is caused by the gross negligence or wilful misconduct of that Indemnified Party. Any Indemnified Party may rely on this Clause 20.2 subject to Clause 1.4 (Third party rights) and the provisions of the Third Parties Act.

Indemnity to the Agent

The Parent shall promptly indemnify the Agents against any cost, loss or liability incurred by an Agent (acting reasonably) as a result of:

investigating any event which it reasonably believes is a Default;

entering into or performing any foreign exchange contract for the purposes of paragraph (b) of Clause 34.9 (Change of currency); or

acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised.

Indemnity to the Security Agent

Each Obligor shall promptly indemnify each Security Agent and every Receiver and Delegate against any cost, loss or liability incurred by any of them as a result of:

the taking, holding, protection or enforcement of the Transaction Security,

the exercise of any of the rights, powers, discretions and remedies vested in the Security Agent and each Receiver and Delegate by the Finance Documents or by law; and

any default by any Obligor in the performance of any of the obligations expressed to be assumed by it in the Finance Documents.

Subject to the Intercreditor Deed each Security Agent may, in priority to any payment to the Secured Parties, indemnify itself out of the Charged Property in respect of, and pay and retain, all sums necessary to give effect to the indemnity in this Clause 20.4 and shall have a lien on the Transaction Security and the proceeds of the enforcement of the Transaction Security for all monies payable to it.

Environmental indemnity

Each Obligor shall promptly indemnify each Security Agent, every Receiver and Delegate and each other Secured Party against any cost, loss or liability incurred by any of them in connection with any litigation, arbitration, administrative proceedings or regulatory enquiry resulting from:

any actual or alleged breach of any Environmental Law (whether by an Obligor, a Secured Party or any other person); or

the release of, or exposure to, any Dangerous Substance stored or handled upon or transported from the past or present facilities or operations of any Obligor or BST Group member,

and which would not have arisen if the Finance Documents or any of them had not been executed.

MITIGATION BY THE FINANCE PARTIES

Mitigation

Subject to Clause 21.2 (Limitation of liability), each Finance Party shall, in consultation with the Parent, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 11.1 (Illegality), Clause 18 (Tax gross-up and indemnities)

or Clause 19 (Increased Costs) or paragraph 3 of Schedule 4 (Mandatory Cost formula) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

Limitation of liability

The Parent shall indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 21.1 (Mitigation).

A Finance Party is not obliged to take any steps under Clause 21.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

Notwithstanding anything in this Agreement to the contrary, no Finance Party shall be indemnified for any loss, cost or expense resulting from the gross negligence or wilful misconduct of such Finance Party.

COSTS AND EXPENSES

Transaction expenses

The Parent shall promptly on demand pay (or cause to be paid to) the Agent, the Mandated Lead Arranger and the Security Agent the amount of all costs and out-of-pocket expenses (including legal fees and all agreed third party expenses) reasonably incurred by any of them (and, in the case of a Security Agent, by any Receiver or Delegate) in connection with the negotiation, preparation, printing, execution, syndication and perfection of:

this Agreement and any other documents referred to in this Agreement and the Transaction Security; and

any other Finance Documents executed after the date of this Agreement.

Amendment costs

If (a) an Obligor requests an amendment, waiver or consent or (b) an amendment is required pursuant to Clause 34.9 (Change of currency), the Parent shall, within three Business Days of demand, reimburse (or cause to be paid to) each of the Agents and the Security Agent, as applicable, for the amount of all costs and expenses (including legal fees) reasonably incurred by such Agent and such Security Agent (and, in the case of a Security Agent, by any Receiver or Delegate) in responding to, evaluating, negotiating or complying with that request or requirement.

Enforcement and preservation costs

The Parent shall, within three Business Days of demand, pay (or cause to be paid to) to the Mandated Lead Arranger and each other Secured Party the amount of all costs and expenses (including legal fees) incurred by it in connection with the enforcement of or the preservation of any rights under any Finance Document and the Transaction Security.

SECTION 7

GUARANTEE

GUARANTEE AND INDEMNITY

Guarantee and indemnity

Subject to Clauses 23.10 (Guarantee Limitations applicable to German Guarantors), 23.11 (Guarantee Limitations applicable to U.S. Obligors), 23.12 (Guarantee Limitations applicable to Czech Guarantors) and 23.13 (Guarantee Limitations applicable to Romanian Guarantors), each Guarantor irrevocably and unconditionally, jointly and severally:

guarantees to each Finance Party due and punctual performance by each Borrower of all that Borrower’s obligations under the Finance Documents;

undertakes with each Finance Party that whenever a Borrower does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

indemnifies each Finance Party immediately on demand against any cost, loss or liability suffered by that Finance Party if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal. The amount of the cost, loss or liability shall be equal to the amount which that Finance Party would otherwise have been entitled to recover.

Continuing Guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

Reinstatement

If any payment by an Obligor or any discharge given by a Finance Party (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is avoided or reduced as a result of insolvency or any similar event:

the liability of each Obligor shall continue as if the payment, discharge, avoidance or reduction had not occurred; and

each Finance Party shall be entitled to recover the value or amount of that security or payment from each Obligor, as if the payment, discharge, avoidance or reduction had not occurred.

Waiver of defences

The obligations of each Guarantor under this Clause 23 will not be affected by an act, omission, matter or thing which, but for this Clause 23, would reduce, release or prejudice any of its obligations under this Clause 23 (without limitation and whether or not known to it or any Finance Party other than any payment in whole or in part and any obligations of the Borrowers) including:

any time, waiver or consent granted to, or composition with, any Obligor or other person;

the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the BST Group;

the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

any amendment (however fundamental) or replacement of a Finance Document or any other document or security;

any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

any insolvency or similar proceedings.

Immediate recourse

Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 23. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

Appropriations

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor’s liability under this Clause 23.

Deferral of Guarantors’ rights

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents:

to be indemnified by an Obligor or any other person;

to claim any contribution from any other guarantor of any Obligor’s obligations under the Finance Documents; and/or to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party.

Release of Guarantors’ right of contribution

If any Guarantor (a “Retiring Guarantor”) ceases to be a Guarantor in accordance with the terms of the Finance Documents for the purpose of any sale or other disposal of that Retiring Guarantor then on the date such Retiring Guarantor ceases to be a Guarantor:

that Retiring Guarantor is released by each other Guarantor from any liability (whether past, present or future and whether actual or contingent) to make a contribution to any other Guarantor arising by reason of the performance by any other Guarantor of its obligations under the Finance Documents; and

each other Guarantor waives any rights it may have by reason of the performance of its obligations under the Finance Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under any Finance Document or of any other security taken pursuant to, or in connection with, any Finance Document where such rights or security are granted by or in relation to the assets of the Retiring Guarantor.

Additional security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

Guarantee Limitations applicable to German Guarantors

To the extent that (i) the obligations of any Guarantor under this Clause 23 relate to obligations of an affiliated company (other than a Subsidiary) of such Guarantor and (ii) such Guarantor is organised in the form of a German limited liability company (Gesellschaft mit beschränkter Haftung) or a German limited partnership (Kommanditgesellschaft) whose general partner is a German limited liability company (an “Affected German Guarantor”), the enforcement of such obligations shall be limited insofar and to the extent that the enforcement of such obligations (i) reduces the Affected German Guarantor’s Net Assets (Nettovermögen) (as defined below) to an amount less than its stated share capital (Stammkapital) or (ii) (if its Net Assets (i) are already an amount less than its stated share capital (Stammkapital)) causes its Net Assets (Nettovermögen) to be further reduced and thereby affect the Affected German Guarantor’s assets required for the preservation of its stated share capital (Stammkapital) according to sections 30 and 31 of the German Act for Limited Liability Companies (GmbH-Gesetz). The value of the Net Assets shall be determined in accordance with Accounting Principles consistently applied by the Affected German Guarantor in preparing its unconsolidated balance sheets (Jahres-abschluss) pursuant to sections 42 GmbH-Gesetz in connection with 242, 264 of the German Commercial Code (HGB) in previous years.

For the avoidance of doubt, the enforcement limitation defence (Einrede) under paragraph (a) of this Clause 23.10 is (i) for the benefit of the respective Affected German Guarantor only (and, if the Affected German Guarantor is a German limited partnership, for the benefit of its general partner) and not for the benefit of any third party (including without limitation Affiliates of such Affected German Guarantor) and (ii) does not limit the amount owed by the respective Affected German Guarantor under this

Clause 23 on the due date thereof (including without limitation in connection with the enforcement of any security provided by Affiliates or other third parties for the obligations of a Affected German Guarantor under this Clause 23).

For the purposes of the limitation of the enforcement of the obligations of a Affected German Guarantor under paragraph (a) above the following balance sheet items shall be adjusted as follows:

the amount of any increase of the Affected German Guarantor’s stated share capital (Stammkapital) (or, if the Affected German Guarantor is a German limited partnership, the stated share capital of its general partner) effected in violation of the Finance Documents shall be deducted from the stated share capital (Stammkapital); and

loans and other contractual liabilities incurred in violation of the provisions of the Finance Documents by such Affected German Guarantor shall be disregarded.

The Affected German Guarantor (and, if the Affected German Guarantor is a German limited partnership, its general partner) shall, if and to the extent legally permitted and commercially justifiable in respect of its business, in situations where:

it does not have sufficient assets to avoid the effects described in paragraph (a) above; and

the Finance Parties would (but for this Clause 23.10) be entitled to enforce the guarantee granted hereunder and have, on such basis, requested payment by such Affected German Guarantor under the guarantee granted hereunder, realise, to the extent required to enable such Affected German Guarantor to make the requested payment, any and all of the assets that are shown in the balance sheet of the Affected German Guarantor with a book value (Buchwert) which is lower than the market value of such assets, and are not necessary (betriebsnotwendig) for the Affected German Guarantor’s business.

Notwithstanding the above, the provisions of paragraph (a) shall not apply:

to any amounts due and payable under this guarantee and indemnity under this Clause 23 relating to funds made available under the Finance Documents which (1) have been made available by the Original Borrower or another member of the BST Group to the Affected German Guarantor or its Subsidiaries (and/or if the Affected German Guarantor is a limited partnership, to its general partner or the general partners’ Subsidiaries) in any form (including, without limitation, by way of on-lending under an intercompany-loan (weitergeleitetes Gesellschafter Darlehen), a capital infusion or otherwise, including but not limited, the capital contribution of EUR 60,000,000 into the reserves of BST Textiles indirectly made by the Original Borrower);

if and to the extent that the Affected German Guarantor is legally and commercially in a position to take reasonable measures (including, without limitation, set-off claims) to avoid that the enforcement causes its Net Assets (Nettovermögen) to be reduced below the amount of its stated share capital (Stammkapital) which is protected by the German Act for Limited Liability Companies (GmbH-Gesetz); or the Affected German Guarantor and any Borrower have entered into a domination or profit and loss sharing agreement.

For the purposes of this Clause 23.10, Net Assets (Nettovermögen) shall mean assets pursuant to section 266(2) (A), (B) and (C) of the German Commercial Code (HGB—Handelsgesetzbuch) less the sum of liabilities pursuant to section 266(3) (B), (C) and (D) thereof.

Guarantee Limitations applicable to U.S. Obligors

The U.S. Obligors desire to allocate among themselves (collectively, the “Contributing Guarantors” and each a “U.S. Guarantor”), in a fair and equitable manner, their obligations arising under this Clause 23.

Accordingly, in the event any payment or distribution is made on any date by a U.S. Guarantor (a “Funding Guarantor”) under this Clause 23 such that its Aggregate Payments (as defined below) exceeds its Fair Share (as defined below) as of such date, such Funding Guarantor shall be entitled to a contribution from each of the other Contributing Guarantors in an amount sufficient to cause each Contributing Guarantor’s Aggregate Payments to equal its Fair Share as of such date. “Fair Share” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Contributing Guarantor to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Contributing Guarantors multiplied by (b) the aggregate amount paid or distributed on or before such date by all Funding Guarantors under this Clause 23 in respect of the obligations guaranteed. “Fair Share Contribution Amount” means, with respect to a Contributing Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Contributing Guarantor under this Clause 23 that would not render its obligations hereunder or thereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the U.S. Bankruptcy Code or any applicable provisions of comparable law of one or more of the states comprising the United States of America or the District of Columbia; provided, solely for purposes of calculating the “Fair Share Contribution Amount” with respect to any Contributing Guarantor for purposes of this Clause 23.11, any assets or liabilities of such Contributing Guarantor arising by virtue of any rights to subrogation, reimbursement or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Contributing Guarantor. “Aggregate Payments” means, with respect to a Contributing Guarantor as of any date of determination, an amount equal to (1) the aggregate amount of all payments and distributions made on or before such date by such Contributing Guarantor in respect of this Clause 23 (including, without limitation, in respect of this Clause 23.11 ), minus (2) the aggregate amount of all payments received on or before such date by such Contributing Guarantor from the other Contributing Guarantors as contributions under this Clause 23.11. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Funding Guarantor. The allocation among Contributing Guarantors of their obligations as set forth in this Clause 23.11 shall not be construed in any way to limit the liability of any Contributing Guarantor hereunder. Each Contributing Guarantor is a third party beneficiary to the contribution agreement set forth in this Clause 23.11.

Notwithstanding any other provision of any Finance Document to the contrary:

the property and assets of a Controlled Foreign Corporation that is a Subsidiary of ASCI as at the Realignment Completion Date shall not constitute collateral or security for any obligations of ASCI or any U.S. Borrower that is a Subsidiary of ASCI as at the Realignment Completion Date under any Finance Document; and

no Controlled Foreign Corporation that is a Subsidiary of ASCI as at the Realignment Completion Date will be liable directly or indirectly for any obligation of ASCI or any U.S. Borrower that is a Subsidiary of ASCI as at the Realignment Completion Date under any Finance Document.

Guarantee Limitations applicable to Czech Guarantors

The obligations of any Guarantor constituted under the laws of the Czech Republic (a “Czech Guarantor”) under this Clause 23 (Guarantee and Indemnity) shall not include any obligation to secure the payment of an amount where such obligation would be contrary to Section 161e and/or 161f (respectively section 120) of the Czech Act No. 513/1991 Coll., the Commercial Code, as amended (Obchodní zákoník, v platném znění) (i.e. contrary to the Czech financial assistance rules), in particular (but not limited to) with respect to amounts relating to the acquisition of a business share (obchodní podíl) in a Czech Guarantor.

Guarantee Limitations applicable to Romanian Guarantors

The obligations of any Guarantor constituted under the laws of Romania (a “Romanian Guarantor”) under this Clause 23 shall:

not include any liability which would constitute (1) the provision of financial assistance as defined by Article 106 paragraph (1) of the Romanian Company Law no. 31/1990 (as further amended and restated) or (2) which would give rise to misuse of corporate assets or to personal liability for the founders (i.e., signatories of the constitutive act of a Romanian Guarantor), directors, executive directors, managers or representatives of any Romanian Guarantors, as contemplated under Article 272 paragraph (2) and paragraph (3) of the Romanian Company Law no. 31/1990); and

be limited to the aggregate of amounts which would ensure the compliance of a Romanian Guarantor with the legal requirements relating to corporate benefit.

Distinct Guarantees

It is understood and agreed that in respect of the obligations under the Priority Facilities and the obligations under the Second Lien Facility two distinct guarantees are created.

SECTION 8

REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

REPRESENTATIONS

General

Each Obligor makes the representations and warranties set out in this Clause 24 to each Finance Party on the dates set out in Clause 24.30 (Times when representations made) provided that references herein to “its Subsidiaries” shall not include any Subsidiary of the Parent which is not a member of the BST Group.

In relation to the representations and warranties made on (but not before) the Closing Date, it is assumed that Completion has occurred.

Status

It and each of its Subsidiaries is a limited liability corporation, duly incorporated and validly existing under the law of its jurisdiction of incorporation.

It and each of its Subsidiaries has the power to own its assets and carry on its business as it is being conducted.

Binding obligations

Subject to the Legal Reservations:

the obligations expressed to be assumed by it in each Transaction Document to which it is a party are legal, valid, binding and enforceable obligations; and

subject further to completion of applicable perfection requirements (without limiting the generality of paragraph (a) above), each Transaction Security Document to which it is a party creates the security interests which that Transaction Security Document purports to create and those security interests are valid, effective and enforceable.

Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, the Transaction Documents and the granting of the Transaction Security do not and will not conflict with:

any law or regulation applicable to it or any Material Company;

the constitutional documents of any Material Company; or

any agreement or instrument binding upon it or any Material Company or any of its or any Material Company’s assets save where such conflict could not reasonably be expected to cause a Material Adverse Effect; and

(d)	prior to an entity becoming a Czech Guarantor, the requirements of Section 196a of the Czech Commercial Code have been duly fulfilled, i.e., in particular (but not limited to), the expert opinion anticipated therein has been elaborated.

Power and authority

It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Transaction Documents to which it is or will be a party and the transactions contemplated by those Transaction Documents.

No limit on its powers will be exceeded as a result of the borrowing, grant of security or giving of guarantees or indemnities contemplated by the Transaction Documents to which it is a party.

The execution by each Obligor of the Transaction Documents to which it is a party constitutes, and its exercise of its rights and performance of its obligations hereunder and thereunder with constitute, private and commercial acts done and performed for private and commercial purposes.

Validity and admissibility in evidence

All Authorisations required:

to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Transaction Documents to which it is a party; and

subject to the Legal Reservations and completion of applicable perfection requirements to make the Transaction Documents to which it is a party admissible in evidence in its Relevant Jurisdictions,

have been obtained or effected and are in full force and effect.

All Authorisations necessary for the conduct of the business, trade and ordinary activities of members of the BST Group have been obtained or effected and are in full force and effect if failure to obtain or effect those Authorisations has or is reasonably likely to have a Material Adverse Effect.

Governing law and enforcement

Subject to the Legal Reservations, the choice of English law (or such other law as specified) as the governing law of the Finance Documents will be recognised and enforced in its Relevant Jurisdictions.

Subject to the Legal Reservations, any judgment obtained in England in relation to a Finance Document will be recognised and enforced in its Relevant Jurisdictions.

Insolvency

No:

corporate action, legal proceeding or other procedure or step described in paragraph (a) of Clause 28.7 (Insolvency proceedings); or

creditors’ process described in Clause 28.9 (Creditors’ process),

has been taken or, to the knowledge of the Original Borrower, threatened in relation to a Material Company; and none of the circumstances described in Clause 28.6 (Insolvency) applies to a Material Company.

No filing or stamp taxes

Under the laws of its Relevant Jurisdictions it is not necessary that the Transaction Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, notarial or similar Taxes or fees be paid on or in relation to the Transaction Documents or the transactions contemplated by the Transaction Documents except any filing, recording or enrolling or any tax or fee payable in relation to any Transaction Security Document which is referred to in any legal opinion delivered to the Agent under Clause 4.1 (Initial conditions precedent) or Clause 30 (Changes to the Obligors) and which will be made or paid promptly after the date of the relevant Finance Document.

Deduction of Tax

It is not required to make any deduction for or on account of Tax from any payment it may make under any Finance Document.

No default

No Event of Default and, on the date of this Agreement and the Closing Date, no Default is continuing or is reasonably likely to result from the making of any Loan or the entry into, the performance of, or any transaction contemplated by, any Transaction Document.

No other event or circumstance is outstanding which constitutes (or, with the expiry of a grace period, the giving of notice, the making of any determination or any combination of any of the foregoing, would constitute) a default or termination event (however described) under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or any of its Subsidiaries’) assets are subject which has or is reasonably likely to have a Material Adverse Effect.

No misleading information

Any factual information contained in the Information Memorandum or the Information Package was true and accurate in all material respects as at the date of the relevant report or document containing the information or (as the case may be) as at the date the information is expressed to be given.

The Business Plan and the Realignment Information Package have been prepared in accordance with the Accounting Principles as applied to the Original Financial Statements, and the financial projections contained in the Business Plan and the Realignment Information Package have been prepared on the basis of recent historical information, based on good faith estimates and on reasonable assumptions and have been approved by the board of directors of the Original Borrower or in the case of the Realignment Information Package, the Parent.

Any financial projection or forecast contained in the Information Memorandum or the Information Package has been prepared on the basis of recent historical information, based on good faith estimates and on reasonable assumptions and arrived at after careful consideration.

The expressions of opinion or intention provided by or on behalf of an Obligor for the purposes of the Information Memorandum or the Information Package were made after careful consideration and were fair and based on reasonable grounds.

No material event or circumstance has occurred or arisen and no information has been omitted from the Information Memorandum or the Information Package and no information has been given or withheld that results in the information, opinions, intentions, forecasts or projections contained in the Information Memorandum or the Information Package being untrue or misleading in any material respect.

All material written information provided to a Finance Party by or on behalf of WLR Recovery Fund III L.P., the Parent or the Original Borrower in connection with the Acquisition and/or the Target Group on or before the date of this Agreement and not superseded before that date (whether or not contained in the Information Package) is accurate and not misleading in any material respect.

All projections provided to any Finance Party on or before the date of this Agreement or, in connection with the Realignment Information Package, the Effective Date have been based on good faith estimates and assumptions which were reasonable at the time at which they were prepared and supplied.

All other material written information (other than projections) provided by any member of the BST Group (including its advisers) to a Finance Party or the provider of any Report was true, complete and accurate in all material respects as at the date it was provided.

The representations and warranties made with respect to the Reports are made by each Obligor in this Clause 24.12 only so far as it is aware after making due and careful enquiries.

Original Financial Statements

Its Original Financial Statements were prepared in accordance with the Accounting Principles consistently applied. However in the case of monthly and quarterly statements, normal year end adjustments were not made.

Its unaudited Original Financial Statements fairly represent its financial condition and results of operations (consolidated in the case of Target) for the relevant month or financial quarter.

Its audited Original Financial Statements give a true and fair view of its financial condition and results of operations (consolidated in the case of Target) during the relevant financial year.

There has been no material adverse change in its assets, business or financial condition (or the assets, business or consolidated financial condition of the BST Group, in the case of the Parent) since the date of the Original Financial Statements.

The Original Financial Statements of the Target do not consolidate the results, assets or liabilities of any person or business which does not form part of the Target Group.

Its most recent financial statements delivered pursuant to Clause 25.1 (Financial Statements):

have been prepared in accordance with the Accounting Principles as applied to the Original Financial Statements and the Business Plan (save as consented to by the Priority Agent pursuant to Clause 25.3(b)(ii) hereof); and

give a true and fair view of (if audited) or fairly present (if unaudited) its consolidated financial condition as at the end of, and consolidated results of operations for, the period to which they relate.

The budgets and forecasts supplied under this Agreement were arrived at after careful consideration and have been prepared in good faith on the basis of recent historical information and on the basis of assumptions which were reasonable as at the date they were prepared and supplied.

Since the date of the most recent financial statements delivered pursuant to Clause 25.1 (Financial Statements) there has been no material adverse change in the business, assets or financial condition of the BST Group.

No member of the BST Group has incurred any material liabilities or commitments (actual or contingent, present or future) before the date of this Agreement which it has not disclosed to the Agent except for liabilities arising in relation to or contemplated by the transactions contemplated by the Transaction Documents.

No proceedings pending or threatened

No litigation, arbitration or administrative proceedings or investigations of, or before, any court, arbitral body or agency which could be reasonably expected to be adversely determined and, if adversely determined, are reasonably likely to have a Material Adverse Effect have been started or (to the best of its knowledge and belief (having made due and careful enquiry)) threatened against it or any of its Subsidiaries.

Environmental laws

To the best of its knowledge and belief (having made due and careful enquiry) each member of the BST Group is in compliance with Clause 27.3 (Environmental compliance) and no circumstances have occurred which would prevent such compliance in a manner or to an extent which has or is reasonably likely to have a Material Adverse Effect.

No Environmental Claim has been commenced or (to the best of its knowledge and belief (having made due and careful enquiry)) is threatened against any member of the BST Group where that claim has or is reasonably likely, if determined against that member of the BST Group, to have a Material Adverse Effect.

Taxation

It is not (and none of its Subsidiaries are) materially overdue in the filing of any Tax returns (taking into account any extension or grace period) and it is not (and none of its Subsidiaries is) overdue in the payment of any amount in respect of Tax except where such Tax may be lawfully withheld and is being contested in good faith and by appropriate means, where such non-payment is not reasonably likely to have a Material Adverse Effect and where appropriate reserves are being maintained for such contested amounts.

Security and Financial Indebtedness

No Security or Quasi-Security exists over all or any of the present or future assets of any member of the BST Group, and no member of the BST Group has agreed to grant any Security or Quasi-Security, other than as permitted by this Agreement.

No member of the BST Group has any Financial Indebtedness outstanding other than as permitted by this Agreement.

Ranking

Subject to the Legal Reservations and completion of applicable perfection requirements, the Transaction Security has or will have first ranking priority and it is not subject to any prior ranking or pari passu ranking Security other than any Permitted Security.

The payment obligations under the Finance Documents will rank at least pari passu with the claims of all its other present and future unsecured creditors.

Good title to assets

It and each of its Subsidiaries has a good, valid and marketable title to, or valid leases or licences of, and all appropriate Authorisations to use, the assets necessary to carry on its business as presently conducted other than where failure to do so is not likely to have a Material Adverse Effect.

Legal and beneficial ownership

It and each of its Subsidiaries is the sole legal and beneficial owner of the respective assets over which it purports to grant Security.

All the Target Shares are or will be on the Closing Date legally and beneficially owned by the Original Borrower free from any claims, third party rights or competing interests other than Permitted Security permitted under Clause 27.15 (Negative Pledge).

Intellectual Property

It and each of its Subsidiaries:

is the sole legal and beneficial owner of or has licensed to it on normal commercial terms all the Intellectual Property which is material in the context of its business and which is required by it in order to carry on its business as it is being conducted and as contemplated in the Business Plan;

does not (nor does any of its Subsidiaries), in carrying on its businesses, infringe any Intellectual Property of any third party in any respect which has or is reasonably likely to have a Material Adverse Effect; and

has taken all formal or procedural actions (including payment of fees) required to maintain any material Intellectual Property owned by it.

Group Structure Chart

Assuming Completion has occurred, the Group Structure Chart delivered to the Agents pursuant to Part I of Schedule 2 (Conditions Precedent) is true, complete and accurate and shows all members of the BST Group

All necessary intra-Group loans, transfers, share exchanges and other steps listed in steps 1 to 4 (inclusive) of the Structure Memorandum have been or will be taken on or before the Closing Date in compliance with all relevant laws and regulations and all requirements of relevant regulatory authorities.

Obligors

Each Material Company is or will be an Obligor on the Closing Date.

Accounting reference date

The Accounting Reference Date of each member of the BST Group is 31 December.

24.25 Acquisition Documents disclosures and other Documents

(a)	The Acquisition Documents contain all the terms of the Acquisition.

(b)	There is no disclosure made to the Acquisition Documents or the Subscription Agreements which has or is reasonably likely to have a material adverse effect on any of the information, opinions, intentions, forecasts and projections contained or referred to in the Information Package.

Centre of main interests and establishments

For the purposes of The Council of the European Union Regulation No. 1346/2000 on Insolvency Proceedings (the “Regulation”), its centre of main interest (as that term is used in Article 3(1) of the Regulation) is situated in its jurisdiction of incorporation.

Investor Documents

The Management Agreement and the Subscription Agreements contain all the material terms of all the agreements and arrangements between the Original Investors and the members of the BST Group.

Pensions

It is in compliance with all applicable laws and contracts relating to pension schemes (if any) for the time being operated by it or in which it participates, and each such pension scheme is adequately funded or accrued for on reasonable actuarial assumptions and recommendations and as required by law.

Holding Companies

Except as may arise under the Transaction Documents or as contemplated in the Structure Memorandum and except for Acquisition Costs, before the Closing Date neither the Parent nor the Original Borrower has traded or incurred any liabilities or commitments (actual or contingent, present or future) other than in the case of the Parent acting as a Holding Company of the Original Borrower.

Times when representations made

All the representations and warranties in this Clause 24 are made by each Original Obligor on the date of this Agreement except for the representations and warranties set out in Clause 24.12 (No misleading information) which are deemed to be made by each Obligor on the Closing Date and (i) with respect to the Information Memorandum, on the date the Information Memorandum is approved by the Original Borrower, (ii) with respect to the Information Package, on the date of this Agreement, the Closing Date and, in respect of the Realignment Information Package only, the Effective Date and (iii) with respect to the Reports, on the date of this Agreement and on any later date on which the Reports are released to the Mandated Lead Arranger for distribution in connection with syndication and on the Syndication Date.

The Repeating Representations are deemed to be made by each Obligor on the Closing Date, on the date of each Utilisation Request, on each Utilisation Date and on the first day of each Interest Period (except that those contained in paragraphs (a)—(e) of Clause 24.13 (Original Financial Statements) will cease to be so made once subsequent financial statements have been delivered under this Agreement).

All the representations and warranties in this Clause 24 except Clause 24.12 (No misleading information), Clause 24.22 (Group Structure Chart), Clause 24.25 (Acquisition Documents, Disclosures and Other Documents) and Clause 24.29 (Holding Companies) are deemed to be made by each Additional Obligor in relation to itself on the day on which it becomes (or it is proposed that it becomes) an Additional Obligor.

Each representation or warranty deemed to be made after the date of this Agreement shall be deemed to be made by reference to the facts and circumstances existing at the date the representation or warranty is deemed to be made.

INFORMATION UNDERTAKINGS

The undertakings in this Clause 25 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

In this Clause 25:

“Annual Financial Statement” means the financial statements for a Financial Year delivered pursuant to paragraph (a) of Clause 25.1 (Financial statements).

“Monthly Financial Statement” means the financial statements delivered pursuant to paragraph (c) of Clause 25.1 (Financial statements).

“Quarterly Financial Statement” means the financial statements delivered pursuant to paragraph (b) of Clause 25.1 (Financial statements).

Financial statements

The Parent shall supply to the Agents in sufficient copies for all the Lenders:

as soon as they are available, but in any event within 120 days after the end of each of its Financial Years:

its audited consolidated financial statements for that Financial Year; and

the unaudited financial statements of any other member of the BST Group for that Financial Year if requested by the Agents (acting reasonably);

as soon as they are available, but in any event within 45 days after the end of each Financial Quarter of each of its Financial Years its unaudited consolidated financial statements for that Financial Quarter; and

as soon as they are available, but in any event within 30 days after the end of each month its unaudited financial statements on a consolidated basis for that month (to include cumulative management accounts for the Financial Year to date).

References to “BST Group” in this Clause 25.1 shall (subject to any confidentiality restrictions) include any Joint Venture carried on by any entity in which any member of the BST Group owns any Stock or Stock Equivalents.

Provision and contents of Compliance Certificate

The Parent shall supply a Compliance Certificate to the Agents with each set of its audited consolidated Annual Financial Statements and each set of its consolidated Quarterly Financial Statements.

Each Compliance Certificate shall, amongst other things, set out (in reasonable detail) computations as to compliance with Clause 26 (Financial Covenants).

Each Compliance Certificate shall be signed by a director of the Parent and, if required to be delivered with the consolidated Annual Financial Statements of the Parent, shall be reported on by the Parent’s Auditors in the form agreed by the Parent and the Majority Lenders.

Notwithstanding the other provisions of this Clause 25.2, for the Relevant Period ending on 31 December 2007, the Compliance Certificate to be delivered shall reflect the pro-forma unaudited consolidated financial statements of the BST Group to be delivered pursuant to Clause 26.3(c) and shall not be required to be reported on by the Parent’s Auditors.

Requirements as to financial statements

The Parent shall procure that each set of Annual Financial Statements and Quarterly Financial Statements includes a balance sheet, profit and loss account and cashflow statement and that Monthly Financial Statements include a balance sheet and profit and loss account. In addition the Parent shall procure that each set of Annual Financial Statements shall be audited by the Auditors.

Each set of financial statements delivered pursuant to Clause 25.1 (Financial statements):

shall be certified by a director of the relevant company as giving a true and fair view of (in the case of Annual Financial Statements for any Financial Year), or fairly representing (in other cases), its financial condition and operations as at the date as at which those financial statements were drawn up and, in the case of the Annual Financial Statements, shall be accompanied by any letter addressed to the management of the relevant company by the Auditors and accompanying those Annual Financial Statements; and

shall be prepared using the Accounting Principles, accounting practices and financial reference periods consistent with those applied:

in the case of the Parent, in the preparation of the Business Plan; and

in the case of any Obligor, in the preparation of the Original Financial Statements for that Obligor,

unless, in relation to any set of financial statements, the Priority Agent has consented to a change in the Accounting Principles or the accounting practices and the Auditors of the Parent (or, if appropriate, the Auditors of the Obligor) deliver to the Priority Agent:

a description of any change necessary for those financial statements to reflect the Accounting Principles or accounting practices upon which the Business Plan or, as the case may be, that Obligor’s Original Financial Statements were prepared; and

sufficient information, in form and substance as may be reasonably required by the Agents, to enable the Lenders to determine whether Clause 26 (Financial covenants) has been complied with, to determine the amount of any prepayments to be made from excess cashflow under Clause 12.2 (Disposal, Insurance, Acquisition and Debt Proceeds and Excess Cashflow) and to make an accurate comparison between the financial position indicated in those financial statements and the Business Plan (in the case of the Parent) or that Obligor’s Original Financial Statements (in the case of an Obligor).

Any reference in this Agreement to any financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Business Plan or, as the case may be, the Original Financial Statements were prepared.

The financial statements to be delivered pursuant to Clause 25.1(a) for the Financial Year ending on 31 December 2007 and Clause 25.1(a)(i) for the Financial Quarter ending on 31 March 2008 and the Monthly Financial Statement for January 2008 shall each be prepared as if the Realignment Completion Date had occurred on 1 January 2008 (irrespective of the date of actual completion) with notes for the benefit of the Lenders indicating the material consequences of the actual Realignment Completion Date not having occurred before 1 January 2008.

Following the occurrence of a Default that is continuing, if an Agent wishes to discuss the financial position of any member of the BST Group with the Auditors, the relevant Agent may notify the Parent, stating the questions or issues which the relevant Agent wishes to discuss with the Auditors. In this event, the Parent must ensure that the Auditors are authorised (at the expense of the Parent):

to discuss the financial position of the relevant member of the BST Group with the Agent on request from the relevant Agent; and

to disclose to the relevant Agent for the Finance Parties any information which the relevant Agent may reasonably request.

Budget

The Parent shall supply to the Agents in sufficient copies for all the Lenders, as soon as the same become available but in any event by the end of its current Financial Year (commencing with the Financial Year ending 2007), an annual Budget for the following financial year.

The Parent shall ensure that each Budget and the Realignment Information Package:

includes a projected consolidated profit and loss, balance sheet and cashflow statement for the BST Group and projected financial covenant calculations and the information referred to in the definition of Realignment Information Package;

is prepared in accordance with the Accounting Principles and the accounting practices and financial reference periods applied to financial statements under Clause 25.1 (Financial statements); and

has been approved by the board of directors of the Parent.

If the Parent updates or changes the Budget or the Realignment Information Package, it shall promptly deliver to the Agent, in sufficient copies for each of the Lenders, such updated or changed Budget or the Realignment Information Package together with a written explanation of the main changes in that Budget.

BST Group companies

The Parent shall, with each set of Annual Financial Statements, supply to the Agents a report issued by its Auditors stating which of its Subsidiaries are Material Companies.

Presentations

Once in every financial year, upon the reasonable request of the Agents, at least one director of the Parent must, at a time agreed with the Agents, give a presentation to the Finance Parties about:

the on-going business and financial performance of the BST Group; and

any other matter which a Finance Party may reasonably request.

Year-end

The Parent shall not change its Accounting Reference Date.

Information: miscellaneous

The Parent shall supply to the Agents (in sufficient copies for all the Lenders, if an Agent so requests):

at the same time as they are dispatched, copies of all documents dispatched by the Parent or any Obligors to the public or its creditors generally (or any class of them);

promptly upon becoming aware of them, the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against any member of the BST Group, and which, if adversely determined, are reasonably likely to have a Material Adverse Effect;

promptly, such information as the Security Agent may reasonably require about the Charged Property; and

promptly on request, such further information regarding the financial condition, assets and operations of the BST Group and/or any member of the BST Group (including any requested amplification or explanation of any item in the financial statements, budgets or other material provided by any Obligor under this Agreement, any changes to management of the BST Group and an up to date copy of its shareholders’ register (or equivalent in its jurisdiction of incorporation)) as any Finance Party through the Agents may reasonably request, subject to any confidentiality restrictions or legal restrictions that would prevent disclosure of such information.

Notification of default

Each Obligor shall notify the Agents of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

Investigations

If an Event of Default is continuing the Agent may, following consultation with the Parent as to the scope of the investigation and its cost:

instruct (or require the Parent to instruct) the Auditors or another firm of accountants selected by the Agents to carry out an investigation into the affairs of the BST Group and/or the financial performance of the BST Group and/or the accounting and other reporting procedures and standards of the BST Group; and/or request confirmation that any figure in a Compliance Certificate delivered under Clause 25.2 (Compliance Certificates) has been correctly extracted from the relevant financial statements delivered under Clause 25.1 (Financial statements); and/or instigate such other investigations, including inspections of real property, and commission such other reports (including, without limitation, legal, environmental and valuation reports) as the Agents shall reasonably require into the affairs of the BST Group, in each case to the extent that the Agents consider them (in their reasonable opinion) to be relevant to that Event of Default or the circumstances giving rise to that Event of Default. The expense of any such investigation shall be borne by the Parent.

If the Majority Lenders believe in good faith and on reasonable grounds that any financial statements or calculations provided by any member of the BST Group are inaccurate or incomplete in any material respect and the Agents concur with the opinion of the Majority Lenders, the Agents may, following consultation with the Parent as to the scope of the investigation and its costs:

instruct (or require the Parent to instruct) the Auditors or another firm of accountants selected by the Agents to carry out an investigation into the affairs of the BST Group and/or the financial performance of the BST Group and/or the accounting and other reporting procedures and standards of the BST Group; and/or request confirmation that any figure in a Compliance Certificate delivered under Clause 25.2 (Compliance Certificates) has been correctly extracted from the relevant financial statements delivered under Clause 25.1 (Financial statements); and/or instigate such other investigations, including inspections of real property, and commission such other reports (including, without limitation, legal, environmental and valuation reports) as the Agents shall reasonably require into the affairs of the BST Group, in each case to the extent that the Agents consider them (in their reasonable opinion) to be relevant for establishing the accuracy of such financial information and/or calculations. The expense of any such investigations shall be borne by the Parent.

“Know your customer” checks

If:

the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

any change in the status of an Obligor or the composition of the shareholders of an Obligor after the date of this Agreement; or

a proposed assignment or transfer by a Lender of any of its rights and/or obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer,

obliges any Agent or any Lender (or, in the case of paragraph (iii) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the relevant Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the relevant Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new Lender) in order for the relevant Agent, such Lender or, in the case of the event described in paragraph (iii) above, any prospective new Lender to carry out and be satisfied with the results of all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

Each Lender shall promptly upon the request of the relevant Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the relevant Agent to carry out and be satisfied with the results of all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

the Original Borrower shall, by not less than 10 Business Days’ prior written notice to the Agents, notify the Agents (which shall promptly notify the Lenders) of its intention to request that one of its Subsidiaries becomes an Additional Obligor pursuant to Clause 30 (Changes to the Obligors).

Following the giving of any notice pursuant to paragraph (c) above, if the accession of such Additional Obligor obliges any Agent or any Lender to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Original Borrower shall promptly upon the request of the relevant Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the relevant Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective new Lender) in order for the Agent or such Lender or any prospective new Lender to carry out and be satisfied with the results of all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the accession of such Subsidiary to this Agreement as an Additional Obligor.

With reference to section 8 of the German Money Laundering Act (Geldwaeschegesetz), the Obligors hereby declare that they are dealing on their own account under this Agreement.

Each Lender that is subject to the Act (as hereinafter defined) and the Agents (for themselves and not on behalf of any Lender) hereby notify the Borrowers that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name, address and tax identification number of the Borrowers and other information regarding the Borrowers that will allow such Lender or the relevant Agent, as applicable, to identify a Borrower in accordance with the Act. This notice is given in accordance with the requirements of the Act and is effective as to the Lenders and the Agents.

FINANCIAL COVENANTS

Financial definitions

“Capital Expenditure” means any expenditure or obligation in respect of expenditure incurred by a member of the BST Group which should be treated as capital expenditure in accordance with Accounting Principles.

“Cashflow” means, in respect of any Relevant Period, Consolidated EBITDA for that Relevant Period after adding back:

any decrease in the amount of Working Capital at the end of that Relevant Period compared against Working Capital at the start of that Relevant Period;

any cash receipt in respect of any exceptional or extraordinary item (including in respect of any sale of fixed assets to the extent not applied in mandatory prepayment pursuant to Clause 12.2 (Disposal, Insurance, Acquisition, Equity and Debt Proceeds and Excess Cashflow)) which have not already been accounted for in computing Consolidated EBITDA;

all non-cash charges (including provisions) deducted (and not added back) in computing Consolidated EBITDA for such Relevant Period;

the amount of any return on capital, dividends or other profit distributions (net of Tax) actually received in cash by any member of the BST Group during such Relevant Period from participating interests in associated undertakings (and not, for the avoidance of doubt, from any other member of the BST Group);

any cash receipts from any Treasury Transaction to the extent not already taken account of in Consolidated EBITDA; and

the amount of any rebate or credit in respect of any Tax on profits, gains or income actually received in cash by any member of the BST Group during such Relevant Period,

and deducting:

(i)	any amount of Capital Expenditure actually made or contractually falling due for payment by any member of the BST Group during such Relevant Period;

(ii)	any increase in the amount of Working Capital at the end of that Relevant Period compared against Working Capital at the start of that Relevant Period;

(iii)	(if and to the extent included in the calculation of Consolidated EBITDA) all non-cash income received in such Relevant Period;

(iv)	any amount actually paid (or which fell due for payment) in respect of Taxes on the profits, gains or income of any member of the BST Group during such Relevant Period;

(v)	any cash payment in respect of any exceptional or extraordinary item during such Relevant Period (up to a maximum amount of EUR 3,000,000 in aggregate in any Financial Year);

(vi)	(if and to the extent included in the calculation of Consolidated EBITDA) any amounts charged in respect of discontinued operations or restructuring activities including the related termination of employees for such Relevant Period;

(vii)	(if and to the extent included in the calculation of Consolidated EBITDA) and any expenses incurred in respect of historical operating leases prior to the Closing Date;

(viii)	(if and to the extent included in the calculation of Consolidated EBITDA) Acquisition Costs;

(ix)	any cash payment applied to any Treasury Transaction to the extent not already taken account of in Consolidated EBITDA; and

(x)	dividends or other profit distributions paid in cash in respect of minority interests during such Relevant Period,

provided that no amount shall be included or excluded more than once.

“Consolidated EBITDA” means, for any Relevant Period, the aggregate of consolidated net profits of the BST Group from ordinary activities before:

profit (or losses) attributable to minority interests;

Tax;

Acquisition Costs;

Restructuring Costs and ASCI Reorganisation Costs;

Consolidated Total Net Finance Charges and non-cash pay interest on the ITG Subordinated Loan and the BST Note;

all extraordinary and exceptional items (up to a maximum amount of EUR 3,000,000 in aggregate in any Financial Year), without double counting Restructuring Costs and ASCI Reorganisation Costs;

any amounts charged in respect of discontinued operations or restructuring activities including the related termination of employees, without double counting Restructuring Costs and ASCI Reorganisation Costs;

any expenses incurred in respect of historical operating leases prior to the Closing Date;

any amount attributable to depreciation, impairment, writedown or amortisation of tangible or intangible assets (including goodwill);

any amounts received or receivable or paid or payable pursuant to any Treasury Transaction;

income from participating interests in associated undertakings;

any gain or loss over book value arising from an upward or downward revaluation of any asset (not being stock disposed of in the normal course of trading) during such Relevant Period (including any purchase accounting adjustments resulting from the transactions contemplated pursuant to Steps 8 or 9); and

(m)	accrued non-cash pay finance charges permitted under paragraph (i) of the definition of Permitted Financial Indebtedness.

“Consolidated Total Net Finance Charges” means, in respect of any Relevant Period:

the aggregate amount of the interest (including the interest element of payments made under Finance Leases), commission, fees (excluding all front end, arrangement and participation fees paid on or about the Closing Date under the Finance Documents and up-front premium or front end fees under any Hedging Agreement), discounts, prepayment penalties or premiums and other finance payments in each case payable in cash by any member of the BST Group in respect of Financial Indebtedness, including in respect of any interest rate hedging arrangement; less the aggregate of (i) any commission, fees, discounts and other finance payments received in cash by any member of the BST Group under any interest rate hedging arrangement and (ii) any interest received in cash by any member of the BST Group on any deposit or bank account (including any Mandatory Prepayment Account or Holding Account) which is freely and readily available to fund Debt Service, provided that any amounts payable by one member of the BST Group to another member of the BST Group or under the BST Note or the ITG Subordinated Loan shall not be included in the calculation of Consolidated Total Net Finance Charges.

“Current Assets” means, in respect of any member of the BST Group, the aggregate value of its assets which are treated as current assets in accordance with Accounting Principles but excluding:

receivables in relation to Tax;

any accrued interest receivable due in such period;

cash at hand and at bank and Cash Equivalent Investments; and

amounts due from the Vendors in connection with the Acquisition.

“Current Liabilities” means, in respect of any member of the BST Group, the aggregate value of all its liabilities which are treated as current liabilities in accordance with Accounting Principles but excluding:

Financial Indebtedness of the BST Group falling due within such Relevant Period;

liabilities in relation to Tax;

liabilities in relation to dividends declared but not paid by the Parent in that Relevant Period; and

amounts due to the Vendors in connection with the Acquisition.

“Debt Cover” means, in respect of any Relevant Period, the ratio of Total Debt as at the end of that Relevant Period to Consolidated EBITDA for that Relevant Period.

“Debt Service” means, in respect of any Relevant Period, the aggregate of:

Consolidated Total Net Finance Charges for that Relevant Period;

scheduled repayments, and any other scheduled payments in the value of principal, payable by the BST Group in that Relevant Period in respect of Financial Indebtedness; and

to the extent not already included in paragraph (b) above, the amount of the capital element of any payments in respect of that Relevant Period payable under any Finance Lease entered into by any member of the BST Group, and so that no amount shall be included more than once but excluding any amounts falling due under any overdraft, working capital facility or revolving credit facility provided such amounts are available for simultaneous redrawing under that or any replacement facility.

“Excess Cashflow” means, for any Financial Year for which it is being calculated, Cashflow for that Financial Year less the aggregate of:

Debt Service for such Financial Year; and

mandatory prepayments due under this Agreement and voluntary prepayments during such Financial Year.

“Finance Lease” means a contract treated as a finance or capital lease in accordance with Accounting Principles in the relevant jurisdiction.

“Finance Lease Expenditure” means, in relation to a Finance Lease, the capital value of the asset which is the subject of such Finance Lease.

“Financial Quarter” means each period of three months ending on 31 March, 30 June, 30 September and 31 December in each Financial Year.

“Financial Year” means the period of 12 Months ending on the Accounting Reference Date in each year.

“Fixed Charge Cover” means, in respect of any Relevant Period, the ratio of Consolidated EBITDA for that Relevant Period to the sum of (i) Consolidated Total Net Finance Charges for that Relevant Period and (ii) Capital Expenditure for that Relevant Period.

“Interest Cover” means, in respect of any Relevant Period, the ratio of Consolidated EBITDA for that Relevant Period to Consolidated Total Net Finance Charges for that Relevant Period.

“Relevant Period” means each period of twelve months (or such shorter period commencing on the Closing Date) ending on the last day of a Financial Quarter.

“Total Debt” means, at any time, the aggregate of (without double counting):

that part of the Financial Indebtedness of members of the BST Group (not owed between members of the BST Group or under the BST Note or the ITG Subordinated Loan) which relates to obligations for the payment or repayment of money in respect of principal incurred in respect of any Financial Indebtedness save for any indebtedness for or in respect of the items set out in paragraphs (f), (g) or (i) of the definition of Permitted Financial Indebtedness; and

all Finance Lease Expenditure in respect of Finance Leases entered into by members of the BST Group, after deducting the aggregate amount of cash and Cash Equivalent Investments held by any member of the BST Group at that time.

“Working Capital” means on any date the aggregate Current Assets of each member of the BST Group less the aggregate Current Liabilities of each member of the BST Group.

In this Clause 26.1 (Financial definitions) “BST Group” shall not include any Permitted Joint Venture.

Financial condition

The Parent shall ensure that:

Interest Cover: Interest Cover in respect of any Relevant Period specified in column 1 below shall be or shall exceed the ratio set out in column 2 below opposite that Relevant Period.

Column 1 Relevant Period	Column 2 Ratio (to 1.00)
Period expiring 31 March 2007	3.50

Period expiring 30 June 2007	3.50

Period expiring 30 September 2007	3.50

Period expiring 31 December 2007	2.95

Period expiring 31 March 2008	2.55

Period expiring 30 June 2008	2.20

Period expiring 30 September 2008	2.05

Period expiring 31 December 2008	2.05

Period expiring 31 March 2009	2.30

Period expiring 30 June 2009	2.50

Debt Cover: Debt Cover in respect of any Relevant Period specified in column 1 below shall not exceed the ratio set out in column 2 below opposite that Relevant Period.

Column 1 Relevant Period	Column 2 Ratio (to 1.00)
Period expiring 31 March 2007	4.60

Period expiring 30 June 2007	4.90

Period expiring 30 September 2007	4.40

Period expiring 31 December 2007	3.85

Period expiring 31 March 2008	4.20

Period expiring 30 June 2008	4.50

Period expiring 30 September 2008	4.60

Period expiring 31 December 2008	4.45

Period expiring 31 March 2009	3.60

Period expiring 30 June 2009	3.30

Fixed Charge Cover: Fixed Charge Cover in respect of any Relevant Period specified in column 1 below shall be or shall exceed the ratio set out in column 2 below opposite that Relevant Period.

Column 1 Relevant Period	Column 2 Ratio (to 1.00)
Period expiring 30 June 2007	0.65

Period expiring 31 December 2007	0.75

Period expiring 30 June 2008	0.75

Period expiring 31 December 2008	0.90

Period expiring 30 June 2009	1.00

Capital Expenditure:

The aggregate Capital Expenditure of the BST Group in respect of any Financial Year of the Parent (or part thereof) specified in column 1 below shall not exceed the amount set out in column 2 below opposite that Financial Year (or part thereof).

Column 1 Financial Year (or part thereof) Ending	Column 2 Maximum Expenditure (EUR)
31 December 2007	35,000,000

31 December 2008	30,000,000

30 June 2009	12,000,000

Provided that:

if in any Financial Year (the “Original Financial Year”) the amount of the Capital Expenditure is less than the maximum amount permitted for that Original Financial Year (the difference being referred to below as the “Unused Amount”), then the maximum expenditure amount set out in column 2 above for the immediately following Financial Year, or part thereof, (and not otherwise or further) (the “Carry Forward Year”) shall be increased by an amount equal to 50% of the Unused Amount, calculated on an annualised basis for the Carry Forward Year. In any Carry Forward Year, the original amount specified in column 2 above shall be treated as having been incurred prior to any Unused Amount carried forward into such Carry Forward Year; and

the maximum expenditure amount set out in column 2 above, as adjusted pursuant to the foregoing paragraph (i), for any Financial Year shall be increased by an amount equal to the amount of cash proceeds received from the Disposal permitted pursuant to paragraph (h) of the definition of Permitted Disposal for that Financial Year.

Financial testing

The financial covenants set out in Clause 26.2 (Financial condition) shall be calculated in accordance with the Accounting Principles and tested by reference to each of the financial statements and/or each Compliance Certificate delivered pursuant to Clause 25.2 (Provision and contents of Compliance Certificate) provided that in respect of the Relevant Periods expiring on 31 March 2007, 30 June 2007 and 30 September 2007, as applicable, the covenants in paragraphs (a) (Interest Cover), (b) (Debt Cover) and (c) (Fixed Charge Cover) of Clause 26.2 (Financial Condition) will be calculated as follows: in the case of paragraphs (a) (Interest Cover), (b) (Debt Cover) and (c) (Fixed Charge Cover), Consolidated EBITDA shall include (by way of aggregation) the Consolidated EBITDA of the BST Group for the initial part of the Relevant Period notwithstanding that the Target Group was not part of the BST Group during such initial part;

for the purpose of determining compliance with the covenants in clauses 26.2(a) (Interest Cover), 26.2(b) (Debt Cover) and 26.2(c) (Fixed Charge Cover) if the BST Group acquires or disposes, as applicable, all of the share capital of a company or companies (having obtained any necessary consent under this agreement to do so), until the first testing date which falls more than 12 months after the relevant company or companies became or cease to be, as applicable, Subsidiaries of the Parent, the results of such company or companies will be deemed included with or excluded from, as applicable, those of the rest of the BST Group for the full duration of the Relevant Period as if such company or companies had become or had ceased to be, as applicable, a member of the BST Group at the commencement of that Relevant Period; and

for the purpose of determining compliance with the covenants in Clauses 26.2(a) (Interest Cover), 26.2(b) (Debt Cover) and 0 (Fixed Charge Cover) for the Relevant Period ending 31 December 2007 the Calculations for such Compliance Certificate shall be based on pro-forma unaudited consolidated financial statements of the BST Group which assumes that the Realignment Completion Date has occurred.

GENERAL UNDERTAKINGS

The undertakings in this Clause 27 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

Authorisations and compliance with laws

Authorisations

Each Obligor shall (and the Parent shall ensure that each member of the BST Group will) promptly:

obtain, comply with and do all that is necessary to maintain in full force and effect; and

if so requested, supply certified copies to the Agents of,

any Authorisation required under any law or regulation of a Relevant Jurisdiction to:

enable it to perform its obligations under the Finance Documents and the Transaction Documents to which it is a party;

ensure (subject to the Legal Reservations) the legality, validity, enforceability or admissibility in evidence of any Finance Document or Transaction Document to which it is a party; and

carry on its business where failure to do so has or is reasonably likely to have a Material Adverse Effect.

Compliance with laws

Each Obligor shall (and the Parent shall ensure that each member of the BST Group will) comply in all respects with all laws to which it may be subject, if failure so to comply has or is reasonably likely to have a Material Adverse Effect.

Environmental compliance

Each Obligor shall (and the Parent shall ensure that each member of the BST Group will):

comply with all Environmental Laws; and

obtain, maintain and ensure compliance with all requisite Environmental Permits,

where failure to do so has or is reasonably likely to have a Material Adverse Effect.

Environmental claims

Each Obligor shall (through the Parent), promptly upon becoming aware of the same, inform the Agents in writing of any Environmental Claim against any member of the BST Group which is current, pending or threatened where the claim, if determined against that member of the BST Group, has or is reasonably likely to have a Material Adverse Effect.

Taxation

Each Obligor shall (and the Parent shall ensure that each member of the BST Group will) pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that:

such payment is being contested in good faith;

adequate reserves are being maintained for those Taxes and the costs required to contest them which have been disclosed in its latest financial statements delivered to the Agent under Clause 25.1 (Financial statements); and

such payment can be lawfully withheld and failure to pay those Taxes does not have or is not reasonably likely to have a Material Adverse Effect.

No member of the BST Group may change its residence for Tax purposes.

Restrictions on business focus

Merger

No Obligor shall (and the Parent shall ensure that no other member of the BST Group will) enter into any amalgamation, demerger, merger, consolidation (with the Parent’s direct or indirect Shareholders or otherwise) or corporate reconstruction other than (i) a Permitted Transaction, (ii) as part of the Permitted Reorganisation Transaction or (iii) with the prior written consent of the Agents.

Change of business

The Parent shall procure that no substantial change is made to the general nature of the business of the Parent, the Obligors or the BST Group taken as a whole from that carried on by the Target Group at the date of this Agreement.

Acquisitions

Except as permitted under paragraph (b) below, no Obligor shall (and the Parent shall ensure that no other member of the BST Group will):

acquire a company or any shares or securities or a business or undertaking (or, in each case, any interest in any of them); or

incorporate a company.

Paragraph (a) above does not apply to an acquisition of a company, of shares, securities or a business or undertaking (or, in each case, any interest in any of them) or the incorporation of a company which is:

a Permitted Acquisition;

a Permitted Transaction; or

a Permitted Reorganisation Transaction.

Joint ventures

Except as permitted under paragraph (b) below, no Obligor shall (and the Parent shall ensure that no member of the BST Group will):

enter into, invest in or acquire (or agree to acquire) any shares, stocks, securities or other interest in any Joint Venture; or

transfer any assets or lend to or guarantee or give an indemnity for or give Security for the obligations of a Joint Venture or maintain the solvency of or provide working capital to any Joint Venture (or agree to do any of the foregoing).

Paragraph (a) above does not apply to any acquisition (or agreement to acquire) of any interest in a Joint Venture or transfer of assets (or agreement to transfer assets) to a Joint Venture or loan made to or guarantee given in respect of the obligations of a Joint Venture if such transaction is a Permitted Joint Venture.

Holding Companies

Neither the Parent nor the Original Borrower shall trade, carry on any business, own any assets or incur any liabilities except for:

the provision of administrative services (excluding treasury services) to other members of the BST Group of a type customarily provided by a holding company to its Subsidiaries;

ownership of shares in its Subsidiaries, intra-BST Group debit balances and credit balances in bank accounts, cash and Cash Equivalent Investments but only if those shares, credit balances, cash and Cash Equivalent Investments are subject to the Transaction Security;

entry into and any liabilities under the Transaction Documents to which it is a party;

professional fees, fees to (independent) directors and administration costs in the ordinary course of business as a holding company; or

owning assets and/or incurring liabilities pursuant to the steps contemplated by the Permitted Reorganisation Transaction.

Dormant subsidiaries

No Obligor shall (and the Parent shall ensure no member of the BST Group will) cause or permit any member of the BST Group which is a Dormant Subsidiary to commence trading or cease to satisfy the criteria for a Dormant Subsidiary unless such Dormant Subsidiary becomes an Additional Guarantor in accordance with Clause 30.4 (Additional Guarantors).

Restrictions on dealing with assets and Security

Preservation of assets

Each Obligor shall (and the Parent shall ensure that each member of the BST Group will) maintain in good working order and condition (ordinary wear and tear excepted) all of its assets necessary in the conduct of its business.

Pari passu ranking

Each Obligor shall ensure that at all times any unsecured and unsubordinated claims of a Finance Party or Hedge Counterparty against it under the Finance Documents rank at least pari passu with, and in the case of the Transaction Security rank ahead of, the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to companies.

Acquisition Documents

the Original Borrower shall promptly pay all amounts payable to the Vendors under the Acquisition Documents as and when they become due (except to the extent that any such amounts are being contested in good faith by a member of the BST Group and where adequate reserves are set aside for any such payment).

the Original Borrower shall (and the Parent will procure that the Original Borrower and each relevant member of the BST Group will) take all reasonable and practical steps to preserve and enforce its rights (or the rights of any other member of the BST Group) and pursue any claims and remedies arising under any Acquisition Documents.

the Original Borrower will promptly inform the Agents after the date upon which it (acting reasonably) concludes that the Acquisition will not complete.

Negative pledge

In this Clause 27.15, “Quasi-Security” means a transaction described in paragraph (b) below.

Except as permitted under paragraph (c) below:

No Obligor shall (and the Parent shall ensure that no other member of the BST Group will) create or permit to subsist any Security over any of its assets.

No Obligor shall (and the Parent shall ensure that no other member of the BST Group will):

sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re-acquired by an Obligor or any other member of the BST Group;

sell, transfer or otherwise dispose of any of its receivables on recourse terms;

enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts; or

enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

Paragraphs (a) and (b) above do not apply to any Security or (as the case may be) Quasi-Security, which is:

Permitted Security; or

a Permitted Transaction.

Disposals

Except as permitted under paragraph (b) below, no Obligor shall (and the Parent shall ensure that no member of the BST Group will) enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset.

Paragraph (a) above does not apply to any sale, lease, transfer or other disposal which is:

a Permitted Disposal;

a Permitted Transaction; or

a Permitted Reorganisation Transaction.

Arm’s length basis

Except as permitted by paragraph (b) below, no Obligor shall (and the Parent shall ensure no member of the BST Group will) enter into any transaction with any person or Affiliate except on arm’s length terms and for full market value.

The following transactions shall not be a breach of this Clause 27.7:

intra-BST Group loans permitted under Clause 27.18 (Loans or credit);

fees, costs and expenses payable under the Transaction Documents in the amounts set out in the Transaction Documents delivered to the Agents under Clause 4.1 (Initial conditions precedent) or agreed by the Agents;

payment of fees and costs for independent directors if the amount of those fees and costs does not exceed an aggregate limit agreed between the Agents and the Parent in any Financial Year of the Parent;

transactions between Obligors or guarantees given by Obligors in respect of the liabilities of Obligors;

any payment made in accordance with Clause 27.20 (Dividends and share redemption);

the issuance of shares as permitted pursuant to the terms of this Agreement; and

any Permitted Transactions.

Restrictions on movement of cash—cash out

Loans or credit

Except as permitted under paragraph (b) below, no Obligor shall (and the Parent shall ensure that no member of the BST Group will) be a creditor in respect of any Financial Indebtedness.

Paragraph (a) above does not apply to:

a Permitted Loan; or

a Permitted Transaction.

No Obligor shall (and the Parent shall ensure that no member of the BST Group nor Narricot will) repay, prepay, redeem, make a distribution in respect of, or otherwise allow any discharge in cash or kind of the ITG Subordinated Loan on or before the Final Discharge Date (as defined in the Intercreditor Deed).

No Guarantees or indemnities

Except as permitted under paragraph (b) below, no Obligor shall (and the Parent shall ensure that no member of the BST Group will) incur or allow to remain outstanding any guarantee in respect of any obligation of any person.

Paragraph (a) does not apply to a guarantee which is:

a Permitted Guarantee; or

a Permitted Transaction.

Dividends and share redemption

Except as permitted under paragraph (b) below, the Parent shall ensure that no member of the BST Group will:

declare, make or pay any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind) on or in respect of its share capital (or any class of its share capital);

repay or distribute any dividend or share premium reserve;

pay or allow any member of the BST Group to pay any management, advisory or other fee to or to the order of any of the shareholders of the Parent or any of their Affiliates other than a member of the BST Group; or

redeem, repurchase, defease, retire or repay any of its share capital or resolve to do so.

Paragraph (a) above does not apply to:

a Permitted Distribution.

a Permitted Transaction (other than one referred to in paragraph (c) of the definition of that term); or

payments, dividends and distributions, including distributions in specie that are a Permitted Reorganisation Transaction.

Second Lien Facility

Except as permitted under paragraph (b) below, no Obligor shall (and the Parent shall ensure that no member of the BST Group will):

repay or prepay any principal amount (or capitalised interest) outstanding under the Second Lien Facility;

pay any interest or any other amounts payable in connection with the Second Lien Facility; or

purchase, redeem, defease or discharge any amount outstanding with respect to the Second Lien Facility.

Paragraph (a) does not apply to a payment, repayment, prepayment, purchase, redemption, defeasance or discharge which is a Permitted Payment or permitted by the terms of the Intercreditor Deed.

Restrictions on movement of cash—cash in

Financial Indebtedness

Except as permitted under paragraph (b) below, no Obligor shall (and the Parent shall ensure that no member of the BST Group will) incur or allow to remain outstanding any Financial Indebtedness.

Paragraph (a) above does not apply to Financial Indebtedness which is:

Permitted Financial Indebtedness; or

a Permitted Transaction.

Share capital

No Obligor shall (and the Parent shall ensure no member of the BST Group will) issue any shares except pursuant to:

a Permitted Share Issue; or

a Permitted Transaction.

Miscellaneous

Insurance

Each Obligor shall (and the Parent shall ensure that each member of the BST Group will) maintain insurances on and in relation to its business and assets against those risks and to the extent as is usual for companies carrying on the same or substantially similar business.

All insurances must be with reputable independent insurance companies or underwriters.

Pensions

The Parent shall ensure that all pension schemes operated by or maintained for the benefit of members of the BST Group and/or any of its employees are funded to the extent required by law and in compliance with applicable laws and that no action or omission is taken by any member of the BST Group in relation to such a pension scheme which has or is reasonably likely to have a Material Adverse Effect.

The Parent shall deliver to the Agents at such times as those reports are prepared in order to comply with the then current statutory or auditing requirements (as applicable either to the trustees of any relevant schemes or to the Parent), actuarial reports in relation to all pension schemes mentioned in (a) above.

The Parent shall promptly notify the Agents of any material change in the rate of contributions to any pension schemes mentioned in (a) above paid or recommended to be paid (whether by the scheme actuary or otherwise) or required (by law or otherwise).

Access

Each Obligor shall, and the Parent shall ensure that each member of the BST Group will, (not more than once in every Financial Year unless the relevant Agent reasonably suspects a Default is continuing) permit the relevant Agent and/or the Security Agent and/or accountants or other professional advisers and contractors of the relevant Agent or Security Agent free access at all reasonable times and on reasonable notice at the risk and cost of the Obligor or the Parent to (a) the premises, assets, books, accounts and records of each member of the BST Group and (b) meet and discuss matters with Senior Management.

Intellectual Property

Each Obligor shall (and the Parent shall procure that each BST Group member will):

preserve and maintain the subsistence and validity of the Intellectual Property necessary for the business of the relevant BST Group member;

use reasonable endeavours to prevent any infringement in any material respect of the Intellectual Property;

make registrations and pay all registration fees and taxes necessary to maintain the Intellectual Property in full force and effect and record its interest in that Intellectual Property;

not use or permit the Intellectual Property to be used in a way or take any step or omit to take any step in respect of that Intellectual Property which may materially and adversely affect the existence or value of the Intellectual Property or imperil the right of any member of the BST Group to use such property; and

not discontinue the use of the Intellectual Property,

where failure to do so is reasonably likely to have a Material Adverse Effect.

Amendments

No Obligor (including the Parent) shall (and the Parent shall ensure that no member of the BST Group will) amend, vary, novate, supplement, supersede, waive or terminate any material term of a Transaction Document or any other document delivered to the Agents pursuant to Clauses 4.1 (Initial conditions precedent) or Clause 30 (Changes to the Obligors) or enter into any agreement with any shareholders of the Parent (other than as set out in the Subscription Agreements) or any of their Affiliates which is not a member of the BST Group except in writing:

in accordance with the provisions of Clause 40 (Amendments and Waivers) or of the Intercreditor Deed; or

prior to or on the Closing Date, with the prior written consent of the Original Lenders; or

after the Closing Date, in a way which could not be reasonably expected materially and adversely to affect the interests of the Lenders.

The Parent shall promptly supply to the Agents a copy of any document relating to any of the matters referred to in paragraphs (a) to (c) above.

BST Group bank accounts

The Parent shall ensure that any Holding Account and Mandatory Prepayment Account and all other bank accounts of the BST Group (each such other bank account being a “Bank Account”) shall be opened and maintained with a Finance Party or an Affiliate of a Finance Party or a designated financial institution approved by the Agents (such consent not to be unreasonably withheld) and are subject to valid Security under the Transaction Security Documents (including Control Agreements) provided that a Bank Account shall not be required to be maintained with a Finance Party or an Affiliate of a Finance Party or a designated financial institution approved by the Agents and a Control Agreement shall not be required where: (i) the average daily balance in such respective Bank Account does not exceed Euro 500,000 (or its equivalent) in any 6-month period and (ii) the aggregate amount in all such Bank Accounts does not exceed at any time Euro 1,000,000 (or its equivalent).

Treasury Transactions

No Obligor shall (and the Parent will procure that no members of the BST Group will) enter into any Treasury Transaction, other than:

the hedging transactions contemplated by the Hedging Letter and documented by the Hedging Agreements;

spot and forward delivery foreign exchange contracts entered into in the ordinary course of business and not for speculative purposes; and

any Treasury Transaction entered into for the hedging of actual or projected real exposures arising in the ordinary course of trading activities of a member of the BST Group and not for speculative purposes.

The Parent shall ensure that all currency and interest rate hedging arrangements contemplated by the Hedging Letter are implemented in accordance with the terms of the Hedging Letter and that such arrangements are not terminated, varied or cancelled without the consent of the Priority Agent (acting on the instructions of the Majority Lenders), save (in the case of arrangements documented by the Hedging Agreements) as permitted by the Intercreditor Deed.

Further assurance

Subject to the Security Principles, each Obligor shall (and the Parent shall procure that each member of the BST Group will) promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Security Agent may reasonably specify (and in such form as the Security Agent may reasonably require in favour of the Security Agent or its nominee(s)):

to perfect the Security created or intended to be created under or evidenced by the Transaction Security Documents (which may include the execution of a mortgage, charge, assignment or other Security over all or any of the assets which are, or are intended to be, the subject of the Transaction Security) or for the exercise of any rights, powers and remedies of the Security Agent or the Finance Parties provided by or pursuant to the Finance Documents or by law;

to confer on the Security Agent or confer on the Finance Parties Security over any property and assets of that Obligor located in any jurisdiction equivalent or similar to the Security intended to be conferred by or pursuant to the Transaction Security Documents; and/or to facilitate the realisation of the assets which are, or are intended to be, the subject of the Transaction Security.

Subject to the Security Principles, each Obligor shall (and the Parent shall procure that each member of the BST Group shall) take all such action as is available to it (including making all filings and registrations) as may be necessary for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on the Security Agent or the Finance Parties by or pursuant to the Finance Documents.

Conditions subsequent

The Parent shall within 60 days of the Closing Date enter into the Hedging Agreements in order to hedge its interest rate exposure in respect of at least 50% of the aggregate amount of the Term Facilities for a period of one year from the date of entry into such Hedging Agreements and shall renew such Hedging Agreements on or before their initial expiration date for a further period of not less than one additional year.

The Parent shall procure that within 10 Business Days of the Closing Date, steps 5-9 (inclusive) as set out in the Structure Memorandum have been implemented. The Parent shall deliver to the Agents copies of any documentation confirming completion of such steps and a legal opinion from Jones Day, as legal advisers to the Parent as to New York law, regarding the creation, attachment and perfection of valid security in respect of the Parent’s shareholding in Narricot Industries Management Corp. and its interest in Narricot Industries L.P.

The Parent shall procure that all registrations which are required to be filed with the commercial register to implement step 10 as set out in the Structure Memorandum (the “Merger”) are filed for registration with the relevant commercial register within 90 days of the Closing Date and the Parent shall procure that the following documents are delivered to the Agents:

a copy of the agreement documenting the Merger;

shareholder resolutions in respect of each of the Original Borrower and the Target approving the Merger;

a copy of the application for registration with the relevant commercial register of each of the Original Borrower and the Target together with a receipt stamp of the relevant commercial register evidencing the application for the registration of the Merger;

immediately after registration of the Merger in the relevant commercial registers, but in no event later than 150 days after the Closing Date, the Parent shall deliver to the Security Agent certified register excerpts of the companies participating in the Merger evidencing completion of the Merger.

The Parent shall procure that each member of the BST Group identified in Part III of Schedule 2 (Conditions Precedent) carries out any action to protect, perfect or give priority to the Transaction Security by the specified date identified opposite the name of that member of the BST Group in Part III of Schedule 2 (Conditions Precedent).

The Parent shall use its best efforts to ensure that, by no later than 2 February, 2007 or such later date as the Security Agent shall agree to (provided that the Parent can evidence that it is diligently taking the steps that are necessary to effect the requirements of this Clause 27.32(d)) each of its Subsidiaries that owns inventory held in the custody of customers in Mexico grant to the Security Agent Security therein, naming the customer in each case a depository, and making such filings and taking such other actions as may be deemed reasonably necessary by counsel to the Agents.

In the event that the thresholds specified in Clause 27.29 (BST Group Bank Accounts) are exceeded at the Closing Date, the Parent shall use its best efforts to ensure that each member of the BST Group that is required to enter into a Control Agreement pursuant to Clause 27.29 (BST Group Bank Accounts) executes such an agreement by no later than 2 February, 2007 or such later date as the Security Agent shall agree to.

The Parent shall within 10 Business Days of the Closing Date, deliver a letter to the Agents specifying the Holding Account and the Mandatory Prepayment Account including details of each account name, account number and the name and address of the bank where each account is held.

The Parent shall procure that within 10 Business Days of the Closing Date each of Rosaria GmbH & Co. KG (registered with the local court of Düsseldorf under HRA 13960) and Rosata GmbH & Co. KG (registered with the local court of Düsseldorf under HRA 14567) accede as Additional Guarantor to this Agreement.

The Parent shall procure that not later than 15 Business Days after the Closing Date both Rosata GmbH & Co KG (registered with the local court of Düsseldorf under HRA 14567) and Rosaria GmbH & Co KG registered with the local court of Düsseldorf under HRA 13960) have either:

arranged for an assignment of all existing land charges (Grundschulden) currently registered on their respective properties by the relevant current holders to the Security Agent in proper form for registration in the relevant register (in grundbuchmäßiger Form) and, in relation to any land charge with certificate (Briefgrundschuld) for the handover of the certificates to the Security Agent (Übergabe der Grundschuldbriefe); or

granted new land charges to the Security Agent over their respective properties in the same total aggregate amount as are currently registered for other beneficiaries, subject to the provisions of para. (i) below.

If in the reasonable opinion of the Security Agent, the value of the properties owned by each of Rosata GmbH & Co KG and Rosaria GmbH & Co KG is significantly higher than the total aggregate amount of the land charges provided as security under para. (h) above, the Parent shall, without undue delay (unverzüglich) arrange for additional land charges to be registered on the relevant property in the amount of the difference between the value and the security already granted in accordance with para. (h) above.

The Parent undertakes to deliver to the Agents a copy of any such applications together with a receipt stamp of the relevant land register evidencing the application for the registration of these land charges have been filed or, in case of an assignment, the delivery of the necessary documentation to the Security Agent.

The Parent shall procure that not later than 3 Business Days after the Closing Date BST Safety Textiles GmbH shall have arranged for an assignment of all existing land charges (Grundschulden) currently registered on its properties by the relevant current holders to the Security Agent in proper form for registration in the relevant register (in grundbuchmäßiger Form) and, in relation to any land charge with certificate (Briefgrundschuld) for the handover of the certificates to the Security Agent (Übergabe der Grundschuldbriefe). The Parent undertakes to deliver to the Security Agent copies of the necessary documentation and a legal opinion from Jones Day, as legal advisers to the Parent as to German law, regarding such assignment (such opinion may be included in the opinion to be rendered in relation to Rosata GmbH & Co. KG and Rosaria GmbH & Co. KG to be delivered upon their accession to this Agreement as Additional Guarantors).

The Parent shall procure that the following Polish law governed security documents (together the “Polish Security Agreements”) are entered into within three Business Days of the Closing Date:

a registered and financial pledge entered into by BST Breitgewebe International GmbH over 99.71% of its shares in BST Safety Textiles Sp. z o. o.;

a registered and financial pledge entered into by BST Safety Textiles Holding GmbH over 0.29% of its shares in BST Safety Textiles Sp. z o. o.; and

a registered pledge of assets and rights entered into by BST Safety Textiles Sp. z o. o together with an obligation to submission to enforcement in scope of delivery of assets and a submission to enforcement up to a certain amount, the Parent shall further procure that all necessary filing applications and notifications in respect of the Polish Security Agreements are made within 3 Business Days of the date of the relevant Polish Security Agreement. Further, the Parent shall procure that Soltysinski Kawecki & Szlezak as legal advisers to the Parent deliver a legal opinion in respect of the Polish Security Agreements.

The Parent shall procure that not later than 5 Business Days after the Closing Date, an updated Structure Memorandum is delivered to the Agents.

Limitations of Undertakings

Notwithstanding Clause 27 (General Undertakings) above, the provisions of Clauses 27.6 (Merger), Clause 27.7 (Change of Business), Clause 27.8 (Acquisitions), Clause 27.9 (Joint Ventures), Clause 27.18 (Loans or credit) through Clause 27.20 (Dividends and share redemption) and Clause 27.23 (Share Capital) (the “Relevant Restrictive Convents”) shall not apply to any member of the BST Group whose Relevant Jurisdiction is Germany (together the “German Group”).

The Parent shall give the Agents no less than ten (10) Business Days’ prior written notice of the intention of it or any other member of the German Group to carry out any of the acts or take any of the steps referred to in the Relevant Restrictive Covenants.

The Agents shall be entitled within ten (10) Business Days of receipt of the Parent notice under paragraph (b) above to request the relevant member of the German Group to supply to the Agents in sufficient copies for the Lenders any relevant information in connection with the proposed action or steps referred to in such notice.

The Agents shall notify the Parent within ten (10) Business Days of receipt of the Parent notice under paragraph (b) above or if additional information has been requested by the Agents within the prescribed time, within ten (10) Business Days of receipt of such information, whether the proposed action or steps under paragraph (a) above is or is, in the reasonable opinion of the Priority Agent, acting on the instructions of the Majority Lenders, likely to have a Material Adverse Effect.

If the proposed action or step under paragraph (a) above is so considered by the Priority Agent to have a Material Adverse Effect and the relevant member of the German Group nevertheless takes such action or steps under paragraph (a) above, the Agent shall be entitled to make (and, if so instructed by the Majority Lenders shall make) the declaration, request and/or instruction set out in Clause 28.20 (Acceleration).

Separateness

Except to the extent otherwise permitted by the Finance Documents each Obligor shall (and the Parent shall procure that each member of the BST Group will):

maintain books and records separate from any person that is not a member of the BST Group;

maintain its bank accounts separate from any person that is not a member of the BST Group;

not commingle its assets with those of any person that is not a member of the BST Group and hold all of its assets in its own name provided, however, that it is acknowledged and agreed that nothing in this clause (c) shall prohibit (i) employees of ITG or any of its Subsidiaries, on the one hand, and employees of any member of the BST Group, on the other hand, from sharing corporate office space located in Greensboro, North Carolina, so long as the costs associated with the occupation of such space are allocated between ITG and its Subsidiaries, on the one hand, and the BST Group, on the other hand, based upon a reasonable allocation method, (ii) the procurement by ITG of software, software licenses and related intellectual property to be made available to any member of the BST Group, so long as such property is generally being purchased or arranged for ITG, its Subsidiaries and the members of the BST Group as a whole and each such member of the BST Group reimburses ITG for the actual costs of such intellectual property based upon a reasonable allocation method, or (iii) the storage or use of assets with those of any member of the ITG Group so long as such assets are clearly and conspicuously marked or readily identifiable;

conduct its own business in its own name; provided, however, that it is acknowledged and agreed that any member of the BST Group may change its legal name to include the words “ITG Automotive Safety” so long as (i) such member uses stationery, purchase orders, invoices, and cheques indicating that it is a distinct legal entity within the ITG group of companies and (ii) in connection with such name change, such member delivers a notice to its material vendors announcing such name change;

maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other person or entity and shall not have its assets listed on the financial statement of any member of the ITG Group; provided, however, that the assets of any member of the BST Group may be included in the consolidated financial statement of ITG provided that (i) appropriate notation shall be made on such consolidated financial statements to indicate the separateness of the relevant member of the BST Group from the ITG Group and to indicate that the relevant member of the BST Group assets and credit of such member of the BST Group are not available to satisfy the debts and other obligations of members of the ITG Group and (ii) such assets shall also be listed on the BST Group’s own separate balance sheet;

other than strictly in accordance with the terms of the Tax Sharing Agreement, file its tax returns separate from those of any other entity and not to file a consolidated federal income tax return with any other corporation;

pay its own liabilities and expenses only out of its own funds, and issue invoices and purchase orders in its own name, in each case consistent with past practice; provided, however, that ITG may purchase for or arrange to be made available to any member of the BST Group insurance, employee benefits, tax, legal, accounting and similar services and intangible goods so long as such intangible goods or services are generally being purchased or arranged for ITG, its Subsidiaries and the members of the BST Group as a whole and each such member of the BST Group reimburses ITG for the actual costs of such intangible goods and services based upon a reasonable allocation method;

observe all corporate and other organisational formalities;

pay the salaries of its own employees from its own funds;

maintain a sufficient number of employees in light of its contemplated business operations;

not guarantee or become obligated for the debts of any member of the ITG Group;

not hold out its credit as being available to satisfy the obligations of any member of the ITG Group;

not acquire the obligations or securities of any member of the ITG Group;

not make loans to any member of the ITG Group, or buy or hold evidence of indebtedness issued by any member of the ITG Group;

use stationery, purchase orders, invoices, and cheques bearing its own name; provided, however, that it is acknowledged and agreed that any member of the BST Group may change its legal name to include the words “ITG Automotive Safety”, so long as (i) such stationery, purchase orders, invoices, and cheques indicate that such member is a distinct legal entity within the ITG group of companies and (ii) in connection with such name change, such member delivers a notice to its material vendors announcing such name change;

not pledge its assets for the benefit of any member of the ITG Group;

not identify itself as a division of any member of the ITG Group; and

provided, however, that the foregoing shall not apply to nor restrict (i) the Permitted Reorganisation Transaction, (ii) a lease agreement between ITG, as lessor, and ITG Automotive Safety Textiles, LLC, as lessee, with respect to the real property located at 740 Old Cheraw Highway in Cordova, Richmond County, North Carolina, (iii) any transaction or service that may be performed by ITG or any of its Subsidiaries for any member of the BST Group or that may be performed by any member of the BST Group for ITG or any of its Subsidiaries pursuant to the terms of the Management Advisory Services and Consulting Agreement dated as of 19 January 2007, among the Parent, BST Safety Textiles Acquisition GmbH, ITG Automotive Safety Textiles, LLC and ITG, (iv) the purchase by any BST Group Member of flat fabric from ITG or any of its Subsidiaries at the then current European market price for such fabric, or (v) any other matter that has been consented to by the Agents.

Independent Director

The Board of Directors of each U.S. Member of the BST Group shall at all times have one member who is an Independent Director. Each U.S. Member of the BST Group shall not take any vote requiring the consent of the Independent Director unless there is one Independent Director then serving. The Independent Director’s power and authority shall be limited to his/her rights to vote on the matters relating to any amendment to the relevant member of the BST Group’s organisational documents and commencement of a voluntary bankruptcy case, consent to the commencement of entry of an order for relief in an involuntary bankruptcy case, or the insolvency, winding-up or liquidation of such U.S. Member of the BST Group. An Independent Director may not be removed unless his or her successor has been elected and has taken office. In the event of the death, incapacity or resignation of an Independent Director, the Board of Directors shall appoint a replacement Independent Director as soon as practicable.

Non-Reliance

The Parent shall procure that documentation evidencing any future Financial Indebtedness of ITG includes a representation from the lenders extending such Financial Indebtedness that such lenders in extending credit to the ITG Group shall not rely on any present or future claim on the assets of the BST Group and a covenant that such lenders shall not take any action that is inconsistent with such non-reliance.

Realignment

With effect from the date that the Agents give notice to the Lenders and the Parent that the documents and evidence referred to in Schedule 13 (Steps 5 to 8) have been delivered to them, the Finance Parties consent to the implementation of Steps 5 to 8.

With effect from the date that the Agents give notice to the Lenders and the Parent that the documents and evidence referred to in Schedule 14 (Step 9) have been delivered to them, the Finance Parties consent to the implementation of Step 9.

With effect from the date that the Agents give notice to the Lenders and the Parent that the documents and evidence referred to in Schedule 15 (Steps 10 to 14) have been delivered to them, the Finance Parties consent to the implementation of Steps 10 to 14.

The Obligors undertake to the Finance Parties to only enter into documentation implementing Steps 5 to 14 which is in substantially the same form (minor and technical amendments which are not prejudicial to the Finance Parties excepted) as the documentation delivered to the Agents pursuant to paragraphs (a) to (c) above.

No Obligor may permit any document delivered by on or behalf of them to the Agents pursuant to paragraphs (a) to (c) above to be amended, waived or supplemented without the consent of the Majority Lenders, except that the consent of the Majority Lenders will not be required for technical or minor amendments which would not be prejudicial to the interests of the Finance Parties.

The Agents shall notify the Parent and the Lenders promptly upon satisfactory receipt of the documents and evidence pursuant to paragraphs (a) and (c) above respectively.

The Parent shall procure that promptly following the Realignment Completion Date (i) the following filings necessary to implement Steps 10, 13 and 14 are made with the relevant German commercial registers (Handelsregister), (ii) that certified (beglaubigte) copies of the respective filing documentation are provided to the Agents, and (iii) that copies of the commercial register excerpts (Handelsregisterauszüge) certified by the relevant commercial register (Handelsregister) and evidencing registration of the following filings with the relevant commercial register (Handelsregister) are provided to the Agents. The filings referred to above are filings in connection with:

(A)	the transfer of the operating assets of Automotive Safety Components International GmbH & Co. KG to BST Safety Textiles GmbH by way of “spin-off” (Ausgliederung);

(B)	the increase of the registered share capital (Stammkapital) of BST Safety Textiles GmbH representing 0.1 % of the share capital of BST Safety Textiles GmbH and subscription of such newly issued share by Automotive Safety Components International GmbH & Co. KG;

(C)	the increase of the registered share capital (Stammkapital) of the Original Borrower by contributing the shares in Automotive Safety Components International Verwaltungs GmbH and partnership interests in Automotive Safety Components International GmbH & Co. KG to the Original Borrower and subscription of the newly issued share in the Original Borrower by the Parent;

(D)	the merger of Automotive Safety Components International Verwaltungs GmbH into the Original Borrower; and

(E)	termination of Automotive Safety Components International GmbH & Co. KG.

The Parent shall procure that:

the assets and undertaking of any Obligor that are located in Poland become subject to Transaction Security as soon as practicable and in any event within 60 days of the Effective Date;

each of its Subsidiaries constituted under the laws of Mexico or the Czech Republic become Guarantors as soon as practicable and in any event within 60 days of the Effective Date;

each of its Subsidiaries constituted under the laws of Romania become Guarantors, and any assets of an Obligor located in Romania (including the shares of ITG Automotive Safety Romania S.R.L. owned by ITG Automotive Safety UK Limited) become subject to Transaction Security as soon as practicable and in any event within 15 Business Days of the Effective Date;

ASCI Holdings Europe, Inc. gives Transaction Security in favour of the Security Agent over its Stock in ITG Automotive Safety Czech s.r.o. in form and substance satisfactory to the Security Agent as soon as practicable and in any event within 30 days of the Effective Date; and

(v)	any ASCI Guarantor that owes Financial Indebtedness to ITG that is not party to the ASCI Subordination Deed accedes to it upon acceding to this Agreement.

The Parent represents and warrants to each Finance Party that:

the documents delivered to the Agents in respect of the implementation of Steps 5 to 14 in respect of Schedules 13 (Steps 5 to 8), 14 (Step 9) and 15 (Steps 10 to 14) comprise drafts of all the documents implementing those Steps and are true, accurate and complete copies of those drafts. The representation and warranty in this subparagraph is given on each date that the Agents give notice under paragraphs (a) to (c) above;

the documents and evidence delivered to the Agents in respect of paragraph 3 of Schedule 2 (Conditions Precedent) of the Amendment Agreement comprise all of the material credit documents (including any amendments to them) to which ASCI or any Subsidiary of ASCI may be party and are true, accurate and complete copies of those credit documents;

all present and future liabilities (both actual and contingent and including any liability to any other borrower or guarantor by way of contribution or indemnity) of, and any Security or guarantee given by, ASCI or any Subsidiary of ASCI under or in connection with the credit documents referred to in subparagraph (ii) above have been fully and irrevocably discharged; and

each of ASCI and its Subsidiaries has complied in all respects with Sections 151 to 158 of the United Kingdom Companies Act 1985 and any equivalent legislation in other jurisdictions including in relation to the execution of the Transaction Security Documents and payment of amounts due under this Agreement, if applicable.

The representations and warranties made in subparagraphs (ii) and (iii) are given on the date that the Agents give notice under paragraph (b) above and the representation and warranty made in subparagraph (iv) is made on each date on which ASCI and/or any of its Subsidiaries accedes as an Obligor.

If the sale of the real estate registered with the land register (Grundbuch) of Bavenstedt, Germany, of the local court (Amtsgericht) of Hildesheim, Germany, sheet (Blatt) no. 617 (the “German Real Estate”), has not been notarised until 31 May 2008, the Parent shall procure that the owner of the German Real Estate (i.e. either Automotive Safety Components International GmbH & Co. KG or BST Safety Textiles GmbH):

(A) declares (in form and substance satisfactory to the Security Agent) in notarial form the creation of a land charge to the Security Agent in the amount of EUR 2,700,000 (in words: Euro two million seven hundred thousand) (the “Notarial Declaration”) until 13 June 2008, (B) within two (2) Business Days following the execution of the Notarial Declaration files with the relevant land register the Notarial Declaration, (C) uses its best efforts that the land charge is registered with the relevant land register, and (D) upon registration of the land charge with the relevant land register (even, for the avoidance of doubt, if the land charge will by the time of its registration not rank first in division III. of the relevant land register), provides the Security Agent with a certified land register excerpt (beglaubigter Grundbuchauszug); and

in order to effect that the land charge will rank first in division III. of the relevant land register, (A) at the latest, together with the filing of the Notarial Declaration, files with the relevant land register the notarial declaration of Deutsche Bank Aktiengesellschaft, Hannover branch, dated 28 November 2003 regarding the deletion of land charges (Löschungsbewilligungen für Grundschulden) in the amount of DEM 3,000,000 each (in words: Deutsche Mark three million) created in favour of Deutsche Bank AG, Hannover branch and encumbering the German Real Estate; (B) uses its best efforts that such old land charges are deleted in the relevant land register, and (C) upon deletion of such old land charges, provides the Security Agent with a certified land register excerpt (beglaubigter Grundbuchauszug) evidencing that such old land charges have been deleted and thus the new land charge created pursuant to the Notarial Declaration ranks first in division III. of the relevant land register.

If the Lenders have granted their consent (the “Realignment Consent”) to the implementation of each Step, each of the Parent, the Original Borrower, BST Safety Textiles GmbH, BST Breitgewebe International GmbH, BST Breitgewebe Verwaltungs GmbH and Automotive Safety Components International GmbH & Co. KG undertakes to execute within four Business Days of the Realignment Consent:

a German law governed confirmation agreement in the appropriate legal form between Parent, Original Borrower, BST Safety Textiles GmbH, BST Breitgewebe International GmbH, BST Breitgewebe Verwaltungs GmbH and Automotive Safety Components International GmbH & Co. KG and the Security Agent relating to the share pledge and confirmation and amendment agreement relating to notarial security documents notarized on or about the date of the Amendment Agreement in Frankfurt am Main, Germany, between Parent, Original Borrower, BST Safety Textiles GmbH, BST Breitgewebe International GmbH, BST Breitgewebe Verwaltungs GmbH and Automotive Safety Components International GmbH & Co. KG and the Security Agent (the “Share Pledge and Confirmation and Amendment Agreement”);

a German law governed non-notarial confirmation agreement between Original Borrower, BST Safety Textiles GmbH, BST Breitgewebe International GmbH, Automotive Safety Components International GmbH & Co. KG and the Security Agent relating to:

a confirmation and amendment agreement relating to non-notarial security agreements dated on or about the date of the Amendment Agreement between Original Borrower, BST Safety Textiles GmbH, BST Breitgewebe International GmbH and the Security Agent;

an account pledge agreement dated on or about the date of the Amendment Agreement between Automotive Safety Components International GmbH & Co. KG and the Security Agent;

a security assignment of accounts receivables dated on or about the date of the Amendment Agreement between Automotive Safety Components International GmbH & Co. KG and the Security Agent;

an assignment of intellectual property rights by way of security (Sicherungsabtretung gewerblicher Schutzrechte) dated on or about the date of the Amendment Agreement between Automotive Safety Components International GmbH & Co. KG and the Security Agent;

a security transfer agreement dated on or about the date of the Amendment Agreement between Automotive Safety Components International GmbH & Co. KG and the Security Agent, (the agreements listed under (A) to (E) above, together with the Share Pledge and Confirmation and Amendment Agreement the “New German Security Agreements”),

both confirmation agreements confirming that Lenders have granted the Realignment Consent and that, due thereto, the conditions precedents (aufschiebende Bedingungen) contained in the New German Security Agreements have been met and, as a result, the declarations made by the parties to the New German Security Agreements are fully effective as of the date of their execution. Clause 28.3(b) (Other Obligations) does not apply to any failure to comply with the provisions of this undertaking.

(l)	The Parent shall:

procure that an Obligor enters into a supply agreement with Safety Components Fabric Textile International on arm’s length terms and deliver a copy of it to the Agents within 30 days of the Effective Date;

(A) use its best efforts to ensure that a member of the BST Group is or becomes a party to any global framework or similar agreements with the TRW group, the Autoliv group or any customers whose custom accounts for 5.0% or more of the BST Group’s sales (as shown in the pro forma and/or annual accounts of the BST Group, assuming that the Realignment has occurred); and (B) notify the Agents of the execution of such agreements within 30 days of the same;

within 30 days of the Realignment Completion Date, provide to the Lenders (and the financial adviser to the Lenders) all such financial information as the Lenders may reasonably require in order to verify the representations in Clause 24.12 (No misleading information) given on the Effective Date in respect of the Realignment Information Package;

(iv)	(A)	exercise its rights under or in connection with (I) the exchange agreement (the “Exchange Agreement”) dated on or about the date of the Amendment Agreement between the Parent and ITG in connection with the transfer of ASCI, (II) the Transaction Security in respect of the Exchange Agreement, and (III) ensure that any payment, indemnity, guarantee or similar obligations (other than a settlement amount payment pursuant to paragraph 5 of Schedule 1 to the Exchange Agreement) of the Parent to ITG under or arising out of the Exchange Agreement are subordinated on terms satisfactory to the Majority Lenders; and

	(B)	use best efforts to cause that ITG complies with its obligations under the Exchange Agreement and any acknowledgement or similar document in connection with the Transaction Security referred to above, in a proper and prompt manner consistent with its obligations under the Finance Documents and as reasonably directed by the Security Agent under the Transaction Security (and acknowledgements or similar documents) referred to above;

(v)	procure that:

	(A)	a copy of any fair valuation report that may be required by the applicable commercial registry in Germany in connection with Steps 4 and 13, if any, is delivered to the Agents promptly following the day it is filed with such commercial registry;

	(B)	the global property insurance policy number required in connection with the Transaction Security given by ITG Automotive Safety UK Ltd is provided to the Security Agent as soon as practicable and in any event within 30 days of the Effective Date;

	(C)	the FEIN registration for NewCo Narricot is made as soon as practicable and in any event within 10 days of the Effective Date, and a copy of the notification of registration is provided to the Agents promptly following the day of registration;

	(D)	a legal opinion from legal counsel to the Parent in form and substance satisfactory to the Security Agent is provided to the Security Agent in respect of Safety Components Fabric Textile International’s and ITG’s entry into the ASCI Subordination Deed; and

	(E)	copies of executed counterparts of each lease assignment and assumption to be between, among others, Narricot and ITG Automotive Safety Textles LLC in respect of the Broad Street in Murfreesbora North Carolina and Jaymour Road in Southampton Pennsylvania properties respectively are delivered to the Agents as soon as practicable and in any event within 30 days of the Effective Date.

EVENTS OF DEFAULT

Each of the events or circumstances set out in Clause 28 is an Event of Default.

Non-payment

An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless:

its failure to pay is caused by administrative or technical error and payment is made within three Business Days of its due date; or

its failure to pay is caused by a Disruption Event and payment is made within five Business Days of its due date.

Financial covenants and other obligations

Any requirement of Clause 26 (Financial covenants) is not satisfied.

An Obligor does not comply with any provision of any Transaction Security Document.

The Realignment Completion Date does not occur on or before 18 April 2008.

An Obligor does not comply with Clause 27.37(d).

New senior management is not appointed to Narricot (or its successor entities including NewCo Narricot LLC) within 180 days of the Effective Date.

ITG does not comply with its payment and/or other material obligations under the Exchange Agreement (as defined in Clause 27.37(l)(iv)(A) (Realignment).

The Chinese airbag business (as more particularly described in the Realignment Information Package) is not carried out within the BST Group except for any commission finishing services (limited to laminating, cutting, assembly, scouring, coating and inspection services) carried out on arm’s length terms by Jiaxing Burlington Textile Company Limited.

Other obligations

An Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 28.1 (Non-payment) and Clause 28.2(a) to (f) (Financial covenants and other obligations)).

No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within 15 Business Days of the Agent giving notice to the Parent or relevant Obligor or the Parent or an Obligor becoming aware of the failure to comply.

Misrepresentation

Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading when made or deemed to be made unless the circumstances giving rise to such representation or statement being incorrect or misleading are capable of remedy and are so remedied within 15 Business Days of the relevant Agent giving notice to the Parent or relevant Obligor or the Parent or an Obligor becoming aware of the failure to comply.

Cross default

Any Financial Indebtedness of any Material Company is not paid when due nor within any originally applicable grace period.

Any Financial Indebtedness of any Material Company is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

Any commitment for any Financial Indebtedness of any Material Company is cancelled or suspended by a creditor of any Material Company as a result of an event of default (however described).

Any creditor of any Material Company becomes entitled to declare any Financial Indebtedness of any Material Company due and payable prior to its specified maturity as a result of an event of default (however described).

No Event of Default will occur under this Clause 28.5 if the Financial Indebtedness is due to another member of the BST Group or if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above is less than EUR 5,000,000 (or its equivalent).

Insolvency

Any Material Company (other than a German Obligor) is unable or admits inability to pay its debts as they fall due or is deemed to or declared to be unable to pay its debts under applicable law, suspends or threatens to suspend making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

The value of the assets of any Material Company (other than a German Obligor) is less than its liabilities (taking into account contingent and prospective liabilities).

A moratorium is declared in respect of any indebtedness of any Material Company (other than a German Obligor). If a moratorium occurs, the ending of the moratorium will not remedy any Event of Default caused by that moratorium.

Insolvency proceedings

Any corporate action, legal proceedings or other procedure or step is taken in relation to:

the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) (including concurso mercantil and quiebra under Mexican law) of any of any Material Company (other than a German Obligor) other than a solvent liquidation or reorganisation of the Parent or any member of the BST Group which is not an Obligor;

a composition, compromise, assignment or arrangement with any Material Company (other than a German Obligor);

the appointment of a liquidator (other than in respect of a solvent liquidation of a member of the BST Group which is not an Obligor), receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of any Material Company (other than a German Obligor) or any of its assets; or

enforcement of any Security over any assets of any Material Company,

or any analogous procedure or step is taken in any jurisdiction.

Paragraph (a) shall not apply to:

any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within 21 days of commencement or, if earlier, the date on which it is advertised; or

any step or procedure contemplated by paragraph (b) of the definition of Permitted Transaction.

German Insolvency

A German Obligor or any German member of the BST Group (i) becomes insolvent (ii) a German Obligor or any German member of the BST Group’s insolvency is imminent or (iii) a German Obligor or any German member of the BST Group is over-indebted, respectively, each in accordance with sections 17, 18 or 19 of the German Insolvency Code (Insolvenzordnung), or (iv) an application for the opening of insolvency proceedings over a German Obligor’s or any German member of the BST Group’s assets has been made or (v) similar proceedings in any other jurisdiction have been opened unless any application for the opening of insolvency proceedings or similar proceedings is frivolous or vexatious (rechtsmißbräuchlich oder offensichtlich unbegründet) and is discharged or dismissed within 14 days of its submission to the court or any event analogous to those detailed in Clause 28.6 (Insolvency) or Clause 28.7 (Insolvency Proceedings) occurs in respect of a German Obligor.

Creditors’ process

Any expropriation, attachment, sequestration, distress or execution or any analogous process in any jurisdiction affects any asset or assets of any member of the BST Group having an aggregate value of EUR 5,000,000 (or its equivalent) and is not discharged within 21 days.

Unlawfulness and invalidity

It is or becomes unlawful for an Obligor or, in the case of the Intercreditor Deed, any member of the BST Group that is party to the Intercreditor Deed to perform any of its material obligations under the Finance Documents or any Transaction Security created or expressed to be created or evidenced by the Transaction Security Documents ceases to be effective or any subordination created under the Intercreditor Deed is or becomes unlawful.

Subject to the Legal Reservations any obligation or obligations of any Obligor under any Finance Documents or any member of the BST Group under the Intercreditor Deed are not or cease to be legal, valid, binding or enforceable and the cessation individually or cumulatively materially and adversely affects the interests of the Lenders under the Finance Documents.

Any Finance Document ceases to be in full force and effect or any Transaction Security or any subordination created under the Intercreditor Deed ceases to be legal, valid,

binding, enforceable or effective or is alleged by a party to it (other than a Finance Party) to be ineffective and such cessation materially and adversely affects the interests of the Lenders under the Finance Documents.

Intercreditor Deed

Any member of the BST Group that is party to the Intercreditor Deed fails to comply with the provisions of, or does not perform its obligations under, the Intercreditor Deed and, if the non-compliance is capable of remedy, it is not remedied within 15 days of the earlier of the relevant Agent giving notice to that party or that party becoming aware of the non-compliance.

Cessation of business

Any Material Company suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or a material part of its business save as contemplated pursuant to the Permitted Reorganisation Transaction.

Change of ownership

After the Closing Date, an Obligor (other than the Parent) ceases to be a wholly-owned Subsidiary of the Parent; or

An Obligor ceases to own at least the same percentage of shares in a Material Company as on the Closing Date,

except, in either case, as a result of a disposal which is a Permitted Disposal or a Permitted Transaction or contemplated pursuant to the Permitted Reoganisation Transaction.

Amending articles of association

Any member of the BST Group amends, varies, supplements, supersedes, waives or terminates its Constitutional Documents without the prior written consent of the Majority Lenders unless such an amendment is not materially prejudicial to the interests of the Finance Parties or relates to a change to its legal name to include the words “ITG Automotive Safety” or words to a similar effect provided that where an amendment relates to the appointment of an Independent Director and his/her related voting rights the prior written consent of the Majority Lenders shall always be required.

Audit qualification

The Auditors of the BST Group qualify the audited annual consolidated financial statements of the Parent where the Majority Lenders determine (acting reasonably) that such qualification is materially adverse to the interests of the Finance Parties.

Expropriation

The authority or ability of the BST Group taken as whole to conduct its business is limited or wholly or substantially curtailed by any seizure, expropriation, nationalisation, intervention, restriction or other action by or on behalf of any Governmental Authority in relation to any member of the BST Group or any of its assets, in any such case where the Majority Lenders determine (acting reasonably) that such qualification is materially adverse to the interests of the Finance Parties.

Repudiation and rescission of agreements

An Obligor (or any other relevant party) rescinds or purports to rescind or repudiates or purports to repudiate a Finance Document or any of the Transaction Security or evidences an intention to rescind or repudiate a Finance Document or any Transaction Security.

Any party to the Acquisition Documents, the Subscription Agreements or the Intercreditor Deed rescinds or purports to rescind or repudiates or purports to repudiate any of those agreements or instruments in whole or in part, or any obligation thereunder is not or ceases to be legal, valid binding or enforceable, where to do so has or is, in the reasonable opinion of the Majority Lenders, likely to have a material adverse effect on the interests of the Lenders under the Finance Documents.

Litigation

Any litigation, arbitration, administrative, governmental, regulatory or other investigations, proceedings or disputes are commenced or threatened in relation to the Transaction Documents or the transactions contemplated in the Transaction Documents or against any member of the BST Group or its assets which has or is reasonably likely to have a Material Adverse Effect.

Material adverse change

Any event or circumstance occurs which the Majority Lenders reasonably believe has or is reasonably likely to have a Material Adverse Effect.

Acceleration

Subject to Clause 28.21 (Clean-up Period), on and at any time after the occurrence of an Event of Default and while the same is continuing the Priority Agent may, and shall if so directed by:

in the case of a Priority Major Event of Default, the Majority Priority Lenders; or

in the case of an Event of Default other than a Priority Major Event of Default, the Majority Lenders,

by notice to the Parent:

cancel the Total Commitments at which time they shall immediately be cancelled;

declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, at which time they shall become immediately due and payable;

declare that all or part of the Loans be payable on demand, at which time they shall immediately become payable on demand by the relevant Agent on the instructions of the Relevant Majority Lenders; and/or exercise or direct the Security Agent to exercise any or all of its rights, remedies, powers or discretions under the Finance Documents.

Subject to Clause 28.21 (Clean-up Period) and the terms of the Intercreditor Deed, on and at any time after the occurrence of a Second Lien Major Event of Default and while the same is continuing the Second Lien Agent may, and shall if so directed by the Majority Second Lien Lenders, by notice to the Parent:

cancel the Total Second Lien Facility Commitments at which time they shall immediately be cancelled;

declare that all or part of the Second Lien Facility Loans, together with accrued interest, and all other amounts accrued or outstanding under the Second Lien Facility under the Finance Documents be immediately due and payable, at which time they should become immediately due and payable;

declare that all or part of the Second Lien Facility Loans be payable on demand, at which time they shall immediately become payable on demand by the Second Lien Agent on the instructions of the Majority Second Lien Lenders; and/or exercise or direct the Security Agent to exercise any or all of its rights, remedies, powers or discretions under the Finance Documents.

Clean-up Period

If, during the Clean-up Period, any event or circumstance with respect to any member of the Target Group occurs which would constitute an Event of Default (the “Potential Event of Default”), then:

The Parent promptly after becoming aware shall notify the Agents of that fact in writing, giving a reasonable description of the Potential Event of Default, its causes and the remedial action in relation to it which the Parent, the Original Borrower and/or the Target Group propose to take; and

that Potential Event of Default shall not constitute an Event of Default for the purposes of Clause 28.20 (Acceleration) (and the Agents shall not with respect to that Potential Event of Default be entitled to take any of the actions set out in Clause 28.20 (Acceleration), but for the avoidance of doubt not so as to restrict the Agent’s rights to take such action with respect to any other Event of Default that is not a Potential Event of Default) until (assuming that the Potential Event of Default is then continuing) the earlier of the date immediately following the end of the Clean-up Period or (if earlier) the date upon which a Material Adverse Effect occurs, provided that the foregoing shall not apply to:

any Event of Default under any of Clauses 28.1 (Non-payment), 28.6 (Insolvency), 28.7 (Insolvency proceedings), 28.9 (Creditors’ process), 28.10 (Unlawfulness and invalidity), 28.11 (Intercreditor Deed), 28.16 (Expropriation) and 28.17 (Repudiation and rescission of agreements); or

any Event of Default which has been procured or approved by the Original Borrower or which it (or any member of the Target Group) is not using reasonable endeavours to avoid and/or remedy.

Merger

The Finance Parties hereby agree that the Merger shall not in and of itself constitute an Event of Default.

Injunctive relief

For the avoidance of doubt and notwithstanding any other Clause of this Agreement, in the event of any breach of Clause 26 (Financial covenants) and/or Clause 27 (General Undertakings), the Finance Parties shall not be entitled to exercise or request any remedies requiring the specific performance by any Obligor of the covenants set out therein, including, without limitation, by means of injunctive relief (Unterlassungsanspruch).

SECTION 9

CHANGES TO PARTIES

CHANGES TO THE LENDERS

Assignments and transfers by the Lenders

Subject to this Clause 29, a Lender (the “Existing Lender”) may:

assign any of its rights; or

transfer by novation any of its rights and obligations,

under any Finance Document to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the “New Lender”); provided that the minimum amount to be transferred in respect of any Term Facility Commitment shall be EUR 500,000 and in respect of a Revolving Facility Commitment EUR 2,500,000 and provided that, until completion of primary syndication of the Facilities, the Existing Lender shall consult with the Parent with regard to the identity of the New Lender unless (i) the assignment or transfer is to another Lender or an Affiliate of a Lender or to any fund managed by the same management or investment adviser, or (ii) an Event of Default has occurred and is continuing.

Conditions of assignment or transfer

An assignment or transfer will only be effective on:

receipt by the relevant Agent of written confirmation from the New Lender (in form and substance satisfactory to the relevant Agent) that the New Lender will assume the same obligations to the other Finance Parties and the other Secured Parties as it would have been under if it was an Original Lender;

the New Lender entering into the documentation required for it to accede as a party to the Intercreditor Deed;

the performance by the relevant Agent of all “know your customer” or other checks relating to any person that it is required to carry out in relation to such assignment to a New Lender, the completion of which the relevant Agent shall promptly notify to the Existing Lender and the New Lender;

Subject to Clause 29.1 (Assignments and transfers by the Lenders) above, the consent of the Parent is required to any transfer by a Lender unless the transfer is to a Lender or a Lender’s Affiliate or any person whose investment adviser is or shall be a Lender or an Affiliate of a Lender provided that:

no consent is required if an Event of Default is continuing;

the Parent must not unreasonably withhold or delay its consent to a transfer (and it will be deemed to have given its consent five Business Days after the Lender has requested it unless consent is expressly refused by the Parent within that time); and

the Parent must not withhold consent to a transfer solely because the transfer may result in an increase to the Mandatory Cost.

A transfer will only be effective if the New Lender enters into the documentation required for it to accede as a party to the Intercreditor Deed and if the procedure set out in Clause 29.5 (Procedure for transfer) is complied with.

If:

a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 18 (Tax gross-up and indemnities) or Clause 19 (Increased Costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

With respect to any U.S. Loan, the Agents shall, solely for this purpose acting on behalf of the relevant U.S. Borrower, maintain a register for the recordation of the names and addresses of the Lenders and the amount of the U.S. Loan and the Commitment relating to each Lender. The entries in such register shall be conclusive, in the absence of manifest error, and the relevant U.S. Borrower, the Agent and the Lenders shall treat each person whose name is recorded in such register as the owner of the U.S. Loan for the purposes of this Agreement. Any assignment or transfer of a U.S. Loan shall be effective only upon appropriate entries with respect thereto being made in the register.

Nothing in this agreement will restrict the ability of a Lender to sub-participate or sub-contract any of its rights or obligations under any Finance Document.

Assignment or transfer fee

Unless the Agents otherwise agrees and excluding an assignment or transfer to an Affiliate of a Lender or made in connection with primary syndication of the Facilities, the New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the relevant Agent (for its own account) a fee of EUR 1,500.

Limitation of responsibility of Existing Lenders

Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

the legality, validity, effectiveness, adequacy or enforceability of the Transaction Documents, the Transaction Security or any other documents;

the financial condition of any Obligor;

the performance and observance by any Obligor or any other member of the BST Group of its obligations under the Transaction Documents or any other documents; or

the accuracy of any statements (whether written or oral) made in or in connection with any Transaction Document or any other document, and any representations or warranties implied by law are excluded.

Each New Lender confirms to the Existing Lender, the other Finance Parties and the Secured Parties that it:

has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender or any other Finance Party in connection with any Transaction Document or the Transaction Security; and

will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

Nothing in any Finance Document obliges an Existing Lender to:

accept a re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this Clause 29; or

support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor of its obligations under the Transaction Documents or otherwise.

Procedure for transfer

Subject to the conditions set out in Clause 29.2 (Conditions of assignment or transfer) a transfer is effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The relevant Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

The Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or similar other checks under all applicable laws and regulations in relation to the transfer to such New Lender.

On the Transfer Date:

to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents and in respect of the Transaction Security each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and in respect of the Transaction Security and their respective rights against one another under the Finance Documents and in respect of the Transaction Security shall be cancelled (being the “Discharged Rights and Obligations”);

each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor or other member of the BST Group and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

the relevant Agent, the Mandated Lead Arranger, the Security Agent, the New Lender, the other Lenders and any relevant Ancillary Lender shall acquire the same rights and assume the same obligations between themselves and in respect of the Transaction Security as they would have acquired and assumed had the New Lender been an Original Lender with the rights, and/or obligations acquired or assumed by it as a result of the transfer and to that extent the relevant Agent, the Mandated Lead Arranger, the Security Agent and any relevant Ancillary Lender and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

the New Lender shall become a Party as a “Lender”.

Copy of Transfer Certificate to Parent

The relevant Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate, send to the Parent a copy of that Transfer Certificate.

Disclosure of information

Any Lender may disclose to any of its Affiliates and any other person:

to (or through) whom that Lender assigns or transfers (or may potentially assign or transfer) all or any of its rights and obligations under the Finance Documents;

with (or through) whom that Lender enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, the Finance Documents or any Obligor; or

to whom, and to the extent that, information is required to be disclosed by any applicable law or regulation or at the request of any regulatory authority; or

for whose benefit that Lender charges, assigns or otherwise creates a Security Interest (or may do so) pursuant to Clause 29.9 (Security Interests over Lenders’ rights); and

any Finance Party may disclose to a rating agency or its professional advisers, or (with the consent of the Original Borrower) any other person,

any information about any Obligor, the BST Group and the Finance Documents as that Lender or other Finance Party shall consider appropriate if in relation to paragraphs (a)(i) and (ii) above, the person to whom the information is to be given has entered into a Confidentiality Undertaking.

Any Confidentiality Undertaking signed by a Finance Party pursuant to this Clause 29.7 shall supersede any prior confidentiality undertaking signed by such Finance Party for the benefit of any member of the BST Group.

Affiliates of Lenders as Hedge Counterparties

An Affiliate of a Lender which becomes a Hedge Counterparty shall accede to this Agreement and to the Intercreditor Deed by delivery to the Security Agent of a duly completed accession undertaking in the form required under the Intercreditor Deed.

Where this Agreement or any other Finance Document imposes an obligation on a Hedge Counterparty and the relevant Hedge Counterparty is an Affiliate of a Lender and is not a party to that document, the relevant Lender shall ensure that the obligation is performed by its Affiliate.

Security Interests over Lenders’ rights

In addition to the other rights provided to Lenders under this Clause 29, each Lender may without consulting with or obtaining consent from any Obligor, at any time charge, assign or otherwise create a Security Interest in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

any charge, assignment or other Security Interest to secure obligations to a federal reserve or central bank; and

in the case of any Lender which is a fund, any charge, assignment or other Security Interest granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security Interest shall:

release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security Interest for the Lender as a party to any of the Finance Documents; or

require any payments to be made by an Obligor or grant to any person any more extensive rights than those required to be made or granted to the relevant Lender under the Finance Documents.

Facility Office

A Lender or the Issuing Bank may change its Facility Office subject to Clause 29.2 (Conditions of Assignment or Transfer).

Romanian Guarantors

Each Romanian Guarantor:

agrees that in case of any assignment or transfer, including by way of novation, of all or any part of the rights and obligations under the Finance Documents, the Finance Parties and their successors and assignees/transferees reserve their rights with respect to the guarantees created under the Finance Documents and the security interests created in the Transaction Security in accordance with Article 1134 of the Romanian Civil Code and the Title VI on the legal regime of real movable security of Law No. 99 of 26 May 1999;

confirms and agrees that the guarantees and security interests shall be considered in full force and effect until the irrevocable and unconditional discharge of all obligations under the Finance Documents without being affected by any amendments of the Finance

Documents, whether by way of novation or otherwise, including any addition or replacement of any Finance Parties and shall continue for the benefit of any successors and assignees/transferees of the Finance Parties and the remaining Finance Parties; and

agrees and confirms that following any transfer by novation in accordance with Clause 29.5 (Procedure for transfer) by an Existing Lender to a New Lender of the Existing Lender’s Commitment, rights and obligations, in relation to any Transaction Security Document (and any Transaction Security under them) expressed to be governed by Romanian law are preserved in accordance with Article 1134 of the Romanian Civil Code and the Title VI on the legal regime of real movable security of Law No. 99 of 26 May 1999 and produce full effects in favour of the New Lender by maintaining the same rights and priority ranking as originally created for the Existing Lender, in accordance with and as allowed by Article 1134 et sequitor of the Romanian Civil Code and by Title VI on the legal regime of real movable security of Law No. 99 of 26 May 1999. The guarantee of the Romanian Guarantor under this Agreement will remain in full force and effect.

CHANGES TO THE OBLIGORS

Assignment and transfers by Obligors

No Obligor or any other member of the BST Group may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

Additional Borrowers

Subject to compliance with the provisions of paragraphs (c) and (d) of Clause 25.10 (“Know your customer” checks), the Parent may request that any of its wholly owned Subsidiaries which is not a Dormant Subsidiary becomes a Borrower. That Subsidiary shall become a Borrower if:

all the Lenders approve the addition of that Subsidiary;

the Parent and that Subsidiary deliver to the relevant Agent a duly completed and executed Accession Letter;

Subject to the guarantee limitations in this Agreement, the Subsidiary is (or becomes) a Guarantor prior to becoming a Borrower;

the Parent confirms that no Default is continuing or would occur as a result of that Subsidiary becoming an Additional Borrower; and

the Agents have received all of the documents and other evidence listed in Part II and, if applicable, Part III of Schedule 2 (Conditions precedent) in relation to that Additional Borrower, each in form and substance satisfactory to the Agent.

The Agents shall notify the Parent and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part II and, if applicable, Part III of Schedule 2 (Conditions precedent).

Resignation of a Borrower

In this Clause 30.3, Clause 30.5 (Resignation of a Guarantor) and Clause 30.7 (Resignation and release of Security on disposal), “Third Party Disposal” means the disposal of an Obligor (other than any Original Obligor or the Target) to a person which is not a member of the BST Group where that disposal is permitted under Clause 27.16 (Disposals) or made with the approval of the Majority Lenders (and the Parent has confirmed this is the case).

With the prior consent of all the Lenders, the Parent may request that a Borrower (other than itself) ceases to be a Borrower by delivering to the Priority Agent a Resignation Letter. In addition, if a Borrower is the subject of a Third Party Disposal, the Parent may request that such Borrower ceases to be a Borrower by delivering to the Agents a Resignation Letter.

The Agents shall accept a Resignation Letter and notify the Parent and the other Finance Parties of its acceptance if:

the Parent has confirmed that no Default is continuing or would result from the acceptance of the Resignation Letter;

the Borrower is under no actual or contingent obligations as a Borrower under any Finance Documents;

where the Borrower is also a Guarantor (unless its resignation has been accepted in accordance with Clause 30.5 (Resignation of a Guarantor)), its obligations in its capacity as Guarantor continue to be legal, valid, binding and enforceable and in full force and effect (subject to the Legal Reservations) and the amount guaranteed by it as a Guarantor is not decreased (the Original Borrower has confirmed this is the case); and

the Parent has confirmed that it shall ensure that any relevant Disposal Proceeds will be applied in accordance with Clause 12.3 (Application of mandatory prepayments).

The Agents shall further accept a Resignation Letter and notify the Parent and the other Finance Parties of its acceptance where such Resignation Letter is necessary to complete a Step.

Upon notification by the Agents to the Parent of its acceptance of the resignation of a Borrower, that company shall cease to be a Borrower and shall have no further rights or obligations under the Finance Documents as a Borrower except that the resignation shall not take effect (and the Borrower will continue to have rights and obligations under the Finance Documents) until the date on which the Third Party Disposal takes effect.

The Agents may, at the cost and expense of the Parent, require a legal opinion from counsel to the Agents confirming the matters set out in paragraph (c)(iii) above and the Agents shall be under no obligation to accept a Resignation Letter until it has obtained such opinion in form and substance satisfactory to it.

Additional Guarantors

Subject to compliance with the provisions of paragraphs (c) and (d) of Clause 25.11 (“Know your customer” checks), the Original Borrower may request that any of its wholly owned Subsidiaries become a Guarantor.

the Original Borrower shall ensure that each member of the BST Group identified in Part III of Schedule 2 (Conditions Precedent) as an Additional Obligor shall become an Additional Guarantor and shall grant the Transaction Security identified opposite the name of that member of the BST Group in Part III of Schedule 2 (Conditions Precedent) on or prior to the date specified in Part III of that Schedule.

Subject to the Security Principles, the Parent shall procure that any other member of the BST Group which is a Material Company as soon as possible after becoming a Material Company, shall become an Additional Guarantor and grant Security as the Agent may require and shall accede to the Intercreditor Deed.

A member of the BST Group shall become an Additional Guarantor if:

the Parent and the proposed Additional Guarantor deliver to the Agent a duly completed and executed Accession Letter; and

the Agents have received all of the documents and other evidence listed in Part II and, if applicable, Part III of Schedule 2 (Conditions Precedent) in relation to that Additional Guarantor, each in form and substance satisfactory to the Agent.

The Agents shall notify the Parent and the Lenders promptly upon being satisfied that they have received (in form and substance satisfactory to it) all the documents and other evidence listed in Part II and, if applicable, Part III of Schedule 2 (Conditions precedent).

Resignation of a Guarantor

The Parent may request that a Guarantor (other than any Original Obligor or the Target) ceases to be a Guarantor by delivering to the Agents a Resignation Letter if:

that Guarantor is being disposed of by way of a Third Party Disposal (as defined in Clause 30.3 (Resignation of a Borrower)) and the Original Borrower has confirmed this is the case; or

all the Lenders have consented to the resignation of that Guarantor.

The Agent shall accept a Resignation Letter and notify the Parent and the Lenders of its acceptance if:

the Parent has confirmed that no Default is continuing or would result from the acceptance of the Resignation Letter;

no payment is due from the Guarantor under Clause 23.1 (Guarantee and indemnity);

where the Guarantor is also a Borrower, it is under no actual or contingent obligations as a Borrower and has resigned and ceased to be a Borrower under Clause 30.3 (Resignation of a Borrower); and

the Original Borrower has confirmed that it shall ensure that the Disposal Proceeds will be applied, in accordance with Clause 12.3 (Application of mandatory prepayments).

The Agents shall further accept a Resignation Letter and notify the Parent and the other Finance Parties of its acceptance where such Resignation Letter is necessary to complete a Step.

The resignation of that Guarantor shall not be effective until the date of the relevant Third Party Disposal at which time that company shall cease to be a Guarantor and shall have no further rights or obligations under the Finance Documents as a Guarantor.

Repetition of Representations

Delivery of an Accession Letter constitutes confirmation by the relevant Subsidiary that the representations and warranties referred to in paragraph (e) of Clause 24.30 (Times when representations made) are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

Resignation and release of security on disposal

If a Borrower or Guarantor is or is proposed to be the subject of a Third Party Disposal then:

where that Borrower or Guarantor created Transaction Security over any of its assets or business in favour of the Security Agent, or Transaction Security in favour of the Security Agent was created over the shares (or equivalent) of that Borrower or Guarantor, the Security Agent shall, at the cost and request of the Original Borrower, promptly release those assets, business or shares (or equivalent) and issue certificates of non-crystallisation;

the resignation of that Borrower or Guarantor and related release of Transaction Security referred to in paragraph (a) above shall not become effective until the date of that disposal; and

if the disposal of that Borrower or Guarantor is not made, the Resignation Letter of that Borrower or Guarantor and the related release of Transaction Security referred to in paragraph (a) above shall have no effect and the obligations of the Borrower or Guarantor and the Transaction Security created or intended to be created by or over that Borrower or Guarantor shall continue in full force and effect.

SECTION 10

THE FINANCE PARTIES

ROLE OF THE PRIORITY AGENT, THE SECOND LIEN AGENT, THE MANDATED

LEAD ARRANGER, THE ISSUING BANK AND OTHERS

Appointment of the Priority Agent

Each of the Mandated Lead Arrangers, the Priority Lenders and the Issuing Bank appoints the Priority Agent to act as its agent under and in connection with the Finance Documents.

Each of the Mandated Lead Arrangers, the Priority Lenders and the Issuing Bank authorises the Priority Agent to exercise the rights, powers, authorities and discretions specifically given to the Priority Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

Duties of the Priority Agent

The Priority Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Priority Agent for that Party by any other Party.

Except where a Finance Document specifically provides otherwise, the Priority Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

If the Priority Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

If the Priority Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Priority Agent, the Mandated Lead Arranger or the Security Agent) under this Agreement it shall promptly notify the other Finance Parties.

The Priority Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.

Appointment of the Second Lien Agent

Each of the Mandated Lead Arrangers and the Second Lien Lenders appoints the Second Lien Agent to act as its agent under and in connection with the Finance Documents.

Each of the Mandated Lead Arrangers and the Second Lien Lenders authorises the Second Lien Agent to exercise the rights, powers, authorities and discretions specifically given to the Second Lien Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

Duties of the Second Lien Agent

The Second Lien Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Second Lien Agent for that Party by any other Party.

Except where a Finance Document specifically provides otherwise, the Second Lien Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

If the Second Lien Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

If the Second Lien Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Second Lien Agent, the Mandated Lead Arranger or the Security Agent) under this Agreement it shall promptly notify the other Finance Parties.

The Second Lien Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.

Role of the Mandated Lead Arranger

Except as specifically provided in the Finance Documents, the Mandated Lead Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document.

No fiduciary duties

Nothing in this Agreement constitutes the Agent, the Mandated Lead Arranger and/or the Issuing Bank as a trustee or fiduciary of any other person.

None of the Agents, the Security Agent, the Mandated Lead Arranger, the Issuing Bank or any Ancillary Lender shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

Business with the BST Group

The Agents, the Security Agent, the Mandated Lead Arrangers, the Issuing Bank and each Ancillary Lender may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the BST Group.

Each Lender hereby represents and warrants to each Obligor that in extending credit to the BST Group it shall not rely on any present or future claim on the assets of any member of the ITG Group and each Lender hereby covenants that they shall not take any action that is inconsistent with such non-reliance.

Rights and discretions

The Agents and the Issuing Bank may rely on:

any representation, notice or document believed by it to be genuine, correct and appropriately authorised; and

any statement made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

The Agents may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

no Default has occurred (unless it has actual knowledge of a Default arising under Clause 28.1 (Non-payment));

any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised; and

any notice or request made by the Original Borrower (other than a Utilisation Request or Selection Notice) is made on behalf of and with the consent and knowledge of all the Obligors.

The Agents may engage, pay for and rely on (whether or not retained by the Agent) the advice or services of any lawyers, accountants, surveyors or other experts.

The Agents may act in relation to the Finance Documents through its personnel and agents.

The Agents may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

Notwithstanding any other provision of any Finance Document to the contrary, none of the Agents, the Issuing Bank or the Mandated Lead is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

Relevant Majority Lenders’ instructions

Unless a contrary indication appears in a Finance Document, the Agents shall (i) exercise any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by the Relevant Majority Lenders (or, if so instructed by the Relevant Majority Lenders, refrain from exercising any right, power, authority or discretion vested in it as an Agent) and (ii) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Relevant Majority Lenders.

Unless a contrary indication appears in a Finance Document, any instructions given by the Relevant Majority Lenders will be binding on all the Finance Parties other than the Security Agent.

The relevant Agent may refrain from acting in accordance with the instructions of the Relevant Majority Lenders (or, if appropriate, the Relevant Unanimous Lenders or the Super Majority Lenders) until it has received such security as it may require for any cost, loss or liability (together with any associated VAT) which it may incur in complying with the instructions.

In the absence of instructions from the Relevant Majority Lenders, (or, if appropriate, the Relevant Unanimous Lenders or the Super Majority Lenders) the relevant Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.

The relevant Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document. This paragraph (e) shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Transaction Security Documents or enforcement of the Transaction Security or Transaction Security Documents.

Responsibility for documentation

None of the Agents, the Mandated Lead Arranger, the Issuing Bank or any Ancillary Lender:

is responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Agents, the Mandated Lead Arranger, the Issuing Bank, an Ancillary Lender, an Obligor or any other person given in or in connection with any Finance Document or the Information Memorandum or the Reports or the transactions contemplated in the Finance Documents; or

is responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document or the Transaction Security.

Exclusion of liability

Without limiting paragraph (b) below, none of the Agents, the Issuing Bank or any Ancillary Lender will be liable for any action taken by it under or in connection with any Finance Document or the Transaction Security, unless directly caused by its gross negligence or wilful misconduct.

No Party (other than the Agents, the Issuing Bank or an Ancillary Lender (as applicable)) may take any proceedings against any officer, employee or agent of the Agent, the Issuing Bank or any Ancillary Lender in respect of any claim it might have against the Agents, the Issuing Bank or an Ancillary Lender or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document or any Transaction Document and any officer, employee or agent of the Agents, the Issuing Bank or any Ancillary Lender may rely on this Clause 31 subject to Clause 1.4 (Third party rights) and the provisions of the Third Parties Act.

The Agents will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the relevant Agent if the relevant Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the relevant Agent for that purpose.

Nothing in this Agreement shall oblige the Agents or the Mandated Lead Arranger to carry out any “know your customer” or other checks in relation to any person on behalf of any Lender and each Lender confirms to the Agents and the Mandated Lead Arranger that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or the Mandated Lead Arranger.

Lenders’ indemnity to the Agents

Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the relevant Agent, within three Business Days of demand, against any cost, loss or liability incurred by the relevant Agent (otherwise than by reason of the relevant Agent’s gross negligence or wilful misconduct) in acting as Priority Agent or Second Lien Agent, as applicable under the Finance Documents (unless the relevant Agent has been reimbursed by an Obligor pursuant to a Finance Document).

Without limiting the foregoing, to the extent required by any applicable law, each Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding tax. If the U.S. Internal Revenue Service or any other Governmental Authority asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender for any reason (including, without limitation, because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the relevant Agent of a change in circumstances which rendered the exemption from or reduction of withholding tax ineffective), such Lender shall indemnify the relevant Agent fully for all amounts paid, directly or indirectly, by the relevant Agent as tax or otherwise, including any penalties or interest and together with any all expenses incurred.

Resignation of the Agent

Each Agent may resign and appoint one of its Affiliates as successor by giving prior written notice to the Lenders and the Parent.

Alternatively the (i) Priority Agent may resign by giving notice to the Lenders and the Parent, in which case the Majority Priority Lenders (after consultation with the Parent) may appoint a successor Priority Agent (ii) the Second Lien Agent may resign by giving notice to the Majority Second Lien Lenders and the Parent in which case the Majority Second Lien Lenders (after consultation with the Parent) may appoint a successor Second Lien Agent.

If the Majority Priority Lenders or Majority Second Lien Lenders, as applicable, have not appointed a successor Agent in accordance with paragraph (b) above within 30 days after notice of resignation was given, the relevant Agent (after consultation with the Parent) may appoint a successor Agent.

The retiring Agent shall, at its own cost, make available to the relevant successor Agent such documents and records and provide such assistance as the relevant successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

The relevant Agent’s resignation notice shall only take effect upon the appointment of a successor.

Upon the appointment of a successor, the relevant retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 31. Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

After consultation with the Parent, the Majority Priority Lenders or the Majority Second Lien Lenders, as applicable may, by notice to the relevant Agent, require it to resign in accordance with paragraph (b) above. In this event, the relevant Agent shall resign in accordance with paragraph (b) above.

Confidentiality

In acting as agent for the Finance Parties, the relevant Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

If information is received by another division or department of the relevant Agent, it may be treated as confidential to that division or department and the relevant Agent shall not be deemed to have notice of it.

Notwithstanding any other provision of any Finance Document to the contrary, neither the relevant Agent nor the Mandated Lead Arranger are obliged to disclose to any other person (i) any confidential information or (ii) any other information if the disclosure would or might in its reasonable opinion constitute a breach of any law or a breach of a fiduciary duty.

Relationship with the Lenders

The Agents may treat each Lender as a Lender, entitled to payments under this Agreement and acting through its Facility Office unless it has received not less than five Business Days’ prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

Each Lender shall supply the relevant Agent with any information required by the relevant Agent in order to calculate the Mandatory Cost in accordance with Schedule 4 (Mandatory Cost formula).

Each Lender shall supply the relevant Agent with any information that the Security Agent may reasonably specify (through the relevant Agent) as being necessary or desirable to enable the Security Agent to perform its functions as Security Agent. Each Lender shall deal with the Security Agent exclusively through the relevant Agent and shall not deal directly with the Security Agent.

Credit appraisal by the Lenders, Issuing Bank and Ancillary Lenders

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender, Issuing Bank and Ancillary Lender confirms to the Agent, the Mandated Lead Arranger, Issuing Bank and each Ancillary Lender that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

the financial condition, status and nature of each member of the BST Group;

the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and the Transaction Security and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security;

whether that Secured Party has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the Transaction Security, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

the adequacy, accuracy and/or completeness of the Information Memorandum, the Reports and any other information provided by the relevant Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

the right or title of any person in or to, or the value or sufficiency of any part of the Charged Property, the priority of any of the Transaction Security or the existence of any Security affecting the Charged Property.

Reference Banks

If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Agent shall (in consultation with the Parent) appoint another Lender or an Affiliate of a Lender to replace that Reference Bank.

Deduction from amounts payable by an Agent

If any Party owes an amount to an Agent under the Finance Documents the relevant Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the relevant Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

Reliance and engagement letters

Each Finance Party and Secured Party confirms that each of the Mandated Lead Arranger and the Agents has authority to accept on its behalf (and ratifies the acceptance on its behalf of any letters or reports already accepted by the Mandated Lead Arranger or Agents) the terms of any reliance letter or engagement letters relating to the Reports or any reports or letters provided by accountants in connection with the Finance Documents or the transactions contemplated in the Finance Documents and to bind it in respect of those Reports, reports or letters and to sign such letters on its behalf and further confirms that it accepts the terms and qualifications set out in such letters.

CONDUCT OF BUSINESS BY THE FINANCE PARTIES

No provision of this Agreement will:

interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

SHARING AMONG THE FINANCE PARTIES

Payments to Finance Parties

Subject to Clause 33.5 (Exceptions), if a Finance Party (a “Recovering Finance Party”) receives or recovers any amount from an Obligor other than in accordance with Clause 34 (Payment mechanics) and applies that amount to a payment due under the Finance Documents then:

the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery, to the Agents;

the Priority Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agents and distributed in accordance with Clause 34 (Payment mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Priority Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 34.5 (Partial payments).

Redistribution of payments

The Agents shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) in accordance with Clause 34.5 (Partial payments).

Recovering Finance Party’s rights

On a distribution by the relevant Agent under Clause 33.2 (Redistribution of payments), the Recovering Finance Party will be subrogated to the rights of the Finance Parties which have shared in the redistribution.

If and to the extent that the Recovering Finance Party is not able to rely on its rights under paragraph (a) above, the relevant Obligor shall be liable to the Recovering Finance Party for a debt equal to the Sharing Payment which is immediately due and payable.

Reversal of redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

each Finance Party which has received a share of the relevant Sharing Payment pursuant to Clause 33.2 (Redistribution of payments) shall, upon request of the relevant Agent, pay to the relevant Agent for account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay); and

that Recovering Finance Party’s rights of subrogation in respect of any reimbursement shall be cancelled and the relevant Obligor will be liable to the reimbursing Finance Party for the amount so reimbursed.

Exceptions

This Clause 33 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause 33, have a valid and enforceable claim against the relevant Obligor.

A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

it notified the other Finance Party of the legal or arbitration proceedings; and

the other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

Ancillary Lenders

This Clause 33 shall not apply to any receipt or recovery by a Lender in its capacity as an Ancillary Lender at any time prior to service of notice under Clause 28.20 (Acceleration).

Following service of notice under Clause 28.20 (Acceleration), this Clause 33 shall apply to all receipts or recoveries by Ancillary Lenders except in respect of an overdraft facility comprising more than one account under an Ancillary Facility provided by an Ancillary Lender, in which case this Clause 33 shall only apply to any surplus receipt or recovery by that Ancillary Lender after the application of set-off of any liabilities owing to it under such overdraft facility against credit balances on any account comprised in such overdraft facility.

SECTION 11

ADMINISTRATION

PAYMENT MECHANICS

Payments to the relevant Agent

On each date on which an Obligor or a Lender is required to make a payment under a Finance Document excluding a payment under the terms of an Ancillary Document, that Obligor or Lender shall make the same available to the relevant Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the relevant Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in a Participating Member State or London) with such bank as the relevant Agent specifies.

Distributions by the Agent

Each payment received by an Agent under the Finance Documents for another Party shall, subject to Clause 34.3 (Distributions to an Obligor) and Clause 34.4 (Clawback) be made available by the relevant Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the relevant Agent by not less than five Business Days’ notice with a bank in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre of a Participating Member State or London).

Distributions to an Obligor

The relevant Agent may (with the consent of the Obligor or in accordance with Clause 35 (Set-Off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

Clawback

Where a sum is to be paid to the relevant Agent under the Finance Documents for another Party, the relevant Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

If the relevant Agent pays an amount to another Party and it proves to be the case that the relevant Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the relevant Agent shall on demand refund the same to the relevant Agent together with interest on that amount from the date of payment to the date of receipt by the relevant Agent, calculated by the relevant Agent to reflect its cost of funds.

Partial payments

If an Agent receives a payment for application against amounts due in respect of any Finance Documents that is insufficient to discharge all the amounts then due and payable by an Obligor under those Finance Documents, such Agent shall apply that payment towards the obligations of that Obligor under those Finance Documents in the following order:

first, in or towards payment pro rata of any unpaid fees, costs and expenses of the Priority Agent, the Issuing Bank and the Security Agent under those Finance Documents;

secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under those Finance Documents (excluding in respect of the Second Lien Facility);

thirdly, in or towards payment pro rata of any principal due but unpaid under those Finance Documents (excluding in respect of the Second Lien Facility);

fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents (excluding in respect of the Second Lien Facility);

fifthly, in or towards payment pro rata of any unpaid fees, costs and expenses of the Second Lien Agent under those Finance Documents;

sixthly, in or towards pro rata of any accrued interest, fee or commission due but unpaid under those Finance Documents in respect of the Second Lien Facility;

seventhly, in or towards payment pro rata of any principal due but unpaid under those Finance Documents in respect of the Second Lien Facility; and

eighthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents in respect of the Second Lien Facility.

Paragraph (a) above will override any appropriation made by an Obligor.

No set-off by Obligors

All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

Business Days

Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

Currency of account

Subject to paragraphs (b) to (e) below, the Base Currency is the currency of account and payment for any sum due from an Obligor under any Finance Document.

A repayment of a Loan or Unpaid Sum or a part of a Loan or Unpaid Sum shall be made in the currency in which that Loan or Unpaid Sum is denominated on its due date.

Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued.

Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

Any amount expressed to be payable in a currency other than the Base Currency shall be paid in that other currency.

Change of currency

Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Parent); and

any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

If a change in any currency of a country occurs, this Agreement will, to the extent the relevant Agent (acting reasonably and after consultation with the Parent) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

SET-OFF

A Finance Party may set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

Any credit balances taken into account by an Ancillary Lender when operating a net limit in respect of any overdraft under an Ancillary Facility shall on enforcement of the Finance Documents be applied first in reduction of the overdraft provided under that Ancillary Facility in accordance with its terms.

NOTICES

Communications in writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

Addresses

The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

in the case of the Parent or the Original Borrower, that identified with its name below;

in the case of each Lender, the Issuing Bank each Ancillary Lender or any other Obligor, that notified in writing to the Agent on or prior to the date on which it becomes a Party; and

in the case of the Agents or the Security Agent, that identified with its name below,

or any substitute address, fax number or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days’ notice.

Delivery

Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

if by way of fax, when received in legible form; or

if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address,

and, if a particular department or officer is specified as part of its address details provided under Clause 36.2 (Addresses), if addressed to that department or officer.

Any communication or document to be made or delivered to the Agents or the Security Agent will be effective only when actually received by the Agent or Security Agent and then only if it is expressly marked for the attention of the department or officer identified with the relevant Agent’s or the Security Agent’s signature below (or any substitute department or officer as the relevant Agent or the Security Agent shall specify for this purpose).

All notices from or to an Obligor shall be sent through the Agent.

Any communication or document made or delivered to the Parent in accordance with this Clause 36.3 will be deemed to have been made or delivered to each of the Obligors.

Notification of address and fax number

Promptly upon receipt of notification of an address or fax number or change of address or fax number pursuant to Clause 36.2 (Addresses) or changing its own address or fax number, the Agent shall notify the other Parties.

Electronic communication

Any communication to be made between any Agent or any Security Agent and a Lender under or in connection with the Finance Documents may be made by electronic mail or other electronic means, if the relevant Agent, the Security Agent and the relevant Lender:

agree that, unless and until notified to the contrary, this is to be an accepted form of communication;

notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and

notify each other of any change to their address or any other such information supplied by them.

Any electronic communication made between the Agents and a Lender or the Security Agent will be effective only when actually received in readable form and in the case of any electronic communication made by a Lender to the Agents or the Security Agent only if it is addressed in such a manner as the Agents or Security Agent shall specify for this purpose.

Use of Websites

Any Obligor may satisfy its obligation under this Agreement to deliver any information in relation to those Lenders (the “Website Lenders”) who accept this method of communication by posting this information onto an electronic website designated by the Parent and the Agent (the “Designated Website”) if:

the Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;

both the Parent and the Agent are aware of the address of and any relevant password specifications for the Designated Website; and

the information is in a format previously agreed between the Parent and the Agent.

If any Lender (a “Paper Form Lender”) does not agree to the delivery of information electronically then the relevant Agent shall notify the Parent accordingly and the Parent shall at its own cost supply the information to the relevant Agent (in sufficient copies for each Paper Form Lender) in paper form. In any event the Parent shall at its own cost supply the Agent with at least one copy in paper form of any information required to be provided by it.

The relevant Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Parent and the relevant Agent.

The Parent shall promptly upon becoming aware of its occurrence notify the Agent if:

the Designated Website cannot be accessed due to technical failure;

the password specifications for the Designated Website change;

any new information which is required to be provided under this Agreement is posted onto the Designated Website;

any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or

the Parent becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.

If the Parent notifies the relevant Agent under paragraph (c)(i) or paragraph (c)(v) above, all information to be provided by the Original Borrower under this Agreement after the date of that notice shall be supplied in paper form unless and until the Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.

Any Website Lender may request, through the relevant Agent, one paper copy of any information required to be provided under this Agreement which is posted onto the Designated Website. The Parent shall at its own cost comply with any such request within ten Business Days.

English language

Any notice given under or in connection with any Finance Document must be in English.

All other documents provided under or in connection with any Finance Document must be:

in English; or

if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

CALCULATIONS AND CERTIFICATES

Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

Day count convention

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

Lender decisions

For the avoidance of doubt, in each case where the Relevant Unanimous Lenders or the Relevant Majority Lenders are required to make a determination, no Lender is required to vote in the same way in respect of all of its Commitments.

PARTIAL INVALIDITY

If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

REMEDIES AND WAIVERS

No failure to exercise, nor any delay in exercising, on the part of any Finance Party or Secured Party, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement and in the other Finance Documents are cumulative and not exclusive of any rights or remedies provided by law.

AMENDMENTS AND WAIVERS

Required consents

Subject to Clause 40.2 (Exceptions), any term of the Finance Documents may be amended or waived only with the consent of:

the Majority Lenders and the Parent, in the case of any amendment or waiver affecting the rights and/or obligations of all the Lenders;

the Majority Priority Lenders and the Parent, in the case of any amendment or waiver affecting the rights and/or obligations of any Priority Lender and not the Second Lien Facility Lenders; and

the Majority Second Lien Facility Lenders and the Parent, in the case of any amendment or waiver affecting the rights and/or obligations of any Second Lien Facility Lender and not the Priority Lenders,

and any such amendment or waiver will be binding on all Parties.

The Priority Agent (or in the case of the Transaction Security Documents, the Security Agent) may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 40.

Each Obligor agrees to any such amendment or waiver permitted by this Clause 40 which is agreed to by the Parent. This includes any amendment or waiver which would, but for this paragraph (c), require the consent of all of the Guarantors.

Exceptions

An amendment or waiver that has the effect of changing or which relates to:

the definition of “Majority Lenders” or “Super Majority Lenders” in Clause 1.1 (Definitions);

a change to the Borrowers or the Guarantors of the Second Lien Facility other than in accordance with Clause 30 (Changes to the Obligors);

any provision which expressly requires the consent of all the Lenders;

Clause 2.2 (Finance Parties’ rights and obligations), Clause 29 (Changes to the Lenders) (save for any amendment or waiver of a minor or administrative nature) or this Clause 40 insofar as such amendment or waiver affects the rights and objectives of all the Lenders; and

any amendment to the order of priority or subordination under the Intercreditor Deed,

shall not be made without the prior consent of all the Lenders.

An amendment or waiver that has the effect of changing or which relates to:

The definition of “Majority Priority Lenders” in Clause 1.1 (Definitions);

an extension to the date of payment of any amount under the Finance Documents in respect of any Priority Facility;

a reduction in the Margin in respect of any Priority Facility or a reduction in the amount of any payment of principal, interest, fees or commission payable in each case in respect of any Priority Facility;

a change in currency of payment of any amount under the Finance Documents in respect of any Priority Facility;

an increase in or an extension of any First Lien Facility Commitment, Revolving Facility Commitment or the Total Priority Commitments;

a change to the Borrowers of any Priority Facility or to the Guarantors in respect thereof (and not the Second Lien Facility) other than in accordance with Clause 30 (Changes to the Obligors);

any provision which expressly requires the consent of all the Priority Lenders; or

Clause 2.2 (Finance Parties’ rights and obligations), Clause 29 (Changes to the Lenders) (save for any amendment or waiver of a minor or administrative nature) or this Clause 40 insofar as such amendment or waiver affects the rights and obligations of the Priority Lenders, shall not be made without the prior consent of all the Priority Lenders (but, for the avoidance of doubt, without the consent of any Second Lien Facility Lender except as provided for in the Intercreditor Deed).

An amendment or waiver that has the effect of changing or which relates to:

the definition of “Majority Second Facility Lien Lenders” in Clause 1.1 (Definitions);

an extension to the date of payment of any amount under the Finance Documents in respect of the Second Lien Facility;

a reduction in the Margin in respect of the Second Lien Facility or a reduction in the amount of any payment of principal, interest, fees or commission payable in each case in respect of the Second Lien Facility;

a change in currency of payment of any amount under the Finance Documents in respect of the Second Lien Facility;

an increase in or an extension of any Second Lien Facility Commitment, or the Total Second Lien Facility Commitments;

any provisions which expressly requires the consent of all the Second Lien Facility Lenders; or

Clause 2.2 (Finance Parties’ rights and obligations), Clause 29 (Changes to the Lenders) (save for any amendment or waiver of a minor or administrative nature) or this Clause 40 insofar as such amendment or waiver affects the rights and obligations of the Second Lien Facility Lenders, shall not be made without the prior consent of all the Second Lien Facility Lenders (but, for the avoidance of doubt, without the consent of any Priority Lender except as provided for in the Intercreditor Deed).

Any amendment or waiver which relates to the release of any Transaction Security unless permitted under this Agreement or any other Finance Document or relating to the sale or disposal of an asset which is the subject of the Transaction Security where such sale or disposal is expressly permitted under this Agreement or any other Finance Document may only be made with the prior consent of all the Super Majority Lenders and the Parent and any such amendment or waiver will be binding on the Parties.

An amendment or waiver which relates to the rights or obligations of the Priority Agent, the Second Lien Agent, the Mandated Lead Arrangers, the Issuing Bank or the Security Agent may not be effected without the consent of the Priority Agent, the Second Lien Agent, the Mandated Lead Arrangers, the Issuing Bank or the Security Agent respectively

COUNTERPARTS

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

SECTION 12

GOVERNING LAW AND ENFORCEMENT

GOVERNING LAW

This Agreement is governed by English law.

ENFORCEMENT

Jurisdiction of English courts

The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a “Dispute”).

The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

This Clause 43.1 is for the benefit of the Finance Parties and Secured Parties only. As a result, no Finance Party or Secured Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties and Secured Parties may take concurrent proceedings in any number of jurisdictions.

Service of process

Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales, an ASCI Guarantor, Automotive Safety Components International (Changshu) Co., Ltd, SCI-Huamao China Investment Limited or Automotive Safety Components International GT (Proprietary) Limited):

irrevocably appoints Jordans Limited of 20-22 Bedford Row, London WC1R 4JS as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

agrees that failure by a process agent to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

If any person appointed as process agent is unable for any reason to act as agent for service of process, the Parent (on behalf of all the Obligors) must immediately (and in any event within 10 days of such event taking place) appoint another agent on terms acceptable to the Agent. Failing this, the Agent may appoint another agent for this purpose.

Without prejudice to any other mode of service allowed under any relevant law, each ACSI Guarantor:

irrevocably appoints ITG Automotive Safety UK Limited (registered number 02640241) of Eversheds House, 70 Great Bridgewater Street, Manchester, M1 5ES as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

agrees that failure by a process agent to notify the relevant ASCI Guarantor of the process will not invalidate the proceedings concerned.

If any person appointed as process agent is unable for any reason to act as agent for service of process, the Parent (on behalf of all the ASCI Guarantors) must immediately (and in any event within 10 days of such event taking place) appoint another agent on terms acceptable to the Agent. Failing this, the Agent may appoint another agent for this purpose.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

SCHEDULE 1

THE ORIGINAL PARTIES

Part I

The Original Obligors

Name of Original Borrower	Registration number (or equivalent, if any)

BST Safety Textiles Acquisition GmbH	HRB 702044 (commercial register of the local court of Freiburg i.Br.)

Name of Revolving Borrower	Registration number (or equivalent, if any)

BST Safety Textiles Acquisition GmbH	HRB 702044 (commercial register of the local court of Freiburg i.Br.)

BST Safety Textiles GmbH (renamed or to be renamed ITG Automotive Safety Textiles GmbH)	HRB 670522 (commercial register of the local court of Freiburg i.Br.)

Narricot Industries L.P.	N/A

Name of Original Guarantor	Registration number (or equivalent, if any)

BST U.S. Holdings, Inc.	N/A

Narricot Industries Management Corp.	N/A

Narricot Industries L.P.	N/A

BST Safety Textiles LLC	N/A

BST Safety Textiles Acquisition GmbH	HRB 702044 (commercial register of the local court of Freiburg i.Br.)

BST Safety Textiles GmbH (renamed or to be renamed ITG Automotive Safety Textiles GmbH)	HRB 670522 (commercial register of the local court of Freiburg i.Br.)

BST Breitgewebe International GmbH	HRB 670523 (commercial register of the local court of Freiburg i.Br.)

BST Safety Textiles SP.z o.o.	KRS 107538

BST Breitgewebe Verwaltungs GmbH	HRB 670527 (commercial register of the local court of Freiburg i.Br.)

Part II

The Original Lenders

Name of Original Lender	First Lien Facility Commitment EUR	Second Lien Facility Commitment EUR	Revolving Facility Commitment EUR
Goldman Sachs Credit Partners, L.P.	50,000,000	12,500,000	15,000,000

UBS Loan Finance LLC	50,000,000	12,500,000	15,000,000

Total:	100,000,000	25,000,000	30,000,000

[Note: these are included for historical reference only. The Commitments of the Lenders are as recorded in the records of the relevant Agent on the Effective Date.]

SCHEDULE 2

CONDITIONS PRECEDENT

Part I

Conditions precedent to initial Utilisation

Obligors

A copy of the Constitutional Documents and of the constitutional documents of each other Original Obligor or member of the BST Group whose assets, shares or partnership interests are the subject of any Transaction Security, and (if applicable) a recent excerpt from the commercial register of each such entity.

A copy of a resolution of the board of directors (and/or, if applicable, the supervising or advisory board or the shareholders) of each Original Obligor:

approving the terms of, and the transactions contemplated by, the Transaction Documents to which it is a party and resolving that it execute, deliver and perform the Transaction Documents to which it is a party;

authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf;

authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request and Selection Notice) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party; and

in the case of an Obligor other than the Parent, authorising the Parent to act as its agent in connection with the Finance Documents.

A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above in relation to the Finance Documents and related documents.

A certificate of the Parent (signed by a director) confirming that borrowing or guaranteeing or securing, as appropriate, the Total Commitments would not cause any borrowing, guarantee, security or similar limit binding on any Original Obligor to be exceeded.

A certificate of an authorised signatory of the Original Borrower or other relevant Original Obligor certifying that each copy document relating to it specified in this Part I of Schedule 2 is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of this Agreement.

Transaction and other Documents

A copy of each of the Transaction Documents (other than the Finance Documents) executed by the parties to those documents.

Finance Documents

The Intercreditor Deed executed by the members of the BST Group party to that Agreement.

This Agreement executed by the members of the BST Group party to this Agreement.

The Parent Fee Letter.

Two originals (or in the case of security documents that are notarised, one original and a certified copy) of the Transaction Security Documents listed in Schedule 2, Part III hereto.

A copy of all notices required to be sent under the Transaction Security Documents.

A copy of all share certificates, transfers and stock transfer forms or equivalent duly executed by the relevant Obligor in blank in relation to the assets subject to or expressed to be subject to the Transaction Security and other documents of title to be provided under the Transaction Security Documents.

Copies of the ALTA title insurance policies taken out in respect of (i) the property located at 32056 East Circle, Southampton County, Virginia and (ii) the property located at 1556 Montgomery Street, Mecklenberg County, Virginia.

Legal opinions

The following legal opinions, each addressed to the Agents, the Security Agent and the Original Lenders and capable of being relied upon by any persons to become Lenders pursuant to the primary syndication of the Facilities.

A legal opinion of Jones Day as legal advisers to the Parent as to New York law.

A legal opinion of Jones Day as legal advisers to the Parent as to German law.

A legal opinion of Jones Day as legal advisers to the Parent as to English law.

A legal opinion of Soltysinski Kawecki & Szlezak as legal advisers to the Parent as to Polish law.

A legal opinion of Jones Day as legal advisers to Narricot Management Corporation, Narricot Industries LLC and BST Safety Textiles LLC as to the law of the State of Georgia.

A legal opinion of Jones Day as legal advisers to Narricot Industries LP as to the law of the State of Virginia.

Each substantially in the form distributed to the Original Lenders prior to signing this Agreement.

Other documents and evidence

Evidence that any process agent referred to in Clause 43.2 (Service of process) has accepted its appointment.

Evidence that the fees, costs and expenses then due from the Parent or any member of the BST Group pursuant to Clause 17 (Fees), Clause 17.5 (Interest, commission and fees on Ancillary Facilities), Clause 22 (Costs and expenses) and Clause 18.5 (Stamp taxes) have been paid or will be paid by the first Utilisation Date.

The Group Structure Chart which shows the BST Group assuming the Closing Date has occurred.

The Reports together with confirmation that they can be relied upon by the Finance Parties.

A copy, certified by an authorised signatory of the Parent to be a true copy, of (i) the Original Financial Statements of each member of the Target Group and (ii) the opening balance sheet of the Parent.

A certificate signed by an authorised signatory of the Parent specifying each member of the BST Group (assuming the Closing Date has occurred) which is a Dormant Company as at the Closing Date together with certified copies (certified by such authorised signatory to be a true copy) of the last audited accounts of each such Dormant Company.

Evidence that the transactions referred to in steps 1 to 4 of the Structure Memorandum will be completed on or prior to the Closing Date.

The Funds Flow Statement in a form agreed by the Parent and the Agents detailing the proposed movement of funds on or before the Closing Date.

A Certificate of the Parent (signed by a director) detailing the estimated Acquisition Costs.

A Certificate of the Original Borrower (signed by a director) certifying that:

each of the conditions to Completion specified in the Sale and Purchase Agreement has been satisfied or, with the consent of the Agents, waived (other than payment of the purchase price which will be satisfied immediately following utilisation of the Term Facilities);

no Acquisition Document has been amended, varied, novated, supplemented, superseded, waived or terminated except with the consent of the Agents;

the Original Borrower is not aware of any breach of any warranty or any claim under the Sale and Purchase Agreement;

no Material Adverse Effect (as defined in the Sale and Purchase Agreement) has occurred; and

upon utilisation of the Term Facilities, Completion will occur.

A certificate of the Parent (signed by a director) certifying that:

the Subscription Agreements are in full force and effect;

the Original Investors have subscribed for shares in the Parent in an aggregate amount of not less than EUR 63,000,000 and that the Parent has subscribed for shares in the Original Borrower in an aggregate amount of not less than EUR 10,000,000;

those shares subscribed for have been issued fully paid;

Shares in the Parent	EUR 63,000,000
Shares in the Original Borrower	EUR 10,000,000

Utilisation Requests relating to any Loans to be made on the Closing Date.

Evidence that any third party Financial Indebtedness of any member of the Target Group will be unconditionally and irrevocably discharged prior to or simultaneously with the initial funding of the Term Facilities and all existing security of any such entity will be unconditionally and irrevocably released prior to or simultaneously with such initial funding.

A certificate of the Parent confirming which companies within the BST Group are Material Companies.

A solvency certificate from the finance director of each member of the BST Group (to the extent not included in the relevant director’s certificate).

Evidence that Debt Cover (for the avoidance of doubt, excluding the operating leases referred to in paragraph (t) below) as at the Closing Date (calculated on a pro-forma basis for the last twelve months) for the Target Group is not greater than 3.9:1.

A certificate signed by an authorised signatories of the Parent confirming that the aggregate net present value (calculated in accordance with the Sale and Purchase Agreement) of the Post-Closing Leases does not exceed the Post-Closing Leases Maximum Amount or if the Post-Closing Leases Maximum Amount is to be exceeded, evidence that cash is/will be held in escrow in a Holding Account in the amount of the excess.

Evidence that all applicable anti-money laundering and “know your customer” laws and regulations applicable to each Original Obligor have been complied with, including receipt of all documentation and other information that may be required in order to enable compliance with the United States PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

Part II

Conditions precedent required to be

delivered by an Additional Obligor

An Accession Letter executed by the Additional Obligor and the Parent.

A copy of the constitutional documents of the Additional Obligor and (if applicable) a recent excerpt from its commercial register.

A copy of a resolution of the board of directors (and/or, if applicable, the supervisory or advisory board or the shareholder(s)) of the Additional Obligor:

approving the terms of, and the transactions contemplated by, the Accession Letter and the Finance Documents and resolving that it execute, deliver and perform the Accession Letter and any other Finance Document to which it is party;

authorising a specified person or persons to execute the Accession Letter and other Finance Documents on its behalf;

authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices (including, in relation to an Additional Borrower, any Utilisation Request or Selection Notice) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party; and

authorising the Parent to act as its agent in connection with the Finance Documents

A specimen of the signature of each person authorised by the resolution referred to in paragraph 3 above.

Except where the Additional Obligor is incorporated in Germany, a certificate of the Additional Obligor (signed by a director) confirming that borrowing or guaranteeing or securing, as appropriate, the Total Commitments would not cause any borrowing, guarantee, security or similar limit binding on it to be exceeded.

A certificate of an authorised signatory of the Additional Obligor certifying that each copy document listed in this Part II of Schedule 2 is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of the Accession Letter.

If available, the latest audited financial statements of the Additional Obligor.

The following legal opinions, each addressed to the Agent, the Security Agent and the Lenders:

A legal opinion of the legal advisers to the Parent in England, as to English law in the form distributed to the Lenders prior to signing the Accession Letter.

If the Additional Obligor is incorporated in or has its “centre of main interest” or “establishment” (as referred to in Clause 24.26 (Centre of main interests and establishments)) in a jurisdiction other than England and Wales or is executing a Finance Document which is governed by a law other than English law, a legal opinion of the legal advisers to the Agent in the jurisdiction of its incorporation, “centre of main interest” or “establishment” (as applicable) or, as the case may be, the jurisdiction of the governing law of that Finance Document (the “Applicable Jurisdiction”) as to the law of the Applicable Jurisdiction and in the form distributed to the Lenders prior to signing the Accession Letter.

If the proposed Additional Obligor is incorporated in a jurisdiction other than England and Wales, evidence that the process agent specified in Clause 43.2 (Service of process), if not an Obligor, has accepted its appointment in relation to the proposed Additional Obligor.

Any security documents which, consistent with the Security Principles, are required by the Agents executed by the proposed Additional Obligor.

Any notices or documents required to be given or executed under the terms of those security documents.

An accession memorandum to the Intercreditor Deed executed by the Additional Obligor.

Such documentary evidence as legal counsel to the Agents may reasonably require, that such Additional Obligor has complied with any law in its jurisdiction relating to financial assistance or analogous process.

Part III

Transaction Security Documents and security related documents to be delivered by Obligors

Name of Obligor	Description of Transaction Security Document and Transaction Security

Description of Security related

documents and other action to be

taken by the relevant Obligor to

protect or perfect or give priority to

Transaction Security and date by

which action is to be completed.

Parent

(a)     Pledge over shares in the Original Borrower

(b)     First Lien Security Agreement

(c)     Second Lien Security Agreement

(d)     First Lien Intellectual Property Security Agreement

(e)     Second Lien Intellectual Property Security Agreement

(a) notification of companies whose shares are pledged – notary is to be instructed to notify accordingly without delay

The Original Borrower	(a) Pledge over shares in the Target (b) Account pledges

(a)     notification of companies whose shares are pledged – notary is to be instructed to notify accordingly without delay

(b)     notification of account keeping banks and request of waiver of their prior ranking rights pursuant to the relevant banks’ standard terms and conditions – no later than 10 business days after the date of the relevant account pledge agreement

The Target

(a)     pledge of all shares in BST Safety Textiles GmbH, BST Breitgewebe International GmbH.

(b)     assignment of all receivables, including, but not limited to intercompany loans;

(c)     pledge of all bank accounts

(d)     pledge of all shares in BST Breitgewebe Verwaltungs GmbH

(a)     notification of companies whose shares are pledged – notary is to be instructed to notify accordingly without delay

(b)     notification of account keeping banks and request of waiver of their prior ranking rights pursuant to the relevant banks’ standard terms and conditions – no later than 10 business days after the date of the relevant account pledge agreement

(c)     notification of companies whose shares are pledged – notary is to be instructed to notify accordingly without delay

BST Safety Textiles GmbH

(a)     assignment of all receivables, including, but not limited to trade receivables and intercompany loans

(b)     pledge of all bank accounts

(c)     transfer of fixed and current assets

(d)     assignment of IP Rights

(e)     First Lien Security Agreement

(f)      Second Lien Security Agreement

(g)     pledge of all partnership interests in BST U.S. Holding GmbH & Co KG

(a)     notification of account keeping banks and request of waiver of their prior ranking rights pursuant to the relevant banks’ standard terms and conditions – no later than 10 business days after the date of the relevant account pledge agreement.

Narricot Industries Management Corp.	(a) First Lien Security Agreement (b) Second Lien Security Agreement (c) First Lien Intellectual Property Security Agreement (d) Second Lien Intellectual Property Security Agreement

Narricot Industries L.P.

(a)     First Lien Security Agreement

(b)     Second Lien Security Agreement

(c)     First Lien Intellectual Property Security Agreement

(d)     Second Lien Intellectual Property Security Agreement

(e)     First and Second Lien real estate mortgage in respect of the property located at 32056 East Circle, Southampton County, Virginia

(f)      First and Second Lien real estate mortgage in respect of the property located at 1556 Montgomery Street, Mecklenberg County, Virginia

(i)      Landlord’s waiver and consent regarding 928 Jaymore Road, Suite C 150, Southampton, PA 18966

(ii)     Landlord’s waiver and consent regarding 1426 Rocky Branch Road, South Hill, VA 23970 to be delivered within 3 Business Days of the Closing Date

BST Safety Textiles LLC	(a) First Lien Security Agreement (b) Second Lien Security Agreement (c) First Lien Intellectual Property Security Agreement (d) Second Lien Intellectual Property Security Agreement	Landlord’s waiver and consent regarding 1556 Montgomery Street, South Hill, VA 23970

BST U.S. Holding GmbH & CO KG	(a) First Lien Security Agreement (b) Second Lien Security Agreement

SCHEDULE 3

REQUESTS

Part I

Utilisation Request

From:	[Borrower] [Parent]

To:	[Agent]

Dated:

Dear Sirs

[Parent] – EUR 155,000,000 Facilities Agreement

dated [            ] 2006 (the “Facilities Agreement”)

We refer to the Facilities Agreement. This is a Utilisation Request. Terms defined in the Facilities Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

We wish to borrow a Loan on the following terms:

Borrower:	[ ]

Proposed Utilisation Date:	[ ] (or, if that is not a Business Day, the next Business Day)

Facility to be utilised:	[First Lien Facility] [Second Lien Facility] [Revolving Facility]*

Currency of Loan:	[ ]

Amount:	[ ] or, if less, the Available Facility

Interest Period:	[ ]

We confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Utilisation Request.

[The proceeds of this Loan should be credited to [account]].

This Utilisation Request is irrevocable.

Yours faithfully

Authorised signatory for

[insert name of Borrower]

NOTES:

*	Select the Facility to be utilised and delete references to the other Facilities.

Part IIA

LC Request

(Standby Letter of Credit)

UBS	AG	APPLICATION FOR IRREVOCABLE STANDBY LETTER OF CREDIT
☐ Stamford Branch 677 Washington Blvd, Stamford, CT 06912	☐ New York Branch ☐ 299 Park Avenue, New York, NY 10171 ☐ 101 Park Avenue, New York, NY	☐ Miami Agency 701 Brickell Ave, Miami, Florida 33131

Date:
Letter of Credit No:

Please issue an irrevocable Letter of Credit substantially as set fourth below and forward same by:

☐ full Swift/Telex, for delivery to the beneficiary by the advising bank	☐ Airmail	☐ other

Advising Bank (You may Advise through your Correspondent)	Applicant (applicant name and address):

in favor of (Beneficiary, complete name and address)	Currency description and amount:

Expiration Date:
in country of the beneficiary unless otherwise indicated

Available when accompanied by the following document(s), as checked:

☐	Signed draft drawn on you or your correspondent	☐	All charges other than the issuing bank’s are for beneficiary’s account

Choose one of the following four:

☐	Beneficiary’s signed statement, reading as follows: (quote)

(unquote).

(Describe the wording that must appear in the beneficiary’s signed statement in the event of a drawing or select one of the below statements.)

☐	The amount drawn represents funds due and owing pursuant to the agreement between insert name
and
insert name

☐		has failed to comply with the terms and conditions of the contract/agreement insert name

(described as)

☐	Please refer to the attached suggested formats for the letter of credit.

☐	Copy (ies) of beneficiary’s commercial invoice (s) marked “unpaid”

☐	Other documents

☐	Other instructions/information:

(When copy (ies) of transport document (s) is/are required the 21 days presentation as per UCP is not applicable, unless otherwise stated by applicant.)

(When availability/drawing schedule (installment) within a given periods is included, the UCP article 41 is not applicable, unless otherwise stated by applicant.)

The credit will be subject to the Uniform Customs and Practice for Documentary Credit of the International Chamber of Commerce (the “UCP”) in effect on the date of issuance.

IN CONSIDERATION OF YOUR ISSUING A LETTER OF CREDIT AS REQUESTED ABOVE, THE UNDERSIGNED AGREES TO PAY TO YOU THE AMOUNT OF EACH DRAWING UNDER THE LETTER OF CREDIT AND AGREES THAT THE LETTER OF CREDIT IS ISSUED UNDER; AND, IN CONNECTION THEREWITH AGREES TO BE SUBJECT TO ALL THE PROVISIONS OF:

(I) THE                              AGREEMENT DATED                     , SIGNED BY THE APPLICANT,

(or, if no agreement is specified above)

(II), THE AGREEMENT SET FORTH ON THE REVERSE SIDE HEREOF, WHICH IS MADE A PART HEREOF.

(Name of Applicant, Please Print)	(Authorized Signature)	(Authorized Signature)

Part IIB

LC Request

(Commercial Letter of Credit)

☐ AG	APPLICATION FOR IRREVOCABLE COMMERCIAL

☐ Stamford Branch	☐ New York Branch	☐ Miami Agency
677 Washington Blvd, Stamford, CT 06912	- 299 Park Avenue, New York, NY 10171 - 101 Park Avenue, New York, NY	701 Brickell Ave, Miami, Florida 33131

Date:
Letter of Credit No:

Please issue an irrevocable Letter of Credit substantially as set fourth below and forward same by:

☐ full Swift/Telex, for delivery to the beneficiary by the advising bank	☐ Airmail	☐ other

Advising Bank (name & address, optional)	Applicant (applicant name and address):

in favor of (Beneficiary, complete name and address)	Currency description and amount:

☐ exact ☐ up to ☐ plus/minus 10% ☐ other (specify)

Expiration Date:
in country of the beneficiary unless otherwise indicated

Available when accompanied by the following document(s), as checked:

☐ Signed draft drawn on you or your correspondent at ☐ sight ☐ days sight ☐ days date.

☐ Signed commercial invoice	original(s) and	copy (ies)	Other documents:

☐ Packing List	original(s) and	copy (ies)	☐	original(s) and	copy (ies)

☐ Certificate of origin	original(s) and	copy (ies)	☐	original(s) and	copy (ies)

☐ Insurance Policy and/or Certificate covering all risks and war risks. (indicate any additional risks required:

☐ Full set of Clean On Broad Original Ocean Bills of Lading (if more than one original has been issued all are required.)

Issued to the order of:

Marked Freight	☐ Collect	☐ Paid and Notify:

☐ Airway Bill Consigned to:

Marked Freight	☐ Collect	☐ Paid and Notify:

Covering: Merchandise described in the invoice as: (Mention commodity only in generic terms omitting excessive details as to grade, quality, etc.)

Shipping terms (check one)	☐ EXW	☐ FCA	☐ FOB	☐ CFR	☐ CIF	☐ CPT	☐ CIP

Shipment from:	to:	Shipment no later than:

Partial shipment:	☐ Allowed	☐ Prohibited	Transshipment:	☐ Allowed	☐ Prohibited	Partial Drawing:	☐ Allowed	☐ Prohibited

☐ Insurance effected by applicant. Applicant agrees to keep insurance coverage in force until this transaction is completed.

☐ This Letter of Credit is Transferable and transfer, if any will be restricted to the advising bank unless instructed by applicant otherwise.

☐ All charges other than the issuing bank’s are for account of ☐ applicant ☐ beneficiary	☐ Discount charges are for ☐ applicant ☐ beneficiary

☐ Other instructions/information:

(When copy (ies) of transport document (s) is/are required the 21 days presentation as per UCP is not applicable, unless otherwise stated by applicant.)

(When availability/drawing schedule (installment) within a given periods is included, the UCP article 41 is not applicable, unless otherwise stated by applicant.)

The credit will be subject to the Uniform Customs and Practice for Documentary Credit of the International Chamber of Commerce (the “UCP”) in effect on the date of issuance.

IN CONSIDERATION OF YOUR ISSUING A LETTER OF CREDIT AS REQUESTED ABOVE, THE UNDERSIGNED AGREES TO PAY TO YOU THE AMOUNT OF EACH DRAWING UNDER THE LETTER OF CREDIT AND AGREES THAT THE LETTER OF CREDIT IS ISSUED UNDER, AND, IN CONNECTION THEREWITH AGREES TO BE SUBJECT TO ALL THE PROVISIONS OF:

(I) THE                              AGREEMENT DATED                     , SIGNED BY THE APPLICANT,

(or, if no agreement is specified above)

(II), THE AGREEMENT SET FORTH ON THE REVERSE SIDE HEREOF, WHICH IS MADE A PART HEREOF.

(Name of Applicant, Please Print)	(Authorized Signature)	(Authorized Signature)

Part III

Selection Note

Applicable to a Term Loan

From:	[Borrower]

To:	[Agent]

Dated:

Dear Sirs

[Parent] – EUR 155,000,000 Facilities Agreement

dated [            ] 2006 (the “Facilities Agreement”)

We refer to the Facilities Agreement. This is a Selection Notice. Terms defined in the Facilities Agreement have the same meaning in this Selection Notice unless given a different meaning in this Selection Notice.

We refer to the following [First Lien Facility Loan[s]] [Second Lien Facility Loan[s]] with an Interest Period ending on [    ]*. We request that the next Interest Period for the above [First Lien Facility Loan[s]] [Second Lien Facility Loan[s]] is [    ]].**

This Selection Notice is irrevocable.

Yours faithfully

Authorised signatory for

[insert name of relevant Borrower]

NOTES:

*	Insert details of all First Lien Facility Loans and Second Lien Facility Loans, as applicable, which have an Interest Period ending on the same date.
**	Use this option if sub-division is not required.

SCHEDULE 4

MANDATORY COST FORMULA

The Mandatory Cost is an addition to the interest rate to compensate Lenders for the cost of compliance with (a) the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions) or (b) the requirements of the European Central Bank.

On the first day of each Interest Period (or as soon as possible thereafter) the relevant Agent shall calculate, as a percentage rate, a rate (the “Additional Cost Rate”) for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Agent as a weighted average of the Lenders’ Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Loan) and will be expressed as a percentage rate per annum.

The Additional Cost Rate for any Lender lending from a Facility Office in a Participating Member State will be the percentage notified by that Lender to the relevant Agent. This percentage will be certified by that Lender in its notice to the Agent to be its reasonable determination of the cost (expressed as a percentage of that Lender’s participation in all Loans made from that Facility Office) of complying with the minimum reserve requirements of the European Central Bank in respect of loans made from that Facility Office.

The Additional Cost Rate for any Lender lending from a Facility Office in the United Kingdom will be calculated by the relevant Agent as follows:

E × 0.01	per cent. per annum.
300

Where:

E is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Agent as being the average of the most recent rates of charge supplied by the Reference Banks to the relevant Agent pursuant to paragraph 6 below and expressed in pounds per £1,000,000.

For the purposes of this Schedule:

“Fees Rules” means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

“Fee Tariffs” means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and

“Tariff Base” has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

If requested by the relevant Agent, each Reference Bank shall, as soon as practicable after publication by the Financial Services Authority, supply to the relevant Agent, the rate of charge payable by that Reference Bank to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by that Reference Bank as being the average of the Fee Tariffs applicable to that Reference Bank for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of that Reference Bank.

Each Lender shall supply any information required by the relevant Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information on or prior to the date on which it becomes a Lender:

the jurisdiction of its Facility Office; and

any other information that the Agent may reasonably require for such purpose.

Each Lender shall promptly notify the Agent of any change to the information provided by it pursuant to this paragraph.

The rates of charge of each Reference Bank for the purpose of E above shall be determined by the Agent based upon the information supplied to it pursuant to paragraphs 6 and 7 above and on the assumption that, unless a Lender notifies relevant the Agent to the contrary, each Lender’s obligations in relation to cash ratio deposits and Special Deposits (as defined from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England) are the same as those of a typical bank from its jurisdiction of incorporation with a Facility Office in the same jurisdiction as its Facility Office.

The Agent shall have no liability to any person if such determination results in an Additional Cost Rate which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender or Reference Bank pursuant to paragraphs 3, 6 and 7 above is true and correct in all respects.

The Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender and each Reference Bank pursuant to paragraphs 3, 6 and 7 above.

Any determination by the relevant Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all Parties.

The relevant Agent may from time to time, after consultation with the Original Borrower and the Lenders, determine and notify to all Parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all Parties.

SCHEDULE 5

FORM OF TRANSFER CERTIFICATE

To:	[ ] as Agent

From:	[The Existing Lender] (the “Existing Lender”) and [The New Lender] (the “New Lender”)

Dated:

[Parent] – EUR 155,000,000 Facilities Agreement

dated [            ] 2006 (the “Facilities Agreement”)

We refer to the Facilities Agreement. This is a Transfer Certificate. Terms defined in the Facilities Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

We refer to Clause 29.5 (Procedure for transfer):

The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation all or part of the Existing Lender’s Commitment, rights and obligations referred to in the Schedule in accordance with Clause 29.5 (Procedure for transfer).

The proposed Transfer Date is [            ].

The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 36.2 (Addresses) are set out in the Schedule.

The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of Clause 29.4 (Limitation of responsibility of Existing Lenders).

This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

This Transfer Certificate is governed by English law.

Note: The execution of this Transfer Certificate may not transfer a proportionate share of the Existing Lender’s interest in the Transaction Security in all jurisdictions. It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in the Existing Lender’s Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

THE SCHEDULE

Commitment/rights and obligations to be transferred

[insert relevant details]

[Facility Office address, fax number and attention details for notices and account details for payments,]

[Existing Lender]	[New Lender]

By:	By:

This Transfer Certificate is accepted by the relevant Agent and the Transfer Date is confirmed as [            ].

[Agent]

By:

SCHEDULE 6

FORM OF ACCESSION LETTER

To:	[ ] as Agent

From:	[Subsidiary] and [Parent]

Dated:

Dear Sirs

[Parent] – EUR 155,000,000 Term and Revolving Facilities Agreement

dated [            ] 2006 (the “Facilities Agreement”)

We refer to the Facilities Agreement. This is an Accession Letter. Terms defined in the Facilities Agreement have the same meaning in this Accession Letter unless given a different meaning in this Accession Letter.

[Subsidiary] agrees to become an Additional [Borrower]/[Guarantor] and to be bound by the terms of the Facilities Agreement, the Intercreditor Deed and the other Finance Documents as an Additional [Borrower]/[Guarantor] pursuant to Clause [30.2 (Additional Borrowers)]/[Clause 30.4 (Additional Guarantors)] of the Facility Agreement and as an [Obligor] pursuant to Clause [            ] of the Intercreditor Deed. [Subsidiary] is a company duly incorporated under the laws of [name of relevant jurisdiction] and is a limited liability company and registered number [            ].

[Subsidiary’s] administrative details are as follows:

Address:

Fax No.:

Attention:

This Accession Letter is governed by English law.

[This Guarantor Accession Letter is entered into by deed.]

[Original Borrower]	[Subsidiary]

SCHEDULE 7

FORM OF RESIGNATION LETTER

To:	[ ] as Agent

From:	[resigning Obligor] and [Parent]

Dated:

Dear Sirs

[Parent] – EUR 155,000,000 Term and Revolving Facilities Agreement

dated [            ] 2006 (the “Facilities Agreement”)

We refer to the Facilities Agreement. This is a Resignation Letter. Terms defined in the Facilities Agreement have the same meaning in this Resignation Letter unless given a different meaning in this Resignation Letter.

Pursuant to [Clause 30.3 (Resignation of a Borrower)]/[Clause 30.5 (Resignation of a Guarantor)], we request that [resigning Obligor] be released from its obligations as a [Borrower]/[Guarantor] under the Facilities Agreement, the Intercreditor Deed and the Finance Documents.

We confirm that:

no Default is continuing or would result from the acceptance of this request; and

*[[this request is given in relation to a Third Party Disposal of [resigning Obligor] ** [this request is given in relation to [a] Step(s) contemplated under the Permitted Reorganisation Transaction];

[the Disposal Proceeds have been or will be applied in accordance with Clause 12.3 (Application of Mandatory Prepayments);]***]

[            ]****

This letter is governed by English law.

[Parent]	[resigning Obligor]

By:	By:

NOTES:

*	Insert where resignation only permitted in case of a Third Party Disposal.
**	Insert where resignation is contemplated under the Permitted Reorganisation Transaction.
***	Amend as appropriate, e.g., to reflect agreed procedure for payment of proceeds into a specified account.
****	Insert any other conditions required by the Facilities Agreement.

SCHEDULE 8

FORM OF COMPLIANCE CERTIFICATE

To:	[ ] as Agent

From:	[Parent]

Dated:

Dear Sirs

[Parent] – EUR 155,000,000 Term and Revolving Facilities Agreement

dated [            ] 2006 (the “Facilities Agreement”)

We refer to the Facilities Agreement. This is a Compliance Certificate. Terms defined in the Facilities Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

We confirm that:

[Insert details of covenants to be certified].

[We confirm that no Default is continuing.]*

[We confirm that the following companies constitute Material Companies for the purposes of the Facility Agreement: [            ].]***

Signed
	Director of [Parent]	Director of [Parent]

[insert applicable certification language]**

for and on behalf of [name of Auditors of the Parent]

NOTES

*	If this statement cannot be made, the certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it
**	To be agreed with the Parent’s Auditors and the Lenders prior to signing the Agreement.
***	Only applicable if the Compliance Certificate accompanies the audited financial statements and is to be signed by the Auditors.

SCHEDULE 9

TIMETABLES

Loans

Delivery of a duly completed Utilisation Request (Clause 5.1 (Delivery of a Utilisation Request) or a Selection Notice (Clause 15.1 (Selection of Interest Periods and Terms))	U-3 9.30am

Relevant Agent notifies the Lenders of the Loan in accordance with Clause 5.4 (Lenders’ participation)	U-3 3.00pm

Relevant Agent receives a notification from Lender under Clause 9.2 (Unavailability of Currency)	U-3 5.00pm

Relevant Agent gives notice in accordance with Clause 9.2 (Unavailability of Currency)	U-2 9.30am

Relevant Agent determines amount of the Loan in Optional Currency in accordance with Clause 34.9 (Change of Currency)	U-2 11.00am

Relevant Agent determines (in relation to a Utilisation) the Base Currency Amount of the Loan if required pursuant to Clause 5.4 (Lenders’ Participation)	U-3 Noon

EURIBOR or LIBOR is fixed

“U” = date of utilisation

“U - X” = X Business Days prior to date of utilisation

Letters of Credit

Letters of Credit

Delivery of a duly completed LC Request (Clause 7.3 Request for Issuance, Amendment, Renewal; Certain Conditions and Notices)	U-5

Priority Agent determines (in relation to a Utilisation) the Base Currency Amount of the Letter of Credit if required under paragraph (g) of Clause 7.3 (Request for Issuance, Amendment, Renewal; Certain Conditions and Notices)] and notifies the Issuing Bank in accordance with paragraph (g) of Clause 7.3 (Request for Issuance, Amendment, Renewal; Certain Conditions and Notices).

Delivery of duly completed request for the renewal or amendment of a Letter of Credit	U-5

“U” = date of utilisation

“U-X” = Business Days prior to date of utilisation

SCHEDULE 10

FORM OF TAX CONFIRMATION

[INTENTIONALLY LEFT BLANK]

SCHEDULE 11

SECURITY PRINCIPLES

The Principles:	The guarantees and security to be provided in support of the Facilities will be given in accordance with the agreed security principles set out in this Schedule 11 (the “Agreed Security Principles”).

Potential restrictions	The Agreed Security Principles recognise there may be

on credit support:	legal and practical difficulties in obtaining security from all Obligors in every jurisdiction in which Obligors are incorporated or operate. In particular:

(a)     general statutory limitations, financial assistance, capital maintenance, corporate benefit, fraudulent preference, thin capitalisation rules, retention of title claims and similar principles may limit the ability of a member of the BST Group to provide a guarantee or security or may require that the guarantee or security be limited by an amount or otherwise. If any such limit applies, the guarantees and security provided will be limited to the maximum amount which the relevant member of the BST Group may provide having regard to applicable law (including any jurisprudence) and subject to fiduciary duties of management;

(b)     the giving of a guarantee, the granting and the terms of security or the perfection of the security granted will not be required to the extent that it would incur any legal fees, registration fees, stamp duty, taxes and any other fees or costs directly associated with such security or guarantee which are materially disproportionate to the benefit obtained by the Lenders;

(c)     where there is material incremental cost involved in creating security over all assets owned by an Obligor in a particular category (e.g., real estate) the principle stated at paragraph (b) above shall apply and only the material assets in that category (e.g., material real estate) shall be subject to security;

(d)     any assets subject to third party arrangements (including minority ownership arrangements) which may prevent the giving of a guarantee or the providing of security shall not be the subject of any security interest provided that, if it is determined that the relevant asset is material and the relevant

Obligor determines that such endeavours will not jeopardise commercial relationships with third parties, the relevant member of the BST Group will use reasonable endeavours to obtain any necessary consent or waiver;

(e)     members of the BST Group will not be required to give guarantees or enter into security documents if it is not within the legal capacity of the relevant members of the BST Group or if, in the reasonable opinion of the directors of the relevant members of the BST Group, the same would conflict with the fiduciary duties of those directors or contravene any legal prohibition or result in personal or criminal liability on the part of any officer; provided that the relevant BST Group member must use reasonable endeavours to overcome any such obstacle; and

(f)      the giving of a guarantee, the granting of security or the terms of such security should not be such that they materially restrict the running of the business of or materially adversely affect the tax arrangements of the relevant member of the BST Group or its affiliates in the ordinary course.

Terms of Security Documents:	The following principles will be reflected in the terms of any security taken as part of this transaction:

(a) security will not be enforceable until an Event of Default has occurred;

(b)     notification of pledges over bank accounts will be given to the bank holding the account provided that this is not inconsistent with the BST Group retaining control over the balance of the account;

(c) notification of receivables security to debtors will only be given if an Event of Default has occurred;

(d) notification of security over insurance policies will not be served on any insurer of BST Group assets until such time as an Event of Default has occurred;

(e) the security documents should only operate to create security rather than to impose new commercial obligations;

(f) in respect of share pledges, until an Event of Default the pledgors should be permitted to retain and to exercise voting rights to any shares pledged by them in a manner which does not adversely affect the validity or enforceability of the security or cause an Event of Default to occur and the pledgors should be permitted to receive and retain dividends on pledged shares/pay dividends upstream on pledged shares to the extent permitted under this Agreement with the proceeds to be available to the BST Group;

(g)     the Security Agent shall only be able to exercise any power or attorney granted to it under the security documents following the occurrence of an Event of Default or failure to comply with a further assurance or perfection obligation;

(h) the security documents will not operate so as to prevent transactions which are permitted under this Agreement or to require additional consents or authorisations;

(i)      the security documents will permit disposals of assets where such disposal is permitted under this Agreement and will include assurances for the Security Agent to do all things reasonably requested to release security in respect of the assets the subject of such disposal;

(j) the security documents will not accrue interest on any amount in respect of which interest is accruing under this Agreement;

(k)     in the security documents there will be no repetition or extension of clauses set out in this Agreement relating to notices, costs and expenses, indemnities, tax gross-up and distribution of proceeds; and

(l)      neither ASCI nor any Subsidiary of ASCI that is a US Obligor as at the Realignment Completion Date will be required to pledge any CFC Interests as security for the obligations of any US Obligor under any of the Finance Documents.

Guarantees/ Security:	Subject to the due execution of all relevant security documents, completion of relevant perfection formalities within statutorily prescribed time limits, payment of all registration fees and documentary taxes, any other rights arising by operation of law, obtaining any relevant foreign legal opinions and subject to any qualifications which may be set out in the Facilities Agreement and any relevant legal opinions obtained and subject to the requirements of the Agreed Security Principles and subject always to Clause 23.11 (Guarantee Limitations applicable to U.S. Obligors), it is further acknowledged that pursuant to each security document the Security Agent shall:

(a)     receive the benefit of an upstream, cross-stream and downstream guarantee and the security will be granted to secure all liabilities of the Obligors under the Finance Documents in accordance with the Agreed Security Principles; and

(b)     (in the case of those security documents creating pledges or charges over shares in an Obligor) obtain a first priority valid charge or analogous or equivalent encumbrance over all of the shares in issue at any time in that Obligor (except to the extent such shares constitute CFC Interests in respect of Subsidiaries of ASCI as at the Realignment Completion Date) which are owned by another Obligor. Such security document shall be governed by the laws of the jurisdiction in which such Obligor whose shares are being pledged is formed.

In the case of guarantees and security to be granted and created by the Target Group and the other subsidiaries such guarantees and security shall be provided on the Closing Date.

SCHEDULE 12

[INTENTIONALLY LEFT BLANK]

SCHEDULE 13

Steps 5 to 8

Delivery to the Agents of:

a.	drafts (or, if available, copies of executed counterparts) of all documentation implementing Steps 5 to 8 in the agreed form (except for the FEIN registration for NewCo Narricot in connection with Step 6); and

b.	duly executed copies (which may be undated, copies or otherwise subject to escrow arrangements satisfactory the Security Agent) of any Transaction Security Documents (including amendments to them) and legal opinions required by, and in form and substance satisfactory to, the Security Agent.

SCHEDULE 14

Step 9

Part I

1.	Evidence satisfactory to the Security Agent that, save for any indemnity in respect of costs, fees and expenses, all present and future liabilities (both actual and contingent and including any liability to any other borrower or guarantor by way of contribution or indemnity) of, and any Security or guarantee given by, ASCI or any Subsidiary of ASCI under or in connection with the credit documents delivered to the Agents pursuant to paragraph 3 of Schedule 2 (Conditions Precedent) to the Amendment Agreement have been fully and irrevocably discharged.

2.	Delivery to the Security Agent of duly executed copies (which may be undated, copies or otherwise subject to escrow arrangements satisfactory to the Security Agent) of the documents and evidence listed in Parts II and III of this Schedule, in form and substance satisfactory to the Security Agent.

3.	Delivery to the Agents of drafts of all documentation implementing Step 9 in the agreed form.

4.	A certificate from the Parent attaching the Realignment Information Package and certifying that it is in compliance with Clause 24.12 (No misleading information), signed by an authorised signatory of the Parent.

Part II

No.	Name of Obligor	Description of document
1	ITG Automotive Safety UK Ltd	An Accession Letter executed by ITG Automotive Safety UK Ltd and the Parent.

2	ITG Automotive Safety UK Ltd	A copy of the constitutional documents of ITG Automotive Safety UK Limited.

3	ITG Automotive Safety UK Ltd	A copy of a resolution of the board of directors of ITG Automotive Safety UK Limited:

(a)

approving the terms of, and the transactions contemplated by, the Accession Letter and the Finance Documents and resolving that it execute, deliver and perform the Accession Letter and any other Finance Document to which it is party;

(b) authorising a specified person or persons to execute the Accession Letter and other Finance Documents on its behalf;

(c)

authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices (including any Utilisation Request or Selection Notice) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party; and

(d) authorising the Parent to act as its agent in connection with the Finance Documents.

4	ITG Automotive Safety UK Ltd	A specimen of the signature of each person authorised by the resolution referred to in document 3 above.

No.	Name of Obligor	Description of document
5	ITG Automotive Safety UK Ltd	A certificate of ITG Automotive Safety UK Limited (signed by a director) confirming that borrowing or guaranteeing or securing, as appropriate, the Total Commitments would not cause any borrowing, guarantee, security or similar limit binding on it to be exceeded.

6	ITG Automotive Safety UK Ltd	A certificate of an authorised signatory of ITG Automotive Safety UK Ltd certifying that each copy document listed in this Schedule applicable to it is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of the Accession Letter.

7	ITG Automotive Safety UK Ltd	If available, the latest audited financial statements of ITG Automotive Safety UK Ltd.

8	ITG Automotive Safety UK Ltd	The following Transaction Security Documents which, consistent with the Security Principles, are required by the Agents to be executed by ITG Automotive Safety UK Limited: a debenture.

9	ITG Automotive Safety UK Ltd	Any notices or documents required to be given or executed under the terms of the Transaction Security Documents, save for the global property insurance policy number in respect of the debenture referred to in document 8 above.

10	ITG Automotive Safety UK Ltd	An accession memorandum to the Intercreditor Deed executed by ITG Automotive Safety UK Limited.

11	ITG Automotive Safety UK Limited	A copy of a shareholder resolution of ITG Automotive Safety UK Limited authorising the amendment of the articles of association of ITG Automotive Safety UK Limited to remove the directors’ discretion to register a share transfer, and a copy of the associated amended articles.

12	ITG Automotive Safety UK Limited	Deed of release executed by ITG Automotive Safety UK Limited relating to the first ranking debenture in favour of General Capital Corporation.

13	ITG Automotive Safety UK Limited	Deed of release executed by ITG Automotive Safety UK Limited relating to the second ranking debenture in favour of General Electric Capital Corporation.

14	BST Safety Textiles LLC (renamed or to be renamed ITG Automotive Safety Textiles LLC)	An Accession Letter executed by BST Safety Textiles LLC (renamed or to be renamed ITG Automotive Safety Textiles, LLC) and the Parent.

15	BST Safety Textiles LLC (renamed or to be renamed ITG Automotive Safety Textiles LLC)	A copy of the constitutional documents of BST Safety Textiles LLC (renamed or to be renamed ITG Automotive Safety Textiles LLC).

16	BST Safety Textiles LLC (renamed or to be renamed ITG Automotive Safety Textiles LLC)	[Intentionally left blank.]

No.	Name of Obligor	Description of document
17	BST Safety Textiles LLC (renamed or to be renamed ITG Automotive Safety Textiles LLC)	A copy of a resolution of the sole member of BST Safety Textiles LLC (renamed or to be renamed ITG Automotive Safety Textiles LLC):
(a)

approving the terms of, and the transactions contemplated by, the Accession Letter and the Finance Documents and resolving that it execute, deliver and perform the Accession Letter and any other Finance Document to which it is party;

(b) authorising a specified person or persons to execute the Accession Letter and other Finance Documents on its behalf;

(c)

authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices (including any Utilisation Request or Selection Notice) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party; and

(d) authorising the Parent to act as its agent in connection with the Finance Documents.

18	BST Safety Textiles LLC (renamed or to be renamed ITG Automotive Safety Textiles LLC)	A specimen of the signature of each person authorised by the resolution referred to in document 17 above.

19	BST Safety Textiles LLC (renamed or to be renamed ITG Automotive Safety Textiles LLC)	A certificate of BST Safety Textiles LLC (renamed or to be renamed ITG Automotive Safety Textiles LLC) (signed by a director) confirming that borrowing or guaranteeing or securing, as appropriate, the Total Commitments would not cause any borrowing, guarantee, security or similar limit binding on it to be exceeded.

20	BST Safety Textiles LLC (renamed or to be renamed ITG Automotive Safety Textiles LLC)	A certificate of an authorised signatory of BST Safety Textiles LLC (renamed or to be renamed ITG Automotive Safety Textiles LLC) certifying that each copy document listed in this Schedule is applicable to it is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of the Accession Letter.

21	BST Safety Textiles LLC (renamed or to be renamed ITG Automotive Safety Textiles LLC)	If available, the latest audited financial statements of BST Safety Textiles LLC (renamed or to be renamed ITG Automotive Safety Textiles LLC).

22	BST Safety Textiles LLC (renamed or to be renamed ITG Automotive Safety Textiles LLC)	Evidence that the process agent specified in Clause 43.2 (Service of process), if not an Obligor, has accepted its appointment in relation to BST Safety Textiles LLC (renamed or to be renamed ITG Automotive Safety Textiles LLC).

23	BST Safety Textiles LLC (renamed or to be renamed ITG Automotive Safety Textiles LLC)

The following Transaction Security Documents which, consistent with the Security Principles, are required by the Agents to be executed by BST Safety Textiles LLC (renamed or to be renamed ITG Automotive Safety Textiles LLC):

(a) first lien reaffirmation agreement; and

(b) second lien reaffirmation agreement.

No.	Name of Obligor	Description of document
24	BST Safety Textiles LLC (renamed or to be renamed ITG Automotive Safety Textiles LLC)	Any notices or documents required to be given or executed under the terms of the Transaction Security Documents.

25	BST Safety Textiles LLC (renamed or to be renamed ITG Automotive Safety Textiles LLC)	An accession memorandum to the Intercreditor Deed executed by BST Safety Textiles LLC (renamed or to be renamed ITG Automotive Safety Textiles LLC).

26	Automotive Safety Components International, Inc. (renamed or to be renamed ITG Automotive Safety Components International, Inc.)	An Accession Letter executed by Automotive Safety Components International, Inc. (renamed or to be renamed ITG Automotive Safety Components International, Inc.) and the Parent.

27	Automotive Safety Components International, Inc. (renamed or to be renamed ITG Automotive Safety Components International, Inc.)	A copy of the constitutional documents of Automotive Safety Components International, Inc. (renamed or to be renamed ITG Automotive Safety Components International, Inc.).

28	Automotive Safety Components International, Inc. (renamed or to be renamed ITG Automotive Safety Components International, Inc.)	UCC-1.

29	Automotive Safety Components International, Inc. (renamed or to be renamed ITG Automotive Safety Components International, Inc.)	A copy of a resolution of the board of directors of Automotive Safety Components International, Inc. (renamed or to be renamed ITG Automotive Safety Components International, Inc.):
(a)

approving the terms of, and the transactions contemplated by, the Accession Letter and the Finance Documents and resolving that it execute, deliver and perform the Accession Letter and any other Finance Document to which it is party;

(b) authorising a specified person or persons to execute the Accession Letter and other Finance Documents on its behalf;

(c)

authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices (including any Utilisation Request or Selection Notice) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party; and

(d) authorising the Parent to act as its agent in connection with the Finance Documents.

No.	Name of Obligor	Description of document
30	Automotive Safety Components International, Inc. (renamed or to be renamed ITG Automotive Safety Components International, Inc.)	A specimen of the signature of each person authorised by the resolution referred to in document 29 above.

31	Automotive Safety Components International, Inc. (renamed or to be renamed ITG Automotive Safety Components International, Inc.)	A certificate of Automotive Safety Components International, Inc. (renamed or to be renamed ITG Automotive Safety Components International, Inc.) (signed by a director) confirming that borrowing or guaranteeing or securing, as appropriate, the Total Commitments would not cause any borrowing, guarantee, security or similar limit binding on it to be exceeded.

32	Automotive Safety Components International, Inc. (renamed or to be renamed ITG Automotive Safety Components International, Inc.)	A certificate of an authorised signatory of Automotive Safety Components International, Inc. (renamed or to be renamed ITG Automotive Safety Components International, Inc.) certifying that each copy document listed in this Schedule applicable to it is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of the Accession Letter.

33	Automotive Safety Components International, Inc. (renamed or to be renamed ITG Automotive Safety Components International, Inc.)	If available, the latest audited financial statements of Automotive Safety Components International, Inc. (renamed or to be renamed ITG Automotive Safety Components International, Inc.).

34	Automotive Safety Components International, Inc. (renamed or to be renamed ITG Automotive Safety Components International, Inc.)	Evidence that the process agent specified in Clause 43.2 (Service of process), if not an Obligor, has accepted its appointment in relation to Automotive Safety Components International, Inc. (renamed or to be renamed ITG Automotive Safety Components International, Inc.).

35	Automotive Safety Components International, Inc. (renamed or to be renamed ITG Automotive Safety Components International, Inc.)

The following Transaction Security Documents which, consistent with the Security Principles, are required by the Agents to be executed by Automotive Safety Components International, Inc. (renamed or to be renamed ITG Automotive Safety Components International, Inc.):

(a) first lien joinder agreement;

(b) second lien joinder agreement; and

(c) share security over its shares in Automotive Safety Components International S.A. de C.V.

36	Automotive Safety Components International, Inc. (renamed or to be renamed ITG Automotive Safety Components International, Inc.)	Any notices or documents required to be given or executed under the terms of the Transaction Security Documents.

No.	Name of Obligor	Description of document
37	Automotive Safety Components International, Inc. (renamed or to be renamed ITG Automotive Safety Components International, Inc.)	An accession memorandum to the Intercreditor Deed executed by ITG Automotive Safety Components International, Inc. (renamed or to be renamed ITG Automotive Safety Components International, Inc.)

38	ASCI Holdings Europe, Inc. (renamed or to be renamed ITG ASCI Holdings Europe, Inc.)	An Accession Letter executed by ASCI Holdings Europe, Inc. (renamed or to be renamed ITG ASCI Holdings Europe, Inc.) and the Parent.

39	ASCI Holdings Europe, Inc. (renamed or to be renamed ITG ASCI Holdings Europe, Inc.)	A copy of the constitutional documents of ASCI Holdings Europe, Inc. (renamed or to be renamed ITG ASCI Holdings Europe, Inc.).

40	ASCI Holdings Europe, Inc. (renamed or to be renamed ITG ASCI Holdings Europe, Inc.)	UCC-1.

41	ASCI Holdings Europe, Inc. (renamed or to be renamed ITG ASCI Holdings Europe, Inc.)	A copy of a resolution of the board of directors of ASCI Holdings Europe, Inc. (renamed or to be renamed ITG ASCI Holdings Europe, Inc.):
(a)

approving the terms of, and the transactions contemplated by, the Accession Letter and the Finance Documents and resolving that it execute, deliver and perform the Accession Letter and any other Finance Document to which it is party;

(b) authorising a specified person or persons to execute the Accession Letter and other Finance Documents on its behalf;

(c)

authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party; and

(d) authorising the Parent to act as its agent in connection with the Finance Documents

42	ASCI Holdings Europe, Inc. (renamed or to be renamed ITG ASCI Holdings Europe, Inc.)	A specimen of the signature of each person authorised by the resolution referred to in document 41 above.

43	ASCI Holdings Europe, Inc. (renamed or to be renamed ITG ASCI Holdings Europe, Inc.)	A certificate of ASCI Holdings Europe, Inc. (renamed or to be renamed ITG ASCI Holdings Europe, Inc.) (signed by a director) confirming that borrowing or guaranteeing or securing, as appropriate, the Total Commitments would not cause any borrowing, guarantee, security or similar limit binding on it to be exceeded.

No.	Name of Obligor	Description of document
44	ASCI Holdings Europe, Inc. (renamed or to be renamed ITG ASCI Holdings Europe, Inc.)	A certificate of an authorised signatory of ASCI Holdings Europe, Inc (renamed or to be renamed ITG ASCI Holdings Europe, Inc) certifying that each copy document listed in this Schedule applicable to it is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of the Accession Letter.

45	ASCI Holdings Europe, Inc. (renamed or to be renamed ITG ASCI Holdings Europe, Inc.)	If available, the latest audited financial statements of ASCI Holdings Europe, Inc. (renamed or to be renamed ITG ASCI Holdings Europe, Inc.).

46	ASCI Holdings Europe, Inc. (renamed or to be renamed ITG ASCI Holdings Europe, Inc.)	Evidence that the process agent specified in Clause 43.2 (Service of process), if not an Obligor, has accepted its appointment in relation to ASCI Holdings, Europe, Inc (renamed or to be renamed ITG ASCI Holdings Europe, Inc.)

47	ASCI Holdings Europe, Inc. (renamed or to be renamed ITG ASCI Holdings Europe, Inc.)

The following Transaction Security Documents which, consistent with the Security Principles, are required by the Agents to be executed by ASCI Holdings Europe, Inc (renamed or to be renamed ITG ASCI Holdings Europe, Inc.):

(a)    first lien joinder agreement;

(b)    second lien joinder agreement; and

(c)    charge over shares in ITG Automotive Safety UK Limited.

48	ASCI Holdings Europe, Inc. (renamed or to be renamed ITG ASCI Holdings Europe, Inc.)	Any notices or documents required to be given or executed under the terms of the Transaction Security Documents.

49	ASCI Holdings Europe, Inc. (renamed or to be renamed ITG ASCI Holdings Europe, Inc.)	An accession memorandum to the Intercreditor Deed executed by ASCI Holdings Europe, Inc. (renamed or to be renamed ITG ASCI Holdings Europe, Inc.).

50	ASCI Holdings Asia Pacific (DE) LLC (renamed or to be renamed ITG ASCI Holdings Asia Pacific LLC)	An Accession Letter executed by ASCI Holdings Asia Pacific (DE) LLC (renamed or to be renamed ITG ASCI Holdings Asia Pacific LLC) and the Parent.

51	ASCI Holdings Asia Pacific (DE) LLC (renamed or to be renamed ITG ASCI Holdings Asia Pacific LLC)	A copy of the constitutional documents of ASCI Holdings Asia Pacific (DE) LLC (renamed or to be renamed ITG ASCI Holdings Asia Pacific LLC) and the Parent.

52	ASCI Holdings Asia Pacific (DE) LLC (renamed or to be renamed ITG ASCI Holdings Asia Pacific LLC)	UCC-1.

No.	Name of Obligor	Description of document
53	ASCI Holdings Asia Pacific (DE) LLC (renamed or to be renamed ITG ASCI Holdings Asia Pacific LLC)	A copy of a resolution of the sole member of ASCI Holdings Asia Pacific (DE) LLC (renamed or to be renamed ITG ASCI Holdings Asia Pacific LLC)
(a)

approving the terms of, and the transactions contemplated by, the Accession Letter and the Finance Documents and resolving that it execute, deliver and perform the Accession Letter and any other Finance Document to which it is party;

(b) authorising a specified person or persons to execute the Accession Letter and other Finance Documents on its behalf;

(c)

authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party; and

(d) authorising the Parent to act as its agent in connection with the Finance Documents.

54	ASCI Holdings Asia Pacific (DE) LLC (renamed or to be renamed ITG ASCI Holdings Asia Pacific LLC)	A specimen of the signature of each person authorised by the resolution referred to in document 53 above.

55	ASCI Holdings Asia Pacific (DE) LLC (renamed or to be renamed ITG ASCI Holdings Asia Pacific LLC)	A certificate of ASCI Holdings Asia Pacific (DE) LLC (renamed or to be renamed ITG ASCI Holdings Asia Pacific LLC) (signed by a director) confirming that borrowing or guaranteeing or securing, as appropriate, the Total Commitments would not cause any borrowing, guarantee, security or similar limit binding on it to be exceeded.

56	ASCI Holdings Asia Pacific (DE) LLC (renamed or to be renamed ITG ASCI Holdings Asia Pacific LLC)	A certificate of an authorised signatory of ASCI Holdings Asia Pacific (DE) LLC (renamed or to be renamed ITG ASCI Holdings Asia Pacific LLC) certifying that each copy document listed in this Schedule applicable to it is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of the Accession Letter.

57	ASCI Holdings Asia Pacific (DE) LLC (renamed or to be renamed ITG ASCI Holdings Asia Pacific LLC)	If available, the latest audited financial statements of ASCI Holdings Asia Pacific (DE) LLC (renamed or to be renamed ITG ASCI Holdings Asia Pacific LLC).

58	ASCI Holdings Asia Pacific (DE) LLC (renamed or to be renamed ITG ASCI Holdings Asia Pacific LLC)	Evidence that the process agent specified in Clause 43.2 (Service of process), if not an Obligor, has accepted its appointment in relation to ASCI Holdings Asia Pacific (DE) LLC (renamed or to be renamed ITG ASCI Holdings Asia Pacific LLC).

No.	Name of Obligor	Description of document
59	ASCI Holdings Asia Pacific (DE) LLC (renamed or to be renamed ITG ASCI Holdings Asia Pacific LLC)

The following Transaction Security Documents which, consistent with the Security Principles, are required by the Agents to be executed by ASCI Holdings Asia Pacific (DE) LLC (renamed or to be renamed ITG ASCI Holdings Asia Pacific LLC):

(a)    first lien joinder agreement; and

(b)    second lien joinder agreement.

60	ASCI Holdings Asia Pacific (DE) LLC (renamed or to be renamed ITG ASCI Holdings Asia Pacific LLC)	Any notices or documents required to be given or executed under the terms of the Transaction Security Documents.

61	ASCI Holdings Asia Pacific (DE) LLC (renamed or to be renamed ITG ASCI Holdings Asia Pacific LLC)	An accession memorandum executed to the Intercreditor Deed by ASCI Holdings Asia Pacific (DE) LLC (renamed or to be renamed ITG ASCI Holdings Asia Pacific LLC).

62	ASCI Holdings Mexico (DE), Inc. (renamed or to be renamed ITG ASCI Holdings Mexico, Inc.)	An Accession Letter executed by ASCI Holdings Mexico (DE), Inc. (renamed or to be renamed ITG ASCI Holdings Mexico, Inc) and the Parent.

63	ASCI Holdings Mexico (DE) Inc. (renamed or to be renamed ITG ASCI Holdings Mexico, Inc.)	A copy of the constitutional documents of ASCI Holdings Mexico (DE), Inc. (renamed or to be renamed ITG ASCI Holdings Mexico, Inc.)

64	ASCI Holdings Mexico (DE), Inc. (renamed or to be renamed ITG ASCI Holdings Mexico, Inc.)	UCC-1.

65	ASCI Holdings Mexico (DE), Inc. (renamed or to be renamed ITG ASCI Holdings Mexico, Inc.)	A copy of a resolution of the board of directors of ASCI Holdings Mexico (DE), Inc. (renamed or to be renamed ITG ASCI Holdings Mexico, Inc.):
(a)

approving the terms of, and the transactions contemplated by, the Accession Letter and the Finance Documents and resolving that it execute, deliver and perform the Accession Letter and any other Finance Document to which it is party;

(b) authorising a specified person or persons to execute the Accession Letter and other Finance Documents on its behalf;

(c)

authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party; and

(d) authorising the Parent to act as its agent in connection with the Finance Documents.

No.	Name of Obligor	Description of document
66	ASCI Holdings Mexico (DE), Inc. (renamed or to be renamed ITG ASCI Holdings Mexico, Inc.)	A specimen of the signature of each person authorised by the resolution referred to in document 65 above.

67	ASCI Holdings Mexico (DE), Inc. (renamed or to be renamed ITG ASCI Holdings Mexico, Inc.)	A certificate of ASCI Holdings Mexico (DE), Inc. (renamed or to be renamed ITG ASCI Holdings Mexico, Inc.) (signed by a director) confirming that borrowing or guaranteeing or securing, as appropriate, the Total Commitments would not cause any borrowing, guarantee, security or similar limit binding on it to be exceeded.

68	ASCI Holdings Mexico (DE), Inc. (renamed or to be renamed ITG ASCI Holdings Mexico, Inc.)	A certificate of an authorised signatory of ASCI Holdings Mexico (DE), Inc. (renamed or to be renamed ITG ASCI Holdings, Mexico Inc.) certifying that each copy document listed in this Schedule applicable to it is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of the Accession Letter.

69	ASCI Holdings Mexico (DE), Inc. (renamed or to be renamed ITG ASCI Holdings Mexico, Inc.)	If available, the latest audited financial statements of ASCI Holdings Mexico (DE), Inc. (renamed or to be renamed ITG ASCI Holdings Mexico, Inc.)

70	ASCI Holdings Mexico (DE), Inc. (renamed or to be renamed ITG ASCI Holdings Mexico, Inc.)	Evidence that the process agent specified in Clause 43.2 (Service of process), if not an Obligor, has accepted its appointment in relation to ASCI Holdings Mexico (DE), Inc. (renamed or to be renamed ITG ASCI Holdings Mexico, Inc.)

71	ASCI Holdings Mexico (DE), Inc. (renamed or to be renamed ITG ASCI Holdings Mexico, Inc.)

The following Transaction Security Documents which, consistent with the Security Principles, are required by the Agents to be executed by ASCI Holdings Mexico (DE), Inc. (renamed or to be renamed ITG ASCI Holdings Mexico, Inc.), Inc:

(a)    first lien joinder agreement;

(b)    second lien joinder agreement; and

(c)    share security over its shares in Automotive Safety Components International S.A. de C.V.

72	ASCI Holdings Mexico (DE), Inc. (renamed or to be renamed ITG ASCI Holdings Mexico, Inc.)	Any notices or documents required to be given or executed under the terms of the Transaction Security Documents.

73	ASCI Holdings Mexico (DE), Inc. (renamed or to be renamed ITG ASCI Holdings Mexico, Inc.)	An accession memorandum to the Intercreditor Deed executed by ASCI Holdings Mexico (DE), Inc. (renamed or to be renamed ITG ASCI Holdings Mexico, Inc.).

74

BST US Holdings LLC (renamed or to be renamed ITG Automotive Safety Holdings LLC)

BST Safety Textiles LLC (renamed or to be renamed ITG Automotive Safety Textiles LLC)

BST Safety Textiles GmbH (renamed or to be renamed ITG Automotive Safety Textiles GmbH)

First lien reaffirmation agreement.

No.	Name of Obligor	Description of document
75

BST US Holdings LLC (renamed or to be renamed ITG Automotive Safety Holdings LLC)

BST Safety Textiles LLC (renamed or to be renamed ITG Automotive Safety Textiles LLC)

BST Safety Textiles GmbH (renamed or to be renamed ITG Automotive Safety Textiles GmbH)

Second lien reaffirmation agreement.

76	Automotive Safety Components International GmbH & Co. KG	An Accession Letter executed by Automotive Safety Components International GmbH & Co. KG and the Parent.

77	Automotive Safety Components International GmbH & Co. KG	A copy of the partnership agreement of Automotive Safety Components International GmbH & Co. KG and a recent excerpt from its commercial register.

78	Automotive Safety Components International GmbH & Co. KG	A copy of a resolution of the sole general partner of Automotive Safety Components International GmbH & Co. KG:
(a)

approving the terms of, and the transactions contemplated by, the Accession Letter and the Finance Documents and resolving that it execute, deliver and perform the Accession Letter and any other Finance Document to which it is party;

(b) authorising a specified person or persons to execute the Accession Letter and other Finance Documents on its behalf;

(c)

authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party; and

(d) authorising the Parent to act as its agent in connection with the Finance Documents.

79	Automotive Safety Components International GmbH & Co. KG	A specimen of the signature of each person authorised by the resolution referred to in document 78 above.

No.	Name of Obligor	Description of document
80	Automotive Safety Components International GmbH & Co. KG	A certificate of an authorised signatory of Automotive Safety Components International GmbH & Co. KG certifying that each copy document listed in this Schedule applicable to it is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of the Accession Letter.

81	Automotive Safety Components International GmbH & Co. KG	If available, the latest audited financial statements of Automotive Safety Components International GmbH & Co. KG.

82	Automotive Safety Components International GmbH & Co. KG

The following Transaction Security Documents which, consistent with the Security Principles, are required by the Agents to be executed by Automotive Safety Components International GmbH & Co. KG:

(a)    assignment of all receivables, including, but not limited to intercompany loans;

(b)    security transfer agreement;

(c)    account pledge agreement; and

(d)    assignment of IP rights by way of security.

83	Automotive Safety Components International GmbH & Co. KG	Any notices or documents required to be given or executed under the terms of the Transaction Security Documents.

84	Automotive Safety Components International GmbH & Co. KG	An accession memorandum to the Intercreditor Deed executed by Automotive Safety Components International GmbH & Co. KG.

85

BST US Holdings LLC (renamed or to be renamed ITG Automotive Safety Holdings LLC)

Original Borrower

BST Safety Textiles GmbH (renamed or to be renamed ITG Automotive Safety Textiles GmbH)

BST Breitgewebe International GmbH (renamed or to be renamed ITG Automotive Safety Breitgewebe International GmbH)

BST Breitgewebe Verwaltungs GmbH (renamed or to be renamed ITG Automotive Safety Textiles GmbH)

Automotive Safety Components International GmbH & Co. KG

Notarial share pledge and confirmation and amendment agreement.

No.	Name of Obligor	Description of document
86

Original Borrower

BST Safety Textiles GmbH (renamed or to be renamed ITG Automotive Safety Textiles GmbH)

BST Breitgewebe International GmbH (renamed or to be renamed ITG Automotive Safety Breitgewebe International GmbH)

Confirmation and amendment agreement relating to existing non-notarial security documents.

87	BST US Holdings LLC (renamed or to be renamed ITG Automotive Safety Holdings LLC)	Perfection certificate.

88	International Textile Group, Inc. ASCI Holdings Germany (DE), Inc. Automotive Safety Components International Verwaltungs GmbH	Release agreement relating to the pledge of shares and partnership interests in Automotive Safety Components International Verwaltungs GmbH and Automotive Safety Components International GmbH & Co. KG.

89	International Textile Group, Inc. and BST US Holdings LLC (renamed or to be renamed ITG Automotive Safety US Holdings, LLC)	Subordination Agreement in respect of the BST Note

90	Certain ASCI Guarantors	ASCI Subordination Agreement in respect of ITG debt.

91	Parent and ITG	Exchange Agreement.

Part III

Number	Description of document
92	A legal opinion of the legal advisers to the Parent as to Mexican law in respect of the enforceability of the Mexican share charge.

93	A legal opinion of the legal advisers to the Parent as to English Law.

94	A legal opinion of the legal advisers to the Parent as to the law of the State of Delaware.

95	A legal opinion of the legal advisers to the Parent as to German law.

SCHEDULE 15

Steps 10 to 14

Delivery to:

(a)	the Agents of drafts (or, if available, copies of executed counterparts) of all documentation implementing Steps 10 to 14 (except the fair valuation opinion, if required, in connection with Step 13 and notifications to the commercial register of Automotive Safety Components International GmbH & Co. KG and Automotive Safety Components International Verwaltungs GmbH regarding the change of ownership in connection with Step 12) in the agreed form; and

(b)	the Security Agent duly executed copies of any Transaction Security Documents (including amendments to them) and legal opinions (which, in each case, may be undated, copies or otherwise subject to escrow arrangements satisfactory the Security Agent) required by, and in form and substance satisfactory to, the Security Agent.

SIGNATURES

[The signatures provisions below are included for historical reference only. Please see the Amendment Agreement for an up-to-date list.]

THE PARENT BST U.S. HOLDINGS, INC.

By:
Address:
Fax:

THE ORIGINAL BORROWER
BST SAFETY TEXTILES ACQUISITION GMBH

By:
Address:
Fax:

THE REVOLVING BORROWERS
BST SAFETY TEXTILES GMBH

By:
Address:
Fax:

NARRICOT INDUSTRIES L.P.

By:
Address:
Fax:

THE GUARANTORS
THE PARENT

By:
Address:
Fax:

BST SAFETY TEXTILES ACQUISITION GMBH

By:
Address:
Fax:

BST SAFETY TEXTILES GMBH

By:
Address:
Fax:

BST BREITGEWEBE INTERNATIONAL GMBH

By:
Address:
Fax:

ROSARIA GMBH & CO. KG

By:
Address:
Fax:

ROSATA GMBH & CO. KG

By:
Address:
Fax:

NARRICOT INDUSTRIES MANAGEMENT CORP.

By:
Address:
Fax:

NARRICOT INDUSTRIES L.P.

By:
Address:
Fax:

BST AUTOMOTIVE SAFETY TEXTILES LLC

By:
Address:
Fax:

BST SAFETY TEXTILES SP. Z O.O

By:
Address:
Fax:

THE MANDATED LEAD ARRANGERS
GOLDMAN SACHS CREDIT PARTNERS L.P.

By:
Address:
Fax:
Attention:

UBS SECURITIES LLC

By:

By:
Address:
Fax:
Attention:

THE PRIORITY AGENT
GOLDMAN SACHS CREDIT PARTNERS L.P

By:
Address:
Fax:
Attention:

THE SECOND LIEN AGENT
UBS AG, STAMFORD BRANCH

By:

By:
Address:
Fax:
Attention:

THE SECURITY AGENT
GOLDMAN SACHS CREDIT PARTNERS L.P

By:
Address:
Fax:
Attention:

SIGNATURES
THE PARENT

By:	David Wax
Address:
Fax:

THE ORIGINAL BORROWER
BST SAFETY TEXTILES ACQUISITION GMBH

By:	David Wax
Address:
Fax:

THE REVOLVING BORROWERS
BST SAFETY TEXTILES ACQUISITION GMBH

By:	David Wax
Address:
Fax:

BST SAFETY TEXTILES GMBH

By:	Georg Saint-Denis

By:	Hans Albert Grage
Address:
Fax:

NARRICOT INDUSTRIES L.P.
acting by its general partner
NARRICOT INDUSTRIES MANAGEMENT CORP.

By:	David Wax
Address:
Fax:

THE ORIGINAL GUARANTORS
THE PARENT

By:	David Wax
Address:
Fax:

BST SAFETY TEXTILES ACQUISITION GMBH

By:	David Wax
Address:
Fax:

BST SAFETY TEXTILES GMBH

By:	Georg Saint-Denis

By:	Hans Albert Grage
Address:
Fax:

BST SAFETY TEXTILES HOLDING GMBH

By:	Georg Saint-Denis

By:	Hans Albert Grage
Address:
Fax:

BST BREITGEWEBE INTERNATIONAL GMBH

By:	Georg Saint-Denis

By:	Hans Albert Grage
Address:
Fax:

NARRICOT INDUSTRIES MANAGEMENT CORP.

By:	David Wax
Address:
Fax:

NARRICOT INDUSTRIES L.P.
acting by its general partner
NARRICOT INDUSTRIES MANAGEMENT CORP.

By:	David Wax
Address:
Fax:

ITG AUTOMOTIVE SAFETY TEXTILES, LLC

By:	David Wax
Address:
Fax:

BST SAFETY TEXTILES SP. Z O.O

By:	Hans Albert Grage
Address:
Fax:

BST BREITGEWEBE VERWALTUNGS GMBH

By:	Georg Saint-Denis

By:	Hans Albert Grage

BST U.S. HOLDING GMBH & CO. KG by its General Partner

BST Breitgewebe Verwaltungs GmbH

By:	Georg Saint-Denis

By:	Hans Albert Grage

THE MANDATED LEAD ARRANGERS
GOLDMAN SACHS CREDIT PARTNERS L.P.

By:	Bruce H. Mendelsohn
Managing Director

c/o Goldman Sachs International Petershill
1 Carter Lane
London
EC4V 5ER

Attention: Nicola Laming
Tel: +44 207 552 2832
Fax: +44 207 552 7070
ficc-ln-loans-agency@ln.email.gs.com

UBS SECURITIES LLC

By:	Richard L. Tavrow
Director

By:	Irja R. Otsa
Associate Director

UBS Securities LLC
677 Washington Blvd
Stamford, CT 06901
Attn: Christopher Gomes

Tel: 203 719 3241
Fax: 203 719 4176
E-mail: christopher.gomes@ubs.com

THE PRIORITY AGENT
GOLDMAN SACHS CREDIT PARTNERS L.P.

By:	Bruce H. Mendelsohn
Managing Director

c/o Goldman Sachs International
Petershill
1 Carter Lane
London
EC4V 5ER

Attention: Nicola Laming
Tel: +44 207 552 2832
Fax: +44 207 552 7070
ficc-ln-loans-agency@ln.email.gs.com

THE SECOND LIEN AGENT
UBS AG, STAMFORD BRANCH

By:	Irja R. Otsa
Associate Director

By:	Mary E. Evans
Associate Director

Address:

UBS AG, Stamford Branch 677 Washington Blvd Stamford, CT 06901

Attn: Christopher Gomes Tel: 203 719 3241 Fax: 203 719 4176
E-mail: christopher.gomes@ubs.com

THE SECURITY AGENT
GOLDMAN SACHS CREDIT PARTNERS L.P.

By:	Bruce H. Mendelsohn
Managing Director

c/o Goldman Sachs International Petershill 1 Carter Lane
London EC4V 5ER

Attention: Nicola Laming
Tel: +44 207 552 2832
Fax: +44 207 552 7070 ficc-ln-loans-agency@ln.email.gs.com

THE LENDERS
GOLDMAN SACHS CREDIT PARTNERS L.P.

By:	Bruce H. Mendelsohn
Managing Director

c/o Goldman Sachs International
Petershill 1 Carter Lane London
EC4V 5ER

Attention: Nicola Laming
Tel: +44 207 552 2832 Fax: +44 207 552 7070 ficc-ln-loans-agency@ln.email.gs.com

UBS LOAN FINANCE LLC

By:	Richard L. Tavrow
Director

By:	Irja R. Otsa
Associate Director

Address:

UBS Loan Finance LLC
677 Washington Blvd
Stamford, CT 06901

Attn: Brian Gross
Tel: 203 719 2814 Fax: 203 719 3888 E-mail: brian.gross@ubs.com

THE ISSUING BANK
UBS AG, STAMFORD BRANCH

By:	Irja R. Otsa
Associate Director

By:	Mary E. Evans
Associate Director

Address:

UBS AG, Stamford Branch 677 Washington Blvd Stamford, CT 06901

Attn: Christopher Gomes Tel: 203 719 3241 Fax: 203 719 4176
E-mail: christopher.gomes@ubs.com

ANNEX B

Amended and Restated Intercreditor Deed